Exhibit 10.7

ASSET PURCHASE AGREEMENT

by and among

SMOKEY ACQUISITION, INC.

and

M&G HOLDING B.V.

and

SIMPSON DURA-VENT COMPANY, INC.

and

SIMPSON MANUFACTURING CO., INC.

Dated June 30, 2010

i

3.7	No Undisclosed Liabilities	15

3.8	Sufficiency of Assets	15

3.9	Title to Assets; Encumbrances	16

3.10	Condition of Assets	16

3.11	Accounts Receivable	16

3.12	Inventories	16

3.13	Contracts; No Defaults	17

3.14	Insurance	19

3.15	Compliance with Applicable Laws; Permits	20

3.16	Legal Proceedings; Orders	20

3.17	Prohibited Payments	20

3.18	Taxes	21

3.19	Employment Matters and Employee Benefit Plans	22

3.20	Environmental, Health and Safety Matters	24

3.21	Intellectual Property Assets	25

3.22	Real Property	26

3.23	Products	28

3.24	Relations with Suppliers and Customers	28

3.25	Relationships with Affiliates	28

3.26	Materials and Information	29

3.27	Solvency	29

3.28	Disclosure	29

3.29	Brokers or Finders	29

ARTICLE 4 Representations and Warranties of Buyer		29

4.1	Organization and Good Standing	29

4.2	Enforceability; Authority; No Conflict	30

4.3	Capitalization	30

4.4	Certain Proceedings	31

4.5	Brokers or Finders	31

ARTICLE 5 Covenants Prior To Closing		31

5.1	Access and Investigation	31

5.2	Operation of the Business by Seller	37

5.3	Required Approvals	37

5.4	Notification	37

5.5	Exclusivity	37

5.6	Payment of Liabilities	38

5.7	Risk of Loss	38

5.8	Efforts to Close	38

5.9	Financial Statements and Reports; Filings	38

5.10	Transition Plan	39

ARTICLE 6 [INTENTIONALLY OMITTED]		39

ARTICLE 7 Conditions Precedent to Buyer’s Obligation to Close		39

7.1	Accuracy of Representations	39

7.2	Parent’s and Seller’s Performance	39

7.3	Consents	39

7.4	No Proceedings	39

7.5	No Conflict	40

7.6	No Material Adverse Effect	40

7.7	Permits	40

7.8	Due Diligence	40

7.9	Key Employees	40

7.10	WARN Act	40

7.11	Title Insurance; Estoppel Certificates, Environmental Report	40

ARTICLE 8 Conditions Precedent To Parent’s And Seller’s Obligation To Close		41

8.1	Accuracy of Representations	41

8.2	Buyer’s Performance	41

8.3	No Conflict	41

8.4	WARN Act	41

8.5	No Material Adverse Effect	41

ARTICLE 9 Termination		41

9.1	Termination Events	41

9.2	Effect of Termination	42

9.3	Mutual Termination Fee	42

ARTICLE 10 Additional Covenants		42

10.1	Intentionally Omitted	42

10.2	Intentionally Omitted	43

10.3	Reports and Returns	43

10.4	Assistance in Proceedings	43

10.5	Business Relationships	43

10.6	Confidentiality	43

10.7	Consents	43

10.8	Retention of and Access to Records	44

10.9	Mail and Receivables	44

10.10	Insurance	45

10.11	Further Assurances	45

10.12	Employees and Employee Benefits	45

10.13	Warranty Claims	48

ARTICLE 11 Indemnification; Remedies		49

11.1	Survival	49

11.2	Indemnification and Reimbursement by Parent and Seller	49

11.3	Indemnification and Reimbursement by Buyer	50

11.4	Third Party Claims	51

11.5	Other Claims	52

11.6	Bar; Losses; Effect on Indemnity	52

ARTICLE 12 General Provisions		53

12.1	Entire Agreement	53

12.2	Notices	53

12.3	Enforcement of Agreement	54

12.4	Modifications; Waiver; Remedies Cumulative	54

12.5	Expenses	54

12.6	Public Announcements	55

12.7	Assignments, Successors and No Third Party Rights	55

12.8	Severability	56

12.9	Governing Law	56

12.10	Jurisdiction; Venue	56

12.11	Attorneys’ Fees	56

12.12	Time of Essence	56

12.13	Execution of Agreement	56

ARTICLE 13 Definitions and Usage		57

13.1	Definitions	57

v

13.2	Index of Defined Terms	65

13.3	Construction	67

Exhibits

A	-	Form of Bill of Sale
B	-	Form of Assignment and Assumption Agreement
C	-	Form of Vicksburg Deed
D-1	-	Form of Patent Assignment
D-2	-	Form of Trademark Assignment
D-3	-	Form of Copyright Assignment
E	-	Form of Noncompetition Agreement
F	-	Form of Transition Services Agreement
G	-	Form of Vacaville Lease
H	-	Form of Lease Assumption

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made as of June 30, 2010, by and among Smokey Acquisition, Inc., a Delaware corporation (“Buyer”), and M&G Holding B.V., a Netherlands corporation (“M&G”), on the one hand, and Simpson Dura-Vent Company, Inc., a California corporation (“Seller”), and Simpson Manufacturing Co., Inc., a Delaware corporation (“Parent”), on the other hand.  The parties hereto are referred to herein collectively as the “Parties” and individually as a “Party”.

Recitals

A.                                   Seller is engaged in the business of designing, manufacturing, marketing, distributing and selling chimney and exhaust venting systems and related equipment for gas, wood, oil, pellet and alternative fuel burning appliances for the residential, light industrial and commercial construction, remodeling and do-it-yourself markets (the “Business”).

B.                                     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, (i) all of Seller’s right, title and interest in and to the Business and the assets of Seller necessary to, or used in, the Business, and (ii) certain real property in Vicksburg, Mississippi, that is used by Seller principally as a warehouse, in each case for the consideration and on the terms set forth in this Agreement and the Vicksburg Deed.

C.                                     Parent desires to lease to Buyer, and Buyer desires to lease from Parent, certain real property located at 877 Cotting Court and 902 Aldridge Road, Vacaville, California, that is used by Seller in the Business as a manufacturing facility, a warehouse and office facilities, for the consideration and on the terms set forth in a Lease in substantially the form of Exhibit G attached hereto (the “Vacaville Lease”).

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows (Section 13.1 contains definitions of certain terms used in this Agreement that are not otherwise defined in this Agreement):

ARTICLE 1

SALE OF ASSETS; ASSUMPTION OF LIABILITIES; PURCHASE PRICE

1.1                                 Assets To Be Sold.  Upon the terms and subject to the conditions set forth in this Agreement, at and effective as of the Closing, Seller shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances, the Assets.  “Assets” means all of Seller’s right, title and interest in and to the business, properties, assets and rights of every kind, nature, character and description (accrued, contingent or otherwise, tangible and intangible, and wherever located), other than any of the Excluded Assets, that are owned, held or used by Seller and are necessary to or used in the Business, including:

(a)                                  all Tangible Personal Property, including the assets set forth on Schedule 1.1(a);

(b)                                 all of the intangible rights and property of Seller that are used in or required for the conduct of the Business (including all Intellectual Property Assets and the going concern value and goodwill of the Business), including the assets set forth on Schedule 1.1(b);

(c)                                  all Inventories;

(d)                                 all Accounts Receivable (excluding amounts receivable from Affiliates of Seller);

(e)                                  all Contracts to which Seller is a party with Third Parties that are related to the Business, all of which are set forth on Schedule 1.1(e) (the “Assigned Contracts”);

(f)                                    all Permits used in the Business, all of which are, or within ten (10) days of the date hereof will be, set forth on Schedule 1.1(f) and all pending applications therefor or renewals thereof, in each case, to the extent transferable to Buyer;

(g)                                 all Books and Records (provided that Seller shall have the right to retain (i) the originals of all of its employment records and shall provide only copies thereof to Buyer, and (ii) one copy of each of the other Books and Records, if and to the extent that Seller considers necessary or advisable);

(h)                                 all orders for products sold or services rendered in the Business;

(i)                                     all of Seller’s claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against Third Parties relating to the Assets, whether choate or inchoate, known or unknown, or contingent or noncontingent and whether or not liquidated, (other than to the extent related to any of the Retained Liabilities or Excluded Assets);

(j)                                     the benefit of and all rights to enforce any covenants, warranties, representations or guarantees benefiting the Business or the Assets (including covenants or warranties made by suppliers or other Persons in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets), in each case, to the extent transferable to Buyer;

(k)                                  subject to Section 1.6, all deposits (including vendor and customer deposits), prepayments, refunds, and rights of offset, recovery or recoupment (including any such item relating to the payment of Taxes other than income, gross receipts, occupation, real property, personal property, sales, use, transfer, windfall profit, capital stock, franchise and value added Taxes);  and

(l)                                     the real property set forth in Schedule 1.1(l) and all rights arising out of the ownership thereof or appurtenant thereto (the “Vicksburg Property”), together with all buildings, structures, facilities, fixtures and other improvements thereto (the “Improvements”).

1.2                                 Excluded Assets.  Notwithstanding anything to the contrary herein, the following assets of Seller shall remain the property of Seller after the Closing (the following are collectively referred to as the “Excluded Assets”):

(a)                                  all cash, commercial paper, certificates of deposit and other bank deposits, treasury bills, money market instruments and funds and similar investments, and other cash equivalents (collectively, “Cash and Equivalents”);

(b)                                 all minute books, stock Records and corporate seals;

(c)                                  the shares of capital stock of Seller held in treasury;

(d)                                 all causes of action, claims, demands, rights and privileges against Third Parties, to the extent related to any of the Retained Liabilities or the Excluded Assets;

(e)                                  all Contracts that are not Assigned Contracts;

(f)                                    all personnel Records and other Records that Seller is required by law to retain in its possession (provided, that to the extent permitted by law, Seller shall make copies thereof available to Buyer upon its request);

(g)                                 all Tax Returns of Seller;

(h)                                 all claims for refund of Taxes, to the extent that such Tax would be a Retained Liability (as defined below) if such Tax were not refundable;

(i)                                     all right, title and interest in, to and under the Trademark and trade name “Simpson” and the “Simpson” logo, including the right, title and interest in, to and under such portion of any Trademark or trade name that includes the word “Simpson,” and any abbreviation or derivative thereof, and any registration thereof or right to register the same (the “Retained Mark”);

(j)                                     all right, title and interest in, to and under the Retained Software;

(k)                                  all rights in connection with and assets of the Employee Benefit Plans;  and

(l)                                     all rights of Seller under the Transaction Documents;

it being understood that all right, title and interest in and to the real property located in Vacaville, California, described in Schedule 1.2 (the “Vacaville Property”), and all rights arising out of the ownership thereof or appurtenant thereto, together with all Improvements thereto or thereon, are held or owned exclusively by Parent, subject at the date hereof only to the agreement by Parent herein to lease the Vacaville Property to Buyer pursuant to the Vacaville Lease.

1.3                                 Assumed Liabilities.

(a)                                  On the Closing Date, Buyer shall assume only;

(i)                                     all Accounts Payable,

(ii)                                  all Liabilities of Seller under the Assigned Contracts arising or to be performed on or after the Closing Date, and excluding any such obligations arising and to be performed prior to the Closing Date,

(iii)                               all Liabilities of Seller for any Tax that becomes due and payable and relates to any period after the Closing in connection with the Business, and

(iv)                              those short term Liabilities of Seller set forth on Schedule 1.3 (the items in the preceding clauses (i) through (iv), collectively, the “Assumed Liabilities”); provided, however, that the Assumed Liabilities shall not include (i) any Liability of Seller arising at any time under the Assigned Contracts as a result of any breach or default by Seller therein or thereunder, (ii) any Liability for Taxes that relates to any period or portion thereof ending on or prior to the Closing Date, (iii) any Liability of Seller under the Wells Credit Agreement, or (iv) any Liability related to product liability or product recalls with respect to products sold or manufactured by Seller prior to the Closing Date.

(b)                                 Nothing contained in this Section 1.3 or in any instrument of assumption executed by Buyer or M&G at the Closing shall release or relieve Seller from its representations, warranties, covenants and agreements contained in the Transaction Documents.

1.4                                 Retained Liabilities.  The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller.  “Retained Liabilities” shall mean every Liability of Seller or the Business other than the Assumed Liabilities.  The Parties acknowledge that M&G and Buyer are not agreeing to assume any Liability of Seller or Parent, whether related to the Assets or Business or otherwise, other than Buyer’s assumption of the Assumed Liabilities and as expressly set forth in the Vacaville Lease and the Vicksburg Deed, and that nothing in this Agreement shall be construed as an agreement otherwise.

1.5                                 Consideration.  As consideration for the Assets, Buyer will:  (a) assume the Assumed Liabilities and (b) pay to Seller cash in the aggregate amount of Twenty Million dollars $20,000,000 (the “Purchase Price”), plus (i) the Estimated Working Capital Surplus, if any, or minus (ii) the Estimated Working Capital Deficiency, if any (the result of the foregoing, the “Closing Purchase Price”).  Of the Closing Purchase Price, $50,000 is allocable to, and deemed to be in consideration of, the covenants of Parent and Seller contained in the Noncompetition Agreement, and the remainder is allocable to, and deemed to be in consideration of, the Assets.

1.6                                 Proration of Ad Valorem Taxes.  The provisions of this Section 1.6 shall govern prorations between Buyer and Seller of items specifically addressed in this Section 1.6.

(a)                                  Ad valorem Taxes on the Assets that accrue ratably with the lapse of time during the applicable taxable period shall be prorated on a per diem basis based upon the number of days during the applicable taxable period in which Closing occurs that elapse before the Closing Date (which shall be allocated to Seller) and the number of days in such period from and after the Closing Date (which shall be allocated to Buyer).  All such prorations shall be made at the Closing; provided, that if the actual tax bills for such period are not then available, then the rates and assessed valuation of the previous year, with any known changes, shall be used, and when the actual amount of taxes and assessments for such period are determinable, then such Taxes shall be re-prorated between Seller and Buyer to reflect the actual amount of such Taxes for the applicable taxable period in which Closing occurs; and provided further that Buyer shall bear and pay any and all increases in any of such Taxes that occur after the Closing because of any of the Contemplated Transactions.

(b)                                 On the Closing Date, Seller and Buyer shall sign a statement showing the amount of all such prorations being made on such date.

(c)                                  Within a reasonable period of time following receipt by Buyer or Seller of a bill for any item subject to a proration pursuant to this Section 1.6, such Party shall provide a copy of such bill to the other Party and shall advise the other Party as to the amount, if any, that each Party is responsible to pay pursuant to this Section 1.6.  Each Party shall thereafter promptly (no later than ten (10) Business Days following receipt of such bill) pay its portion of such expense.

1.7                                 Allocation.  Not later than ninety (90) days after the Closing, Buyer shall prepare and deliver to Seller a draft IRS Form 8594 reflecting allocation of the sum of the Purchase Price and any Liability or other amount properly included in the amount realized by Seller or cost basis to Buyer with respect to the sale and purchase of the Assets (the “Tax Purchase Price”) among the Assets in accordance with Treasury Regulations §1.1060-1(c) and consistent with any allocation made pursuant to Section 1.8.  If Seller does not give written notice to Buyer within thirty (30) days after receipt from Buyer of such draft IRS Form 8594, or in any case prior to sixty (60) days from the due date of the Tax Return upon which the Contemplated Transactions are required to be reported, that Seller disagrees with any part or all of such allocation, then such allocation as so proposed by Buyer shall be deemed agreed by Seller and Buyer for purposes of this Section 1.7.  If Seller does so give notice of any such objection, Buyer and Seller shall negotiate in good faith to reach mutual agreement regarding any matters subject to such objection and the allocation of the Tax Purchase Price consistent with the requirements of this Section 1.7, and the allocation so agreed upon shall be deemed agreed by the Parties for purposes of this Section 1.7.  If Buyer and Seller do not agree on such allocation within one hundred eighty (180) days after the Closing, the allocation will be determined promptly thereafter by the Accounting Arbitrator in the manner provided in Section 1.11, and in any case, the allocation will be determined prior to sixty (60) days from the due date of the Tax Return upon which the Contemplated Transactions are required to be reported.  The Parties shall make consistent use of the allocation as agreed or determined pursuant to this Section 1.7 for all Tax purposes and in all filings, declarations and reports with the IRS and other taxing authorities in respect thereof, including the reports required to be filed under Section 1060 of the Code.  In any Action related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not correct.

1.8                                 Transfer Taxes.  Buyer and Seller shall cooperate in preparing, executing and filing sales, use, transfer and similar Tax Returns relating to the purchase and sale of the Assets, and also shall reasonably cooperate to minimize or avoid any transfer Taxes that might be imposed to the extent permitted by Applicable Law.  The Party, whether Buyer or Seller, that is required by Applicable Law to file such Tax Returns shall properly complete and file such Tax Returns (and at the same time provide a copy thereof to the other Party) and remit to the appropriate Governmental Authorities on or before the due date the Taxes shown thereon to be due.  All Taxes shown as due on such Tax Returns shall be paid when due in equal shares by Buyer and Seller.

1.9                                 Estimated Closing Working Capital.  On or before a date not less than five (5) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer (i) an estimated balance sheet as of the Effective Time for Seller (the “Estimated Closing Balance Sheet”), (ii) a statement of the Working Capital, as reflected on the face of the Estimated Closing Balance Sheet (the “Estimated Closing Working Capital”), an example of which is set forth on Schedule 1.9, and (iii) detailed supporting documentation.  The Estimated Closing Balance Sheet will be prepared in accordance with GAAP and, to the extent consistent with GAAP, using the same accounting methods, policies, practices and procedures, with consistent classifications and estimation methodologies, as were used in the preparation of the most recent Year-End Financial Statements, and will not include any changes in assets or Liabilities as a result of purchase accounting adjustments arising from or resulting as a consequence of the transactions contemplated hereby.  The amount, if any, by which the Estimated Working Capital exceeds Twenty-Three Million Five Hundred Thousand dollars ($23,500,000) is referred to herein as the “Estimated Working Capital Surplus.”  The amount, if any, by which the Estimated Working Capital is less than Twenty-Two Million Five Hundred Thousand dollars ($22,500,000), is referred to herein as the “Estimated Working Capital Deficiency.”

1.10                           Final Closing Balance Sheet.  Within sixty (60) days following the Closing Date, Buyer shall prepare and deliver to Seller a balance sheet of Seller as of the Effective Time (the “Final Closing Balance Sheet”) and a statement of the Working Capital of Seller (the “Final Working Capital Statement”) as reflected on the face of the Final Closing Balance Sheet (the “Final Working Capital”), together with detailed supporting documentation.  The Final Closing Balance Sheet will be prepared in accordance with GAAP and, to the extent consistent with GAAP, using the same accounting methods, policies, practices and procedures, with consistent classifications and estimation methodologies, as were used in the preparation of the most recent Year-End Financial Statements, and will not include any changes in assets or Liabilities as a result of purchase accounting adjustments arising from or resulting as a consequence of the Contemplated Transactions.  Subject to adjustment pursuant to Section 1.11, (a) the amount, if any, by which the Final Working Capital exceeds Twenty-Three Million Five Hundred Thousand dollars ($23,500,000) is referred to herein as the “Final Working Capital Surplus”  and (b) the amount, if any, by which the Final Working Capital is less than Twenty-Two Million Five Hundred Thousand dollars ($22,500,000), is referred to herein as the “Final Working Capital Deficiency.”

1.11                           Disagreement and Resolution.

(a)                                  If Seller disagrees with the determination of the Final Working Capital as shown on the Final Working Capital Statement, Seller shall notify Buyer in writing of such disagreement within sixty (60) days after delivery of such Final Working Capital Statement, which notice shall describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement and provide reasonable supporting documentation for each such disagreement.  After the end of such sixty (60) day period, neither Buyer nor Seller may introduce additional disagreements with respect to any item in the Final Working Capital Statement or increase the amount of any disagreement, and any item not so identified shall be deemed to be agreed to by the Parties and will be final and binding.

(b)                                 If Buyer and Seller do not resolve all disagreements properly identified by Seller pursuant to Section 1.11(a) within thirty (30) days after Seller’s delivery to Buyer of written notice of such disagreements, then such disagreements shall be submitted for final and binding resolution to a Neutral Accounting Firm to resolve such disagreements (the “Accounting Arbitrator”).  The Accounting Arbitrator shall be a Neutral Accounting Firm selected by mutual agreement of Buyer and Seller; provided, however, that (i) if, within forty-five (45) days after Seller has delivered notice of disagreement to Buyer pursuant to Section 1.11(a), the Parties are unable to agree on a Neutral Accounting Firm to act as Accounting Arbitrator, then each of Buyer and Seller shall select a Neutral Accounting Firm and such firms together shall select the Neutral Accounting Firm to act as the Accounting Arbitrator, and (ii) if any Party does not select a Neutral Accounting Firm within ten (10) days of written demand therefor by the other Party, then the Neutral Accounting Firm selected by the other Party shall act as the Accounting Arbitrator.  Buyer and Seller shall be permitted to present a supporting brief to the Accounting Arbitrator (which supporting brief shall also be concurrently provided to the other Party) within ten (10) days of the appointment of the Accounting Arbitrator.  Within five (5) days of receipt of a supporting brief, the receiving Party may present a responsive brief to the Accounting Arbitrator (which responsive brief shall also be concurrently provided to the other Party).  Each presenting Party may make an oral presentation to the Accounting Arbitrator (in which case, such presenting Party shall notify the other Party of such presentation, and the other Party shall have the right to be present at such presentation) within twenty (20) days of the appointment of the Accounting Arbitrator.  The Accounting Arbitrator shall only consider the briefs and oral presentations of the Parties, and shall not conduct any independent review in determining those items and amounts disputed by the Parties.  The Accounting Arbitrator must resolve the matter in accordance with the terms and provisions of this Agreement and shall select either the position of Buyer or Seller as a resolution for each item or amount disputed; provided that no such determination as to any item will be more favorable to Buyer than that proposed by Buyer or more favorable to Seller than that proposed by Seller.  The Accounting Arbitrator shall deliver to Buyer and Seller, as promptly as practicable and in any event within ninety (90) days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Agreement.  The Accounting Arbitrator shall make its determination based solely on presentations and supporting material provided by the Parties and not pursuant to any independent review.  The determination of the Accounting Arbitrator shall be final and binding.  The fees of the Accounting Arbitrator shall be borne equally by Buyer, on the one hand, and Seller on the other hand.

1.12                           Purchase Price Adjustment.

(a)                                  Notwithstanding anything in Section 1.5 to the contrary, if the Estimated Closing Balance Sheet reflected an Estimated Working Capital Surplus and the Purchase Price paid at Closing was increased pursuant to Section 1.5; and

(i)                                     if the Final Closing Balance Sheet reflects a Final Working Capital Surplus larger than the Estimated Working Capital Surplus, then Buyer shall pay to Seller the amount of such difference, OR

(ii)                                  if the Final Closing Balance Sheet reflects any of (1) a Final Working Capital Deficiency, (2) neither a Final Working Capital Surplus nor a Final Working Capital Deficiency or (3) a Final Working Capital Surplus in an amount less than the Estimated Working Capital Surplus, then Seller shall pay to Buyer an amount equal to the excess, if any, of (i) the amount of the Closing Purchase Price actually paid by Buyer at the Closing pursuant to Section 1.5 over (ii) the amount that Buyer would have been required to pay to Seller had the Final Working Capital (instead of the Estimated Closing Working Capital) been determined for purposes of Section 1.5 immediately before the Closing, OR

(iii)                               if the Final Closing Balance Sheet reflects a Final Working Capital Surplus in an amount exactly equal to the Estimated Working Capital Surplus, then no adjustment of the Purchase Price shall be made pursuant to this Section 1.12.

(b)                                 Notwithstanding anything in Section 1.5 to the contrary, if the Estimated Closing Balance Sheet reflected an Estimated Working Capital Deficiency and the Purchase Price paid at Closing was decreased pursuant to Section 1.5; and

(i)                                     if the Final Closing Balance Sheet reflects a Final Working Capital Deficiency larger than the Estimated Working Capital Deficiency, Seller shall pay to Buyer the amount of such difference, OR

(ii)                                  if the Final Closing Balance Sheet reflects any of (1) a Final Working Capital Surplus, (2) neither a Final Working Capital Surplus nor a Final Working Capital Deficiency or (3) a Final Working Capital Deficiency in an amount less than the Estimated Working Capital Deficiency, then Buyer shall pay to Seller an amount equal to the excess, if any, of (i) the amount that Buyer would have been required to pay to Seller had the Final Working Capital (instead of the Estimated Closing Working Capital) been determined for purposes of Section 1.5 immediately before the Closing over (ii) the amount of the Closing Purchase Price actually paid by Buyer at the Closing pursuant to Section 1.5, OR

(iii)                               if the Final Closing Balance Sheet reflects a Final Working Capital Deficiency in an amount exactly equal to the Estimated Working Capital Deficiency, then no adjustment of the Purchase Price shall be made pursuant to this Section 1.12.

(c)                                  Notwithstanding anything in Section 1.5 to the contrary, if the Estimated Closing Balance Sheet did not reflect either an Estimated Working Capital Surplus or an Estimated Working Capital Deficiency and the Purchase Price paid at Closing was not adjusted pursuant to Section 1.5; and

(i)                                     if the Final Closing Balance Sheet reflects a Final Working Capital Surplus, then Buyer shall pay to Seller the amount by which the Final Working Capital exceeds $23,500,000, OR

(ii)                                  if the Final Closing Balance Sheet reflects a Final Working Capital Deficiency, then Seller shall pay to Buyer the amount by which the Final Working Capital is less than $22,500,000.

(d)                                 Notwithstanding anything in Section 1.5 to the contrary, if the Estimated Closing Balance Sheet did not reflect either an Estimated Working Capital Surplus or an Estimated Working Capital Deficiency and the Purchase Price paid at Closing was not adjusted pursuant to Section 1.5, and the Final Closing Balance Sheet reflects neither a Final Working Capital Surplus nor a Final Working Capital Deficiency, then no adjustment of the Purchase Price shall be made pursuant to this Section 1.12.

(e)                                  Any amounts required to be paid by a Party under Section 1.12 shall be paid within three (3) Business Days after the final determination of the Final Working Capital of Seller and shall be accompanied by interest thereon from the Closing Date until the date paid at the rate of five percent (5%) per annum.

ARTICLE 2

CLOSING

2.1                                 Closing.  The closing of the purchase and sale provided for in this Agreement (the “Closing”) shall be consummated on the third (3rd) Business Day after the conditions set forth in ARTICLE 7 and ARTICLE 8 have been satisfied or waived (other than conditions that by their terms are to be satisfied at the Closing), at the offices of Sheppard, Mullin, Richter & Hampton LLP, Four Embarcadero Center, 17th Floor, San Francisco, CA 94111, or at such other date, time and place as may be agreed upon by Buyer and Seller.  Legal title, equitable title, and risk of loss with respect to the Assets will pass to Buyer at the Closing, which transfer will be deemed effective for tax, accounting and other computational purposes as of 12:01 a.m. Pacific time on the Closing Date (the “Effective Time”).

2.2                                 Closing Deliveries.  In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a)                                  Seller shall deliver to Buyer:

(i)                                     a bill of sale transferring to Buyer all of the Assets that are Tangible Personal Property, Inventories or Books and Records, substantially in the form of Exhibit A (the “Bill of Sale”), duly executed by Seller;

(ii)                                  an assignment of all of the Assets that are intangible property, substantially in the form of Exhibit B, which assignment shall also contain Buyer’s undertaking and assumption of the Assumed Liabilities (the “Assignment and Assumption Agreement”), duly executed by Seller;

(iii)                               the Vicksburg Property special warranty deed in proper statutory form for recording and conveying title to the Vicksburg Property (the “Vicksburg Deed”) substantially in the form attached hereto as Exhibit C;

(iv)                              instruments of assignment of all registered Marks, Patents, Copyrights and other Intellectual Property Assets, substantially in the forms of Exhibits D-1, D-2 and D-3, duly executed by Seller;

(v)                                 such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and duly executed by Seller;

(vi)                              a Noncompetition Agreement, substantially in the form of Exhibit E (the “Noncompetition Agreement”), duly executed by Seller and Parent;

(vii)                           a properly executed certificate of non-foreign status satisfying the requirements of Treasury Regulations § 1.1445-2(b)(2);

(viii)                        a Transition Services and License Agreement, substantially in the form of Exhibit F (the “Transition Services Agreement”), duly executed by Seller and Parent;

(ix)                                a Lease Assumption in substantially the form of Exhibit H (the “Lease Assumption”), duly executed by Seller;

(x)                                   evidence, in a form reasonably acceptable to Buyer, of the release of all Encumbrances on the Assets;

(xi)                                a certificate executed by an officer of Seller as to the accuracy of Seller’s representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 7.1, as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2 and as to whether the other conditions specified in ARTICLE 7 have been satisfied in all respects;

(xii)                             a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing Date, attached copies of the Governing Documents of Seller and certifying and attaching all requisite resolutions or actions of Seller’s board of directors approving the execution and delivery of the Transaction Documents and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Seller executing the Transaction Documents;

(xiii)                          Certificates dated as of a date not earlier than the tenth (10th) Business Day prior to the Closing Date as to the good standing of Seller, executed by the appropriate officials of the jurisdiction of Seller’s incorporation and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation; and

(xiv)                         such other documents as Buyer may reasonably request for the purpose of otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

(b)                                 Buyer shall deliver to Seller:

(i)                                     the Closing Purchase Price less any withholding required by Applicable Law, in immediately available funds, by wire transfer to an account specified by Seller by written notice to Buyer at least three (3) Business Days prior to the Closing Date;

(ii)                                  the Assignment and Assumption Agreement, duly executed by Buyer;

(iii)                               the Noncompetition Agreement, duly executed by Buyer;

(iv)                              the Transition Services Agreement, duly executed by Buyer;

(v)                                 the Lease Assumption, duly executed by Buyer;

(vi)                              a certificate duly executed by an officer of Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 8.1, as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2 and as to whether the other conditions specified in ARTICLE 8 have been satisfied in all respects; and

(vii)                           a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing Date, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer’s board of directors approving the execution and delivery of the Transaction Documents and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing the Transaction Documents; and

(viii)                        Certificates dated as of a date not earlier than the tenth (10th) Business Day prior to the Closing Date as to the good standing of Buyer, executed by the appropriate officials of the jurisdiction of Buyer’s incorporation and each jurisdiction in which Buyer is licensed or qualified to do business as a foreign corporation.

(c)                                  Each of Buyer and Parent shall deliver to the other the Vacaville Lease duly executed by it in the form attached hereto as Exhibit G.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

Seller represents and warrants to Buyer and M&G that the statements contained in this ARTICLE 3 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date (as though made then and except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the date hereof throughout this ARTICLE 3).

3.1                                 Organization and Good Standing.

(a)                                  Schedule 3.1(a) contains a complete and accurate list of Seller’s jurisdiction of incorporation and any jurisdictions in which it is qualified to do business as a foreign corporation.  Each of Parent and Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations.  Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on Seller.

(b)                                 Seller has no Subsidiaries and, except as disclosed in Schedule 3.1(b), does not own any shares of securities of any other Person.

(c)                                  Except as set forth on Schedule 3.1(c), no part of the Business is currently operated through any entity other than Seller.

3.2                                 Enforceability; Authority; No Conflict.

(a)                                  Upon the execution and delivery by each of Parent and Seller of the Transaction Documents to which it is a party, each Transaction Document (assuming the due execution and delivery of the Transaction Documents by M&G and Buyer) will constitute a legal, valid and binding obligation of each of Parent and Seller, enforceable against each of Parent and Seller in accordance with the terms of such Transaction Document.

(b)                                 Each of Parent and Seller has the absolute and unrestricted right, power and authority to execute and deliver the Transaction Documents and to perform its obligations under the Transaction Documents, and such action has been duly authorized by all necessary action by the shareholders and board of directors of each of Parent and Seller.

(c)                                  Except as set forth in Schedule 3.2(c) and except in connection with the Wells Credit Agreement, neither the execution and delivery of the Transaction Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):  (i) Breach (A) any provision of any of the Governing Documents of Parent or Seller or (B) any resolution adopted by the board of directors or the shareholders of Parent or Seller; (ii) Breach or give any Governmental Authority or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Applicable Law or any Order to which Parent or Seller or any of the Assets may be subject; (iii) contravene, conflict with or result in a violation or Breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by Seller and that relates to the Assets or to the Business; (iv) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Contract to which Seller is party relating to the Business or the Assets; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

(d)                                 Except as set forth in Schedule 3.2(d), Seller is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of the Transaction Documents or the consummation or performance of any of the Contemplated Transactions.

3.3                                 Capitalization.  Parent is and will be on the Closing Date the record and beneficial owner and holder of all of the issued and outstanding equity securities of Seller.

3.4                                 Financial Statements.  Attached as Schedule 3.4 are the following:  (a) unaudited balance sheets of Seller as at December 31, 2007, 2008 and 2009, and the related statements of income and retained earnings for each of the fiscal years then ended (collectively, the “Year-End Financial Statements”) and (b) an unaudited balance sheet of Seller as at March 31, 2010, (the “Interim Balance Sheet”) and the related statements of income and retained earnings for the fiscal quarter then ended (collectively, the “Interim Financial Statements” and together with the Year-End Financial Statements, the “Financial Statements”).  The Financial Statements fairly present the financial condition and results of operations of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP (except that the Financial Statements do not include footnotes or statements of cash flows required by GAAP and except that the Interim Financial Statements do not contain normal year-end adjustments, which Seller expects will not be material individually or in the aggregate).  The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.  The Financial Statements have been prepared from, and are in accordance with, the Books and Records.

3.5                                 Books and Records; Controls.  The Books and Records, all of which have been made available to Buyer, are complete and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with sound business practices.

3.6                                 Absence of Certain Changes and Events.

(a)                                  Except as set forth in Schedule 3.6, since March 31, 2010, Seller (x) has conducted its business, in all material respects, in the Ordinary Course of Business without interruption, (y) has used commercially reasonable efforts to maintain all of the Assets, business relationships, licenses and operations of the Business in a manner reasonably consistent with past practice, and (z) has not:

(i)                                     sold, pledged, assigned, leased (as lessor or lessee), licensed, transferred, abandoned or otherwise disposed of any of material assets used in, or otherwise related to, the Business, except in the Ordinary Course of Business, or relinquished any material right related to the Business;

(ii)                                  amended, terminated or waived any material right under any Contract related to the Business, except in the Ordinary Course of Business;

(iii)                               entered into any material Contract outside the Ordinary Course of Business;

(iv)                              suffered any damage, destruction or casualty with respect to any property material to the Business (whether or not covered by insurance), or experienced any changes in the amount or scope of insurance coverage;

(v)                                 issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(vi)                              redeemed, purchased, or otherwise acquired any of its capital stock;

(vii)                           made any change in its cash management practices or in any method of accounting or accounting policies;

(viii)                        accelerated, written off or discounted any Account Receivable or collected any Account Receivable, other than in the Ordinary Course of Business;

(ix)                                delayed paying payables or other Liabilities of the Business when due or deferred expenses or, otherwise increased cash on hand outside of the Ordinary Course of Business;

(x)                                   made any loans or advances of money outside of the Ordinary Course of Business;

(xi)                                made any material capital expenditures outside the Ordinary Course of Business;

(xii)                             made any material capital investment in any other Person;

(xiii)                          created, incurred, assumed, or guaranteed more than One Hundred Fifty Thousand dollars ($150,000) in aggregate Indebtedness;

(xiv)                         amended its Governing Documents;

(xv)                            suffered the loss of employment of any Person identified on Schedule 3.6 as a key employee of the Business or been notified that any such Person intends to terminate employment with Seller;

(xvi)                         otherwise than as provided elsewhere herein, implemented any employee layoffs within ninety (90) days prior to the Closing Date which may require notice under the Federal Worker Adjustment and Retraining Notification Act of 1988, the California Worker Adjustment and Retraining Notification Act, the New York Worker Adjustment and Retraining Notification Act or any similar law, regulation or ordinance of any other state or jurisdiction (collectively the “WARN Act”);

(xvii)                      entered into or terminated any employment contract or collective bargaining agreement, written or oral, outside of the Ordinary Course of Business, or modified the terms of any existing such contract or agreement, or entered into any collective bargaining relationship;

(xviii)                   granted any increase in the base compensation of, or any bonus to, any of its directors, officers, and employees outside the Ordinary Course of Business;

(xix)                           adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

(xx)                              made any other change in employment terms for any of its directors, officers, and employees outside of the Ordinary Course of Business;

(xxi)                           entered into any material settlement, conciliation or similar agreement related to the Business or the Assets;

(xxii)                        made or changed, with respect to the Business or the Assets, any election, changed any annual accounting period, adopted or changed any accounting method, filed any amended Tax Return for Taxes related to the Business or Assets, entered into any closing agreement, settled any Tax claim or assessment, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have had the effect of increasing the Tax Liability for any period ending after the Closing Date or decreasing any Tax attribute existing on the Closing Date;

(xxiii)                     agreed, whether orally or in writing, to do any of the foregoing.

(b)                                 Since March 31, 2010, to the Knowledge of Seller, no Material Adverse Effect has occurred with respect to Seller and no event has occurred or circumstance exists that would reasonably be expected to result in a Material Adverse Effect on Seller.

3.7                                 No Undisclosed Liabilities.  Except as set forth in Schedule 3.7 Seller has no Liability with respect to the Business or Assets except for Liabilities reflected in the Interim Balance Sheet and current Liabilities incurred in the Ordinary Course of Business of Seller since the date of the Interim Balance Sheet, which are (a) not, individually or in the aggregate, material, (b) of similar character and nature as the Liabilities shown in the Interim Balance Sheet, and (c) not the result of any Breach of Contract, tort, infringement or Breach of Applicable Law.

3.8                                 Sufficiency of Assets.  Except as set forth in Schedule 3.8, the Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Business in the manner currently operated by Seller and (b) include all of the operating assets of the Business.  All material Tangible Personal Property Assets are set forth on

Schedule 1.1(a).  All material intangible rights and property of Seller used in or necessary to the Business, other than the Retained Trademark and the Retained Software, are set forth on Schedule 1.1(b).  The sale of the Assets by Seller to Buyer pursuant to this Agreement will effectively convey to Buyer all of the Business and substantially all of the tangible and intangible property used by Seller (whether owned, leased or held under license by Seller) in connection with the conduct of the Business as heretofore conducted by Seller, other than the Excluded Assets and Assets disposed of since March 31, 2010, in the Ordinary Course of Business.

3.9                                 Title to Assets; Encumbrances.  Seller owns, and will transfer, upon consummation of the Contemplated Transactions, good and transferable title to all of the Assets free and clear of any Encumbrances.

3.10                           Condition of Assets.  Except as described in Schedule 3.10, each item of Tangible Personal Property is (except for ordinary wear and tear) (a) in good repair, (b) in good operating condition, (c) suitable for immediate use in the Ordinary Course of Business and (d) to Seller’s Knowledge, free in all material respects from latent and patent defects (provided that the foregoing representation shall in no event be construed in any manner to assign to, or otherwise obligate Buyer with respect to, any product liability for products sold or manufactured by Seller prior to the Closing Date).  All items of Tangible Personal Property have been maintained in accordance with normal industry practice as reasonable in the Ordinary Course of Business.  Except as disclosed in Schedule 3.10, all Tangible Personal Property used in the Business is in the possession of Seller.

3.11                           Accounts Receivable.  All Accounts Receivable that are reflected on the Interim Balance Sheet or on the accounting Records of the Business as of the date hereof and the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business, other than those collected in the Ordinary Course of Business.  Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible within their respective due dates, subject only to the reserve for bad debts reflected in the Interim Balance Sheet.  To the Knowledge of Seller, there is no contest, claim, defense or right of setoff under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.  Except as reserved for bad debts in the Interim Balance Sheet or disclosed in Schedule 3.11, no account debtor (a) is delinquent in its payment by more than one hundred twenty (120) days, (b) has refused or threatened to refuse to pay its obligations for any reason, or (c) is insolvent or bankrupt.  Schedule 3.11 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Account Receivable.

3.12                           Inventories.  Except as disclosed on Schedule 3.12, Seller is not in possession of any Inventories not owned by Seller, including goods already sold, and no other Person holds any Inventories on consignment from Seller.  Except as reserved against in the Interim Balance Sheet or disclosed on Schedule 3.12, all Inventories are not obsolete, damaged, slow-moving or defective.  The value at which Inventories are carried on the Interim Balance Sheet reflects the customary inventory valuation of Seller (which fairly reflects the value of obsolete or excess inventory) for stating Inventory in accordance with GAAP and there has been no change to the method of such inventory valuation in the prior three (3) years.  Inventories on hand that were purchased after the date of the Interim Balance Sheet were purchased in the Ordinary Course of Business of Seller at a cost not exceeding market prices prevailing at the time of purchase.  The quantities of each item of Inventory consisting of work in process or finished goods are not excessive but are reasonable in the present circumstances of Seller.  Work-in-process Inventories are now valued, and will be valued on the Closing Date, according to GAAP.

3.13                           Contracts; No Defaults.

(a)                                  Schedule 3.13(a) contains an accurate and complete list, and Seller has delivered to Buyer accurate and complete copies, of the following Contracts that relate to the Business, the Assets or the Assumed Liabilities and to which Seller is a party or by which Seller or the Business is bound:

(i)                                     each Contract that involves performance of services or delivery of goods or materials by Seller of an amount or value in excess of One Hundred Fifty Thousand dollars ($150,000);

(ii)                                  each Contract that involves performance of services or delivery of goods or materials to Seller of an amount or value in excess of One Hundred Fifty Thousand dollars ($150,000);

(iii)                               each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of One Hundred Fifty Thousand dollars ($150,000);

(iv)                              each Contract for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year;

(v)                                 each Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than One Hundred Fifty Thousand dollars ($150,000) and with a term of less than one year);

(vi)                              each Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

(vii)                           each Contract for the employment of any officer, individual employee or other person on a full time or consulting basis, any severance agreement or any agreement requiring any payment upon a change of control of Seller;

(viii)                        each material profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of Seller’s current or former directors, officers, and employees;

(ix)                                each Contract under which Seller has advanced or loaned any other Person amounts otherwise than in the Ordinary Course of Business (none of which exceeds Ten Thousand dollars $10,000);

(x)                                   each Contract (other than the Wells Credit Agreement) relating to Indebtedness or otherwise placing an Encumbrance on any of the Assets;

(xi)                                each Contract concerning confidentiality, noncompetition, nonsolicitation or nondisparagement, including any Contract containing covenants that in any way purport to restrict Seller’s business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

(xii)                             each settlement, conciliation or similar Contract with any Governmental Authority;

(xiii)                          each Contract (however named) involving a sharing of profits, losses, costs or Liabilities by Seller with any other Person;

(xiv)                         each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

(xv)                            each power of attorney relating to the Business that is currently effective and outstanding;

(xvi)                         each Contract for capital expenditures in excess of One Hundred Fifty Thousand dollars ($150,000);

(xvii)                      each Contract involving Parent or any of its Affiliates that is required for the conduct and operation of the Business in the manner in which it currently is conducted;

(xviii)                   each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by Seller and relating to the Business, other than in the Ordinary Course of Business; or

(xix)                           each other Contract material to the Business whether or not entered into in the Ordinary Course of Business.

Schedule 3.13(a) sets forth the name and the parties to such Contracts and the effective dates thereof.  Seller has delivered to Buyer a correct and complete copy of each Contract listed or required to be listed in Schedule 3.13 (as amended to date).

(b)                                 Except as set forth in Schedule 3.13(b), each Contract identified or required to be identified in Schedule 3.13 and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the consent of any other Person.

(c)                                  With respect to each Contract listed on Schedule 3.13(c):  (i) the Contract is legal, valid, binding, enforceable, and in full force and effect; (ii) Seller is not in breach or default, and with respect to Seller no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; (iii) to Seller’s Knowledge, no other party to such Contract is in breach or default, and with respect to such party no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (iv) no party to the Contract has repudiated any material provision of the Contract.

(d)                                 There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under any of the Contracts listed on Schedule 3.13(a).  No Person has a contractual or statutory right to demand or require such renegotiation and no such Person has made demand for such renegotiation.

3.14                           Insurance.

(a)                                  Seller has delivered to Buyer (i) accurate and complete copies of all policies of insurance related to the Business or Assets (and correspondence relating to coverage thereunder) owned by Seller and under which Seller is or has been covered at any time since January 1, 2007, a list of which is included in Schedule 3.14, in each case excluding policies purchased by Parent; and (ii) accurate and complete copies of all pending applications by Seller for policies of insurance related to the Business or Assets.

(b)                                 Schedule 3.14 describes (i) any self-insurance arrangement of Seller related to the Business or Assets, including any reserves established thereunder; (ii) any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk and to which Seller is a party and which involves the Business or the Assets; and (iii) all obligations of the Business to provide insurance coverage to Third Parties (for example, under Leases) and identifies the policy under which such coverage is provided.

(c)                                  Except as set forth in Schedule 3.14:

(i)                                     all policies of insurance that provide coverage to Seller with respect to the Business or Assets:  (A) are valid, outstanding and enforceable; (B) are issued by an insurer that is financially sound and reputable; and (C) are sufficient for compliance with all Applicable Laws and Contracts;

(ii)                                  With respect to each such insurance policy:  (A) neither Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such breach or default, or permit termination or modification under the policy; and (C) no party to the policy has repudiated any provision thereof.

(iii)                               Seller has not received with respect to the Business or Assets (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder; and

(iv)          Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance owned by Seller and related to the Business or Assets.

3.15         Compliance with Applicable Laws; Permits.

(a)           Except as set forth in Schedule 3.15, (i) Seller is, and at all times since January 1, 2007, has been, in compliance in all material respects with all Applicable Law; and (ii)  Seller has not received, at any time since January 1, 2007, any written notice or other communication with respect to the Business or the Assets from any Governmental Authority or any other Person regarding any actual or alleged violation of, or failure to comply with, any Applicable Law.

(b)           Schedule 3.15 sets forth, or within ten (10) days of the date hereof will set forth, a complete and accurate list of each Permit held by Seller that relates to the Business or the Assets.  Each Permit listed or required to be listed in Schedule 3.15 is valid and in full force and effect.  Except as set forth in Schedule 3.15, (i) Seller is, and at all times since January 1, 2007, has been, in compliance with all of the terms and requirements of each Permit identified or required to be identified in Schedule 3.15; (ii) to Seller’s Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a failure to comply with any term or requirement of any Permit listed or required to be listed in Schedule 3.15 or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit listed or required to be listed in Schedule 3.15; (iii) Seller has not received, at any time since January 1, 2007, any written notice or other communication from any Governmental Authority or any other Person regarding (A) any actual or alleged failure to comply with any term or requirement of any Permit listed or required to be listed in Schedule 3.15 or (B) any actual or proposed revocation, withdrawal, suspension, cancellation, termination of or modification to any Permit listed or required to be listed in Schedule 3.15; and (iv) all applications required to have been filed for the renewal of the Permits listed or required to be listed in Schedule 3.15 have been duly filed as required on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Authorities.  The Permits listed in Schedule 3.15 as of the date hereof, or within ten (10) days of the date hereof, collectively constitute all of the Permits necessary to permit Seller to lawfully conduct and operate the Business in the manner in which it currently is conducted.

3.16         Legal Proceedings; Orders.  Except as disclosed in Schedule 3.16, there is no pending or, to Seller’s Knowledge, threatened Action (i) that relates to or may affect the Business or any of the Assets; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.  To the Knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.  Except as set forth in Schedule 3.16, there is no Order to which the Business or any of the Assets is subject.

3.17         Prohibited Payments.  Seller has not (i) made or agreed to make any contribution, payment or gift to any government official, employee or agent where the contribution, payment or gift or the purpose thereof was illegal, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of Seller for any reason, or (iii) made or agreed to make any unlawful contribution, or unlawfully reimbursed any political gift or contribution made by any other Person, to any candidate for public office.

3.18         Taxes.  For purposes of the following representations, the term “Seller” shall be construed to refer also to each predecessor-in-interest of Seller for whose liability for Taxes Seller has or may have liability or responsibility.

(a)           Seller has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by Seller pursuant to Applicable Laws.  All such Tax Returns filed by Seller are true, correct and complete in all material respects.  Seller has timely paid, or made provision in the Interim Balance Sheet (or made provision in the calculation of Final Working Capital) for all Taxes related to the Assets, Business, income and operations of Seller that are payable by Seller and have or may have accrued or become due for all periods covered by the Tax Returns or that will have accrued or become due as of Closing, or pursuant to any assessment received by Seller, except such Taxes (i) as Buyer is required by any provision of any Transaction Document to pay or (ii) as are listed in Schedule 3.18 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet.  Except as disclosed in Schedule 3.18, Seller currently is not the beneficiary of any extension of time within which to file any Tax Return related to the Business or Assets.

(b)           Seller has delivered or made available to Buyer copies of all Tax Returns related to the Business or Assets and filed by Seller (separately and not as a part of a consolidated group) since January 1, 2007.  Schedule 3.18 sets forth each state, county, local municipal, domestic or foreign jurisdiction or Governmental Authority in or with which, with respect to the Business or Assets, Seller (separately and not as a part of a consolidated group) (i) files, or is or has been required to file, a Tax Return, (ii) is required to register for any Tax purpose, (iii) is or has been liable for any Tax on a “nexus” basis at any time, (iv) owns or regularly uses property, (v) has any employee or in which any employee is regularly present, or (vi) has any agent, representative or distributor.

(c)           Except as set forth in Schedule 3.18, no claim has ever been made or is expected to be made by any Governmental Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction.  Except as disclosed in Schedule 3.18,  there is no dispute or claim concerning any Taxes related to the Business or Assets either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which Seller has Knowledge.  Except as described in Schedule 3.18, Seller has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the assessment or payment of Taxes with respect to the Business or Assets.  There is no Encumbrance on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

(d)           Seller has complied in all material respects with all provisions of Tax law relating to withholding, payment and remittance of Taxes and information reporting with respect thereto, and Seller has, within the time and in the manner prescribed by Tax law, paid over to the proper Governmental Authorities all amounts required.

(e)           There is no Tax ruling, request for ruling or settlement, compromise, closing or Tax collection agreement in effect or pending which does or could affect the liability of Seller for Taxes with respect to the Assets or Business.

3.19         Employment Matters and Employee Benefit Plans.

(a)           Except as set forth on Schedule 3.19, to Seller’s Knowledge, all employees of the Business (the “Employees”) are legally entitled to work in the United States.

(b)           Schedule 3.19 sets forth a list of all independent contractors contracted by Seller currently to perform services with respect to the Business.  Except as set forth on Schedule 3.19, to the Knowledge of Seller, all such independent contractors that are currently contracted are legally entitled to work in the United States.

(c)           Seller has complied in all material respects with all Applicable Laws relating to the employment of the Employees, including Title VII of the Federal Civil Rights Act of 1964, Occupational Safety and Health Laws, and those relating to hours, wages, collective bargaining, hiring, promotion, demotion and termination.

(d)           Except as set forth on Schedule 3.19, there are no oral or written management, employment, consulting, non-compete, confidentiality, severance, change of control, retention or guaranteed bonus contracts, or similar Contracts or arrangements of any nature (collectively, “Employee Agreements”) between Seller and any Person providing services for or on behalf of the Business, which by their terms or operation of law will be binding upon Buyer or result in Liabilities to Buyer.

(e)           Except as may otherwise be required pursuant to the Noncompetition Agreement, to the Knowledge of Seller, no Employee or agent, consultant, or contractor of the Business is bound by any Contract that purports to limit the ability of such officer, director, agent, Employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business or (ii) to assign to Seller or to any other Person any rights to any invention, improvement, or discovery.

(f)            Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions (or such transactions in combination with any prior or subsequent transactions or events) will (i) result in any current or former Employee, director or consultant of the Business becoming entitled to any deferred compensation, bonus or severance pay, materially increase or otherwise enhance any benefits otherwise payable by Seller, (ii) result in the acceleration of time of payment or vesting, or an increase in the amount of any compensation due to any current or former Employee, director or consultant of the Business, in a manner that would affect Buyer or Buyer’s conduct of the Business after the Closing, (iii) result in forgiveness, in whole or in part, of any outstanding loans made by Seller to any current or former Employees, directors or consultants of the Business, or (iv) result in a payment that would be considered a “parachute payment” within the meaning of Section 280G of the Code; provided that no representation or warranty whatsoever is made in this ARTICLE 3 regarding the applicability of or liability under the WARN Act in connection with the Contemplated Transactions, notwithstanding anything to the contrary in any other provision of this Agreement.

(g)           To Seller’s Knowledge, each Employee Benefit Plan has been maintained, funded and administered in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Laws, including the continuation coverage and notice requirements under Section 4980B(f) of the Code and Part 6 of Title I of ERISA (“COBRA”).  To Seller’s Knowledge, each Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination, advisory or opinion letter from the IRS as to its tax-qualified status and the tax-exempt status of its accompanying trust established under Section 501(a) of the Code.  Since the issuance of any such determination, advisory or opinion letter, Seller has not received any written notice of noncompliance from the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect to any Employee Benefit Plan.

(h)           To Seller’s Knowledge, neither Seller nor any of its ERISA Affiliates has ever maintained, sponsored, been required to contribute to or in any way had any liability (whether contingent or otherwise) with respect to any (i) “defined benefit plan” (as defined in Section 3(35) of ERISA), (ii) “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code, or (iii) “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA).  For purposes of this Agreement, “ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is treated as a single employer with Seller under Section 4001(b) of ERISA or Code Sections 414(b), (c), (m) or (o).

(i)            At the Closing, except as expressly provided in the written terms and conditions of an Assumed Liability a complete copy of which Seller has delivered to Buyer before the execution and delivery of this Agreement, Buyer will neither have nor be subject to any obligation or Liability under or with respect to any Employee Benefit Plan.  Without limitation upon the foregoing, the Assumed Liabilities do not include any actual or potential Liabilities or funding obligations (i) under Section 4201 if ERISA for any complete or partial withdrawal from a multiemployer plan or (ii) in respect of any employee pension benefit plan that is subject to Title IV of ERISA or Section 412 of the Code.  None of the Assets is subject to any Encumbrance imposed under ERISA or Section 430(k) of the Code.  To Seller’s Knowledge, Seller has no unsatisfied Liabilities nor is Seller reasonably expected to incur any Liabilities, that could become a Liability of Buyer or any Employee Benefit Plan or to which the Business or Assets could be subject and, with respect to each such Employee Benefit Plan, full payment has been made of all amounts that Seller is required, under the terms of each such Employee Benefit Plan, to have paid on or prior to the Closing.

(j)            To Seller’s Knowledge, Seller at all times has and shall have carried out all obligations to provide COBRA continuation coverage to any “M&A qualified beneficiaries” (within the meaning of Treasury Regulations §54.4980B-9, Q&A-4) that experience a qualifying event prior to or as a result of the Contemplated Transactions.

(k)           Seller does not maintain, operate or administer any nonqualified deferred compensation plan (within the meaning of Section 409A or Section 457A of the Code).  To Seller’s Knowledge, no Tax liabilities have arisen and are currently unpaid in relation to a violation of any applicable Employee Benefit Plan, nor does Seller expect any Tax liability to arise in connection with any payment as a result of the Contemplated Transactions.

(l)            Except as disclosed on Schedule 3.19, to Seller’s Knowledge, neither Seller nor any Employee Benefit Plan promises, provides or previously provided welfare benefits, including death, life, medical or health benefits (whether insured or uninsured), with respect to current or former employees, officers or directors (or their respective dependents) beyond retirement or other termination of employment, other than COBRA continuation coverage or state law continuation coverage rights.

(m)          Seller has not received any written notice from a Governmental Authority that there are any pending audits or investigations by any governmental agency involving any Employee Benefit Plan.  Seller has not received any written notice of any threatened or pending claims (other than routine claims for benefits), suits or proceedings involving any Employee Benefit Plan or any fiduciary thereof.

(n)           To Seller’s Knowledge, no “prohibited transaction,” as such term is defined in Section 406 of ERISA or Code Section 4975, nor any breach of fiduciary duty, has occurred with respect to any Employee Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject such Employee Benefit Plan, any fiduciary thereof, Seller or any of its ERISA Affiliates with any liability or penalty imposed under Section 502 of ERISA or excise tax imposed under Section 4975 of the Code.

(o)           To Seller’s Knowledge, with respect to each Employee Benefit Plan, all required payments, premiums, contributions, or distributions for all periods ending on the Closing Date have been made when due, or, if not yet due, have been properly accrued in accordance with the requirements of GAAP.

3.20         Environmental, Health and Safety Matters.  Except as disclosed in Schedule 3.20:

(a)           The Business is, and at all times has been, conducted and operated in compliance in all material respects with any and all Environmental Laws.  Seller has not, nor to Seller’s Knowledge has any other Person for whose conduct Seller is responsible, received any written order, notice or other communication of any actual or potential uncured violation or uncured failure by Seller to comply with any Environmental Laws, or of any obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to the Business or the Assets, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Seller (or any other Person for whose conduct Seller is responsible) in connection with the Business, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received in connection with the Business.

(b)           There are no pending or, to the Knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and

Safety Liabilities or arising under or pursuant to any Environmental Law with respect to the Business or the Assets.

(c)           To Seller’s Knowledge, Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, exposed any person to, or released any substance, including any Hazardous Material, or owned or operated any property or facility (and, to the Knowledge of Seller, no such property or facility is contaminated by any such substance) so as to give rise to any Environmental, Health and Safety Liabilities, including any liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys’ fees, pursuant to CERCLA or the RCRA, or any other Environmental, Health, and Safety Requirements.

(d)           Seller has not designed, manufactured, sold, marketed or distributed products or other items containing asbestos, and is not and will not become subject to any liabilities with respect to the presence of asbestos in any product or item.

(e)           There are no Hazardous Materials present on or in the environment at any Facility or upon any Asset in violation of Applicable Law, including any Hazardous Materials contained in barrels, above ground or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, or deposited or located in land, water, sumps, or any other part of any Asset or upon any part of the Business, or upon any adjoining properties or incorporated into any structure therein or thereon.  The Seller had not permitted or conducted, and is not aware of, any Hazardous Activity conducted with respect to any Asset or through any Business in which the Seller has or had an interest except in compliance with all applicable Environmental Laws.

(f)            There has been no material Release or, to the Knowledge of Seller, threat of release, of any Hazardous Material at or from any Asset or as a result of operation of the Business, or from any other property or asset (whether real, personal or mixed) in which Seller has or had and interest.

(g)           To the Knowledge of Seller, Seller has delivered to Buyer true and complete copies and results of any and all reports, environmental site assessments, studies, analyses, tests, or monitoring possessed or initiated by Seller, or of which Seller has Knowledge, pertaining to Hazardous Materials or Hazardous Activities, in, on, or under the Assets, the Facilities, or concerning compliance by the Seller with Environmental Laws.

3.21         Intellectual Property Assets.

(a)           Schedule 3.21 contains a complete and accurate list and summary description of all Registered IP and all unregistered Trademarks, including all registrations and applications to register all (a) Patents, (b) Trademarks, (c) Copyrights, and (d) Domain Names, specifying in each case whether owned by Seller or licensed to Seller.  The Intellectual Property Assets and the Retained Software which is the subject of the Transition Services Agreement constitute all intellectual property rights necessary to the Business as currently conducted.

(b)           Seller is the owner of all right, title and interest in and to, or has a valid and binding license to use, each of the Intellectual Property Assets, free and clear of all

Encumbrances, to the extent required in connection with the way in which Seller currently conducts the Business, to make, have made, use, sell, import and export, distribute, publicly perform, publicly display, reproduce, prepare derivative works of, and otherwise commercialize the Intellectual Property Assets.  Without limiting the generality of the foregoing, there are no intellectual property rights of Third Parties that are included in the Intellectual Property Assets, or to the extent that there are such Third Party rights, the Intellectual Property Assets are being used pursuant to valid licenses or other valid rights agreement that is listed in Schedule 3.21.

(c)           Except as disclosed on Schedule 3.21, (i) Seller has not received any written notice that any Intellectual Property Asset, or any use thereof, has interfered with, infringed upon or misappropriated any intellectual property rights of any Third Party, and (ii) Seller has never received any written charge, complaint, claim, demand or notice alleging any such interference infringement, misappropriation or violation (including any claim that Seller must license or refrain from using any intellectual property rights of any Third Party).  Except as disclosed on Schedule 3.21, to Seller’s Knowledge, no Third Party has interfered with, infringed upon or misappropriated any Intellectual Property Assets, or challenged the validity, enforceability or claim construction of any patent rights in the Intellectual Property Assets, or Seller’s ownership or registration of, or right to use, any Intellectual Property Asset.

(d)           Except as disclosed on Schedule 3.21, all material registrations and applications for the Registered IP owned by Seller are in the name of Seller, and are valid, in proper form, enforceable and subsisting.  All necessary registration and renewal fees in connection with such registrations have been made, and all necessary documents and certificates in connection with such registrations have been filed with the relevant Governmental Authorities in all applicable United States and Canada jurisdictions.  Seller has made available to Buyer complete and accurate copies of all applications, correspondence with any governing body, court or tribunal and all other material documents relating to each item of Registered IP.  Except as disclosed on Schedule 3.21, no material registration, or application therefor, for any of the Registered IP has lapsed, expired or been abandoned, and no such registrations, or applications therefor, are the subject of any opposition, interference, cancellation, or other legal, quasi-legal, or governmental proceeding pending before any Governmental Authority.

(e)           Except as disclosed on Schedule 3.21 or Schedule 3.13, no approval or consent of any Person is needed so that the interest of Buyer in the Intellectual Property Assets shall continue to be in full force and effect following the transactions contemplated by this Agreement, and Seller is not subject to any restriction, Contract, instrument, Order, judgment or decree that would be violated or breached by the consummation of the Contemplated Transactions, including any restriction on the direct or indirect transfer of any license, or any interest therein, held by Seller in respect of the Intellectual Property Assets.

3.22         Real Property.

(a)           Schedule 3.22 contains a complete and accurate list of the following:

(i)            all real property and interests in real property and the buildings, structures and improvements thereon (the “Owned Property”) owned by Seller, or which Seller is contractually obligated to purchase;

(ii)           all leases or licenses of real property and interests in real property and the buildings, structures and improvements thereon (the “Leased Property”) pursuant to which Seller is the lessee or licensee;

(iii)          all contracts or options (and all amendments, extensions and modifications thereto) held by Seller, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of Seller, to purchase, acquire or lease any interest in real property;

(iv)          all contracts or options (and all amendments, extensions and modifications thereto) granted by Seller, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of Seller, to sell or dispose of any interest in real property; and

(v)           all policies of title insurance, if any, issued to and owned by Seller with respect to the Owned Property.

(b)           The Facilities are sufficient for the conduct of the Business as it is now being conducted.  Seller has the right under valid and existing leases or other agreements to occupy and use all Leased Property which it uses in the conduct of the Business.  Neither the whole nor any portion of the Facilities has been condemned, requisitioned or otherwise taken by any Governmental Authority, and Seller has not received any written notice that any such condemnation, requisition or taking is threatened, which condemnation, requisition or taking would preclude or materially impair the current use thereof.  All Improvements constituting any part of the Facilities that are currently being used in the conduct of the Business have been reasonably maintained, normal wear and tear excepted.  All Facilities have received all required Permits (including a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in accordance with Applicable Laws, rules and regulations.  All Facilities are supplied with adequate utilities (including water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated.  Buyer acknowledges that certain portions of the slab floor of the Facility located in Vicksburg, Mississippi have developed cracks as set forth in more detail on page 2 of the appraisal dated March 30, 2010 with respect to such Facility provided to Buyer prior to the date here.

(c)           Each Lease of a Facility is in full force and effect, Seller is not in breach of or in default of its obligations under any such Lease, and no event has occurred which, with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration thereunder and no such Lease is subject to any Encumbrance or other restriction that substantially impairs the use of the property to which it relates in the Business as now conducted.

(d)           Except as set forth on Schedule 3.22, Seller has not received any written notice that it is in violation of any zoning, use, occupancy, building, wetlands or environmental regulation, ordinance or other law or requirement relating to the Facilities, which is uncured.  Seller has not received written notice of any, and, to the Knowledge of Seller, there is no threatened, eminent domain proceeding or proceeding to change or redefine the zoning classification with respect to any of the Facilities that would affect the Business as now conducted in such Facilities.

(e)           Seller has good, valid and marketable title to the Owned Property, free and clear of any Encumbrance, except: (i) as reflected in the Interim Balance Sheet; and (ii) Encumbrances as set forth in Schedule 3.22.

3.23         Products.

(a)           Except as disclosed on Schedule 3.23, on the Closing Date, each product related to the Business and designed, manufactured, sold or delivered by Seller was designed, manufactured, sold or delivered, as applicable, in conformity with all Applicable Laws, Contracts, and all express and implied warranties.

(b)           No product related to the Business that is designed, manufactured, sold or delivered by Seller is subject to any guaranty, warranty, or other indemnity or similar Liability beyond the applicable standard terms and conditions of sale.  Schedule 3.23 includes copies of the standard terms and conditions of sale or lease for products offered by Seller in connection with the Business (containing applicable guaranty, warranty, and similar Liability indemnity provisions).

(c)           Except as set forth in Schedule 3.23, Seller has no Liability arising out of any injury to Persons or property as a result of the ownership, possession, or use of any product designed, manufactured, sold or delivered by Seller in connection with the Business.

(d)           Except as set forth in Schedule 3.23, no product designed, manufactured, sold or delivered by Seller in connection with the Business has been subject to a recall by Seller, any Governmental Authority or, to the Knowledge of Seller, any Third Person.

3.24         Relations with Suppliers and Customers.

(a)           Seller has not received any written, or to Seller’s Knowledge, oral, notice from any supplier to Seller to the effect that such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to Seller for purposes of, or in connection with, the Business.

(b)           Seller has not received notice from any customer of the Business to the effect that, and, to the Knowledge of Seller, there is no reason to believe that, any such customer will stop, or materially decrease the rate of, buying products or services from Seller or, following consummation of the Contemplated Transactions, from Buyer.

3.25         Relationships with Affiliates.  Except as disclosed in Schedule 3.25, no Affiliate of Seller has, or since January 1, 2007, has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the Business, other than the Excluded Assets and Parent’s ownership of the property to be subject to the Vacaville Lease.  Seller does not own, and since January 1, 2007, has not owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Schedule 3.25, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) except as disclosed in Schedule 3.25, engaged in competition with Seller with respect to any line of the products or services of Seller (a “Competing Business”) in any market presently served by Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.

3.26         Materials and Information.  All cost estimates, forecasts, projections and other forward looking information, if any, regarding the Business that Seller has provided to Buyer and its Representatives, were prepared in good faith based upon assumptions believed to be reasonable at the time.

3.27         Solvency.  Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions.  As used in this section, “insolvent” means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of Seller’s assets.

3.28         Disclosure.  Seller has provided or made available to Buyer correct and complete copies of all documents listed or described in the Schedules.

3.29         Brokers or Finders.  Neither Seller nor Parent nor any of its respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of the Business or the Assets for which Buyer or any of its Affiliates will have responsibility.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Parent and Seller that the statements contained in this ARTICLE 4 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date (as though made then and except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the date hereof throughout this ARTICLE 4).

4.1           Organization and Good Standing.

(a)           Buyer is incorporated in the State of Delaware.  Each of M&G and Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations.  Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on Buyer.

(b)           Buyer has no Subsidiaries and does not own any shares of securities of any other Person.

4.2           Enforceability; Authority; No Conflict.

(a)           Upon the execution and delivery by each of M&G and Buyer of the Transaction Documents to which it is a party, each Transaction Document (assuming the due execution and delivery of the Transaction Documents by Parent and Seller) will constitute a legal, valid and binding obligation of each of M&G and Buyer, enforceable against each of M&G and Buyer in accordance with the terms of such Transaction Document.

(b)           Each of M&G and Buyer has the absolute and unrestricted right, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents, and such action has been duly authorized by all necessary action by the shareholders and board of directors of each of M&G and Buyer.

(c)           Neither the execution and delivery of the Transaction Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):  (i) Breach (A) any provision of any of the Governing Documents of M&G or Buyer or (B) any resolution adopted by the board of directors or the shareholders of M&G or Buyer; (ii) Breach or give any Governmental Authority or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Applicable Law or any Order to which M&G or Buyer or any of its assets may be subject; (iii) contravene, conflict with or result in a violation or Breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by Buyer or that otherwise relates to its assets or business; (iv) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any contract to which Buyer is party; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any of assets of Buyer.

(d)           Neither M&G nor Buyer is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of the Transaction Documents or the consummation or performance of any of the Contemplated Transactions.

4.3           Capitalization.  M&G is and will be on the Closing Date the record and beneficial owner and holder of all of the issued and outstanding equity securities of Duinkerken B.V., which is and will be on the Closing Date the record and beneficiary owner and holder of all of the issued and outstanding equity securities of Buyer.  Buyer has funds and net worth sufficient to make all payments when due that are or may be required under any of the Transaction Documents and to conduct the Business from and after the Closing in substantially the same manner as the Business is now being conducted by Seller.  Buyer is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions.  As used in this section, “insolvent” means that the sum of the debts and other probable Liabilities of Buyer exceeds, and immediately after the Closing will exceed, the present fair saleable value of Buyer’s assets.

4.4           Certain Proceedings.  There is no pending Action that has been commenced against Buyer or M&G and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.  To Buyer’s Knowledge, no such Action has been threatened.

4.5           Brokers or Finders.  Neither Buyer nor M&G nor any of its respective Representatives has incurred any Liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Contemplated Transactions for which Parent or Seller or their Affiliates will have responsibility.

ARTICLE 5

COVENANTS PRIOR TO CLOSING

5.1           Access and Investigation.

(a)           Between the date of this Agreement and the Closing Date, and upon at least three (3) Business Days’ advance notice from Buyer, each of Parent and Seller shall (i)  to the extent lawful, provide Buyer and its Representatives (collectively, “Buyer Group”) with full and free access, during regular business hours, to Seller’s president and chief operating officer, to such other personnel of Seller as Seller may authorize in the specific case (such authorization not to be unreasonably withheld), to the Books and Records and to the properties, Contracts and Permits of the Business, with such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Parent or Seller; (ii) furnish or make available to Buyer Group copies of all such Books and Records and Contracts and Permits related to the Business as Buyer may reasonably request; (iii) furnish or make available to Buyer Group such additional financial, operating and other relevant data and information related to the Business as Buyer may reasonably request; and (iv) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of the Business and with the investigation related to the financing that Buyer contemplates obtaining with respect to the Contemplated Transactions.  Buyer and M&G jointly and severally agree to indemnify and defend Seller and Parent and hold Seller and Parent harmless from and against any and all mechanics’ liens and physical damage to property or persons and claims arising therefrom resulting directly from entry by any of Buyer, M&G and their Representatives on premises occupied by Seller.

(b)           Seller shall arrange for Buyer and its Representative to contact Seller’s customers, suppliers and other business relationships for the purpose of ascertaining that the condition set forth in Section 7.3(b) has been satisfied; provided that Buyer and its Representatives shall not have or attempt to have any such contact except in the presence of an authorized Representative of Seller.

(c)           On any termination of this Agreement without consummation of the Contemplated Transactions, Buyer shall return to Seller all documents, work papers and other materials (including all copies thereof) in connection with the Contemplated Transactions and shall observe and be bound by the letter agreement dated January 6, 2010, between Parent and M&G (the “Confidentiality Agreement”), as if Buyer were a signatory and a party thereto.

(d)           SELLER SHALL PROMPTLY DELIVER TO BUYER ANY ENVIRONMENTAL REPORTS AND OTHER WRITTEN INFORMATION REGARDING HAZARDOUS MATERIALS SPECIFICALLY PREPARED FOR SELLER WITH RESPECT TO THE FACILITIES OR OTHERWISE IN ITS POSSESSION OR UNDER ITS CONTROL (COLLECTIVELY, “ENVIRONMENTAL REPORTS”).  ANY ENVIRONMENTAL REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO BUYER MAY NOT BE RELIED UPON BY BUYER IN CONNECTION WITH THE PURCHASE OF THE OWNED PROPERTY OR THE ASSUMPTION OR ENTERING INTO ANY LEASES ON THE FACILITIES.  EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, BUYER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY ENVIRONMENTAL REPORT AND BUYER WILL CONDUCT ITS OWN INVESTIGATION OF THE ENVIRONMENTAL CONDITION OF THE FACILITIES TO THE EXTENT BUYER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE.

(e)           If Buyer desires to conduct on-site testing at any of the Facilities (“Invasive Testing”), Buyer shall notify Seller of such desire and Buyer shall perform, and Parent and Seller shall cooperate as may be reasonable in, with respect to, such Invasive Testing in accordance with the terms of the Invasive Testing Requirements set forth below:

(i)            Seller hereby grants to Buyer and its employees, agents, contractors and consultants (collectively, “Buyer’s Consultants”), a license to enter upon, in and below the surface of the Facilities (subject to the rights of any lessors of any Leased Property to consent to such entry)  at reasonable times (the “License”) for the purpose of performing certain environmental and other inspections on or concerning, which inspections may include:  (i) research regarding the Facilities as is generally conducted in a Phase I environmental audit, (the “Phase One Investigation”); and (ii) such other invasive investigations and tests of such Facilities as may be reasonably approved by Seller, including the drilling of borings (including soil and gas samplings and indoor air samplings) to ascertain the level of Hazardous Materials (“Phase Two Investigation”). The Phase One Investigation and Phase Two Investigation are sometimes collectively referred to herein as the “Investigation,” which Investigation and all related activities or events shall be limited and conducted as herein provided, all at Buyer’s sole cost and expense.

(ii)           Whenever Seller’s consent or approval is required pursuant to any provision of this License, such consent must be in writing, shall not be unreasonably withheld, conditioned or delayed and shall be given or denied with the reasons therefor within five (5) Business Days of request.

(iii)          The term of the License shall terminate on termination of this Agreement or on the Closing Date.

(iv)          Buyer shall obtain at its sole cost and expense all governmental permits and authorizations required by any governmental agencies for the Investigation.  Buyer shall, and shall cause all of Buyer’s Consultants to, comply with all Applicable Laws and requirements in connection with the Investigation; provided that neither Buyer nor any of Buyer’s Consultants shall, with respect to any environmental matters relating to the Facilities, deliver documents to or otherwise provide information to any Governmental Authority without first consulting with Seller regarding such requirement, except as may be required by court order or governmental subpoena.

(v)           Prior to commencement of any Phase Two Investigation, Buyer shall provide Seller and its environmental and other engineers and consultants (collectively, “Seller’s Consultants”) with a complete set of plans, drawings and specifications (the “Plans”) that define the work to be performed on the Facilities pursuant to the Phase Two Investigation. Buyer shall not commence any Phase Two Investigation unless and until Seller approves the Plans, as modified, in writing (such approval not to be unreasonably withheld).  All work shall be done in accordance with the approved Plans and no change or modification shall be permitted without the prior written consent of Seller.

(vi)          The Investigation shall be diligently performed and prosecuted to completion in a manner that will not materially interfere with the operation or use of the Facilities. Neither Buyer nor Buyer’s Consultants shall enter Facilities without providing reasonable prior notice to Seller and, if applicable, the lessors of the Leased Property.  Seller shall have the right at Seller’s cost to be present during any part or all of the Investigation. At such time as the Investigation or any portion thereof is completed, or any equipment or materials are no longer required to continue the Investigation, Buyer shall, at Buyer’s sole cost and expense, remove any and all equipment and materials used in conducting the Investigation and upon completion of the Investigation shall restore the Facilities to the condition existing prior to the Investigation.  Buyer shall dispose of all soil, gas, and groundwater samples obtained at, from or about the Facilities in compliance with Applicable Law.  Buyer shall keep the Facilities free and clear of all mechanics’, materialmen’s and other liens resulting from the Investigation or any of its other work under this License.

(vii)         Buyer agrees that the methods of performing the Investigation will conform to the standards applied by a firm of environmental or other appropriate consultants of national reputation specializing in work of the type involved in the area in which the Facilities are located and will comply with all Applicable Laws and all other applicable requirements of any Governmental Authority.  Additionally, where customary and appropriate, all soils, soil gas and water testing pursuant to the Investigation shall be performed by a laboratory approved by the Environmental Protection Agency or certified by the state in which the test Facility is located.  Buyer shall provide Seller with a copy of all reports prepared in connection with Buyer’s Phase Two Investigation including, without limitation, the results of all testings.  If this Agreement is terminated Buyer will, on request, provide Seller with copies of any reports obtained in connection with the Facilities.

(viii)        The License shall be revocable as a whole or in part by Seller immediately on termination of this Agreement or if Buyer has failed to comply with any material provision of this License if Buyer has not substantially cured such failure within five (5) days following written notice.

(ix)           To the extent permitted by Applicable Law, except as provided below, Buyer shall protect, defend, indemnify and hold harmless Seller and Seller’s Consultants, and any employee or agent of Seller or Seller’s Consultants, and each of them, against and from any and all claims, demands, causes of action, damages, costs, expenses, losses and liabilities, at law or in equity, of every kind or nature whatsoever, arising out of or related to the Investigation (other than discovery of existing conditions), any breach of this License or any negligent or tortious act by Buyer or Buyer’s Consultants.  The foregoing obligation shall not cover any claims, demands, causes of action, damages, costs, expenses, losses and liabilities, at law or in equity, to the extent so attributable to (i) pre-existing adverse conditions affecting the Facilities, (ii) the conduct of Seller or any of its employees, agents, consultants, invitees or tenants, or (iii) Buyer’s discovery of any information potentially having a negative effect on the Facilities.

(x)            Buyer agrees to use commercially reasonable efforts to purchase at its own expense and to keep in force during the term of any entry upon the Facilities pursuant hereto commercial general liability insurance, including public liability and property damage insurance, in the amount of at least One Million Dollars ($1,000,000), combined single limit for personal injuries or death of persons or property damage occurring in or about the Facilities.

(xi)           Neither the review and approval by Seller or its agents of Buyer’s plans, drawings and specifications nor physical inspection by Seller or its agents of the Investigation or any other work done under this Agreement shall be deemed a waiver of any rights Seller may have under this Agreement, including this License.

(f)            AS-IS DISCLAIMERS.

(i)            EXCEPT AS SET FORTH OTHERWISE IN THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, IT IS UNDERSTOOD AND AGREED THAT SOLELY WITH RESPECT TO THE PHYSICAL CONDITION OF THE FACILITIES, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE FACILITIES.

(ii)           BUYER ACKNOWLEDGES AND AGREES THAT ON CLOSING SELLER AND PARENT SHALL SELL AND CONVEY OR ASSIGN LEASES TO BUYER OR ENTER INTO LEASES WITH BUYER WITH RESPECT TO THE FACILITIES AND EXCEPT AS EXPRESSLY PROVIDED HEREIN TO THE CONTRARY BUYER SHALL ACCEPT SUCH FACILITIES “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT PROVIDED OTHERWISE IN THIS AGREEMENT, ANY OF SUCH LEASES OR ANY OF THE OTHER TRANSACTION DOCUMENTS. SOLELY WITH RESPECT TO THE CONDITION OF THE FACILITIES,  BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER AND PARENT ARE NOT LIABLE FOR OR BOUND BY, ANY IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING OR RELATING TO THE FACILITIES EXCEPT TO THE

EXTENT PROVIDED OTHERWISE IN THIS AGREEMENT, ANY OF SUCH LEASES OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

(iii)          EXCEPT WITH RESPECT TO ANY AND ALL OF

(1) ANY BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT OF SELLER OR PARENT SET FORTH IN THIS AGREEMENT, ANY OF THE LEASES OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR

(2) ANY THIRD PARTY CLAIM TO THE EXTENT RELATING TO ANY ACT, OMISSION OR OCCURRENCE PRIOR TO THE CLOSING, OR

(3) ANY FRAUD OR INTENTIONAL MISREPRESENTATION BY SELLER OR PARENT, (COLLECTIVELY, THE “NON-RELEASED CLAIMS”),

AND SOLELY WITH RESPECT TO THE CONDITION OF THE VICKSBURG PROPERTY,

(A) ON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS RELATING SOLELY TO THE CONDITION OF THE VICKSBURG PROPERTY, INCLUDING CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS RELATING SOLELY TO THE CONDITION OF THE VICKSBURG PROPERTY, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND (B) BUYER, ON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND PARENT (AND SELLER’S AND PARENT’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER OR PARENT (OR SELLER’S OR PARENT’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES OR AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, SOLELY WITH RESPECT TO THE CONDITION OF THE VICKSBURG PROPERTY, IN EACH CASE (A) AND (B) ABOVE, OTHER THAN WITH RESPECT TO THE NON-RELEASED CLAIMS.

(iv)          The release set forth herein (which excludes all Non-Released Claims) includes claims, liabilities and other matters of which Buyer is presently unaware or which Buyer does not presently suspect to exist with respect to the Vicksburg Property which, if known by Buyer, may materially affect Buyer’s willingness to enter into the release of the Seller relating solely to the Vicksburg Property.  In this connection and to the fullest extent permitted by law, and except for any Non-Released Claims, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it relating solely to the condition of the Vicksburg Property may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the release relating solely to the condition of the Vicksburg Property set forth herein has been negotiated and agreed on in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller and Parent and such other Persons (set forth in (iii) above) from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses relating solely to the Vicksburg Property, except for any liability of Seller and Parent for any and all Non-Released Claims, which liability shall survive the Closing for the period set forth herein.  In connection with and only to the extent of the release relating solely to the Vicksburg Property set forth in this Section 5.1(e), Buyer expressly waives the benefits of Section 1542 of the California Civil Code which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

(v)           Notwithstanding anything to the contrary in this Agreement, each of Seller and Parent acknowledge that Seller and Parent have made, and Buyer and M&G have relied on, express representations and warranties set forth in this Agreement, the leases relating to the leased property and the other Transaction Documents with respect to, among other things, the condition of the Facilities and the condition of the Vicksburg Property, and the forgoing “as is” disclaimers and release set forth in this Section 5.1 shall in no way adversely affect Buyer’s or M&G’s reliance on such representations and warranties or Seller’s and Parent’s obligation pursuant to Section 11.2 of this Agreement to indemnify the Buyer Indemnified Persons with respect to any Breach of any representation or warranty of Parent of Seller in this Agreement, any of such leases, or any other Transaction Document.

(g)           Seller acknowledges receipt from Buyer of that certain preliminary title report prepared by Commonwealth Land Title Insurance Company (“Title Company”) dated June 7, 2010, as report no. COM-563, together with copies of all documents to which such report refers (collectively, the “Title Report”).  Buyer hereby approves exception nos. 2, 3 but only with respect to the Restrictive Covenants adopted April 5, 1999 and recorded in Book 1168, Page 410 of the Land Records of Warren County, Mississippi, 4, 5, 7, 8 and 10 of the Title Report (“Permitted Exceptions”) and agrees that Seller shall convey the Vicksburg Property subject to the Permitted Exceptions and to taxes and assessments not yet due and payable. Evidence of delivery of title to the Vicksburg Property shall be the issuance by the Title Company of an ALTA Owners Extended Policy covering the Vicksburg Property, in the amount equal to the reasonable fair value subject only to the Permitted Exceptions and to taxes and assessments not yet due and payable (the “Title Policy”). Buyer shall timely cause an ALTA Survey of the Vicksburg Property to be delivered to the Title Company. Seller shall promptly execute and deliver to the Title Company (dated as of the date required by the Title Company) the form of Owner’s Affidavit provided to Seller by the Title Company prior to Closing in connection with issuance of the Title Policy.

(h)           The provisions of Sections 5.1(e), 5.1(f) and 5.1(g) and this Section 5.1(h)  shall survive the Closing.

5.2           Operation of the Business by Seller.  Between the date of this Agreement and the Closing, Seller shall (a) conduct the Business only in the Ordinary Course of Business, (b) use its commercially reasonable efforts to preserve intact its current business organization with respect to the Business, (c) use its commercially reasonable efforts to keep available the services of its officers, employees and agents and maintain its relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Business, and (d) not engage in any practice, take any action, or enter into any transaction which, if engaged in, taken or entered into at any time between March 31, 2010, and the date hereof would be required to be set forth in Schedule 3.6.

5.3           Required Approvals.  As promptly as practicable after the date of this Agreement, each Party shall make all filings required by Applicable Laws to be made by it in order to consummate the Contemplated Transactions.  Each Party also shall cooperate with the other Parties and their Representatives with respect to all filings that the other Party elects to make or, pursuant to Applicable Laws, is required to make in connection with the Contemplated Transactions. Each Party shall cooperate in good faith with the other Parties and their Representatives in obtaining all Material Consents; provided that Parent shall use such efforts as Parent considers reasonable and appropriate to obtain any Material Consent relating to the Wells Credit Agreement.

5.4           Notification.

(a)           Between the date of this Agreement and the Closing, each Party shall promptly notify the other Parties in writing if it becomes aware of (a) any fact or condition that causes or constitutes a Breach of such Party’s representations and warranties made herein as of the date of this Agreement, (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach by such Party of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or such Party’s discovery of, such fact or condition, (c) any material development affecting the ability of the Parties to consummate the Contemplated Transactions or (d) any material development affecting the Assets or the Business.  Should any such fact or condition require any change to any schedule hereto, the Party responsible for such schedule shall promptly deliver to the other Parties a supplement to such schedule specifying such change.  Such delivery shall not affect any rights of the other Parties under Section 9.1, ARTICLE 11 or otherwise.  Between the date of this Agreement and the Closing, each Party also shall promptly notify the other Parties of the occurrence of any Breach by such Party of any covenant in this ARTICLE 5 or of the occurrence of any event that may make the satisfaction of the conditions in ARTICLE 7 or ARTICLE 8 impossible or unlikely.

(b)           Within ten (10) days of the date hereof, Seller shall deliver to Buyer true, correct and complete copies of Schedules 1.1(f) and 3.15.

5.5           Exclusivity.

(a)           During the period from the date of this Agreement to the Closing, each of Parent and Seller shall not, nor shall it authorize any of its Representatives to, directly or indirectly solicit or initiate any discussions with, provide any information to, or negotiate with, any Third Party (any such solicitations, discussions, furnishing of information or negotiations being referred to as “Alternative Negotiations”), concerning any merger, consolidation, sale of significant or substantial assets or similar transaction relating to the Business or the Assets (any such transaction being referred to herein as an “Acquisition Proposal”).

(b)           Seller shall immediately notify Buyer in writing if it receives any Acquisition Proposal or request for information about Seller with respect to an Acquisition Proposal.

5.6           Payment of Liabilities.  Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of Seller’s Retained Liabilities.

5.7           Risk of Loss.  From the date hereof through the Closing Date, the risk of loss or damage to the Assets shall be borne by Seller, and thereafter shall be borne by Buyer.  If any material portion of the Assets is destroyed or damaged before the Closing, other than use, wear or loss in the Ordinary Course of Business, then Seller shall give written notice to Buyer as soon as practicable (but in any event within five (5) days after discovery of such damage or destruction) of the amount of insurance, if any, covering such Assets and the amount, if any and to the extent reasonably ascertainable, which Seller is otherwise entitled to receive as a consequence.  Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Seller within ten (10) days after receipt of Seller’s notice of (a) accepting such Assets in their destroyed or damaged condition, in which event, notwithstanding any other provision of this Agreement, Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss, and the full Purchase Price shall be paid, (b) excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed between Buyer and Seller, and Seller shall be entitled to the proceeds of any insurance of other process payable with respect to such loss, or (c) if such destroyed or damaged Assets constitute greater than twenty percent (20%) of the total Assets, terminating this Agreement.

5.8           Efforts to Close.  Each of Parent and Seller shall use commercially reasonable efforts to cause the conditions in ARTICLE 7 and Section 8.3 to be satisfied.  Each of M&G and Buyer shall use commercially reasonable efforts to cause the conditions in ARTICLE 8 and Section 7.5 to be satisfied.

5.9           Financial Statements and Reports; Filings.

(a)           No later than 15 days after the end of each calendar month ending after the date hereof and before the Closing Date, Seller will deliver to Buyer true and complete copies of the unaudited balance sheet, and the related unaudited statement of operations, of the Business, as of and for such month then ended which financial statements shall be prepared on a basis consistent with Seller’s customary practice.

(b)           Seller will promptly deliver to Buyer true and complete copies of such other financial statements, reports and analyses relating to the Business as may be prepared or received by Seller or as Buyer may otherwise reasonably request.

(c)           Seller will promptly deliver copies of all Permit applications and other filings made by Seller in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental Authority (other than routine, recurring filings made in the Ordinary Course of Business).

5.10         Transition Plan.  Promptly following the date hereof, each of the Buyer and Seller shall designate an employee reasonably acceptable to the other Party to serve as lead transition contact to work with the other party to develop and agree prior to the Closing Date on a detailed written transition plan relating to the provision of services under the Transition Services Agreement.

ARTICLE 6

[INTENTIONALLY OMITTED]

ARTICLE 7

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, as a whole or in part):

7.1           Accuracy of Representations.  All of Parent’s and Seller’s representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, giving effect to any supplement to Seller’s schedules accepted by Buyer in Buyer’s sole discretion.

7.2           Parent’s and Seller’s Performance.  Each of Parent and Seller shall have delivered to Buyer all closing deliveries required to be delivered by it pursuant to Section 2.2(a) and (c), and duly performed and complied in all material respects with all of the other covenants and obligations that Parent or Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing.

7.3           Consents.

(a)           Each Consent identified in Schedule 7.3(a) (the “Material Consents”) shall have been obtained in a form reasonably acceptable to Buyer and shall be in full force and effect.

(b)           Buyer shall have received reasonable assurances from the material customers, suppliers and other material business relationships of the Business identified in Schedule 7.3(b) that such Persons shall continue to do business with Buyer following the Closing Date.

7.4           No Proceedings.  Since the date of this Agreement, there shall not have been commenced or threatened, any Action (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

7.5           No Conflict.  Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Buyer or any Affiliate of Buyer to suffer any adverse consequence under, any Applicable Law or Order.

7.6           No Material Adverse Effect.  Since the date hereof, no Material Adverse Effect shall have occurred with respect to Seller or the Business.

7.7           Permits.  Buyer shall have received such Permits as are necessary to allow Buyer to operate the Business and Assets from and after the Closing.

7.8           Due Diligence.  Buyer shall have completed its due diligence relating to (i) the Permits, (ii) any supplement to Seller’s schedules from and after the date hereof and prior to the Closing, (iii) any supplemental disclosures by Parent or Seller from and after the date hereof and prior to the Closing with respect to Contemplated Transactions and (iv) any Phase 1 Environmental Site Assessments relating to the Seller’s Facility located in Albany or the Vacaville property subject to the Vacaville Lease and the results shall have been satisfactory to Buyer.

7.9           Key Employees.  Buyer shall have entered into acceptable employment arrangements with each of the employees set forth in Schedule 7.9.

7.10         WARN Act.  Such employee notice periods as are required, if any, by the WARN Act shall have elapsed after receipt of all notices contemplated by Section 10.12(d)(ii).

7.11         Title Insurance; Estoppel Certificates, Environmental Report.

(a)           Buyer shall have received the Title Policy from Title Company, with respect to title to the Vicksburg Property and a current ALTA survey with respect to the Vicksburg Property and a title policy with respect to the Vacaville Property, in each case in form and substance reasonably acceptable to Buyer.

(b)           Buyer shall have received estoppel certificates with respect to each Leased Property certifying (i) that the Lease of such Leased Property is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that such Lease as modified is in full force and effect), (ii) the dates to which rent has been paid, (iii) that, to the knowledge of the landlord under such Lease, such landlord is not in default under such Lease, (iv) that, to such landlord’s knowledge, the tenant under such Lease is not in default under such Lease or, if such landlord believes such tenant is in default, the nature thereof in detail; provided that, notwithstanding the foregoing, if such landlord fails or refuses to provide such estoppel certificate in a timely manner, Buyer shall have received instead an estoppel certificate of Seller certifying to such matters.

(c)           Acknowledging that Seller has delivered to Buyer a Phase I Environmental Site Assessment prepared by Hazclean Environmental Consultants, Inc., No.

10.1588.01 dated June 2010 (the “Vicksburg Report”), Buyer may, after the date hereof and in its sole discretion, engage a firm of licensed engineers (familiar with the identification of Hazardous Materials) to conduct an environmental survey and assessment with respect to the Vicksburg Property (“Supplemental Environmental Report”), and if Buyer does so, the conclusions and recommendations of the Supplemental Environmental Report shall not be materially and adversely different from the conclusions and recommendations of the Vicksburg Report.

ARTICLE 8

CONDITIONS PRECEDENT TO PARENT’S AND SELLER’S OBLIGATION TO CLOSE

Each of Parent’s and Seller’s obligation to sell the Assets and to take the other actions required to be taken by Parent or Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller and Parent as a whole or in part):

8.1           Accuracy of Representations.  All of Buyer’s representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, giving effect to any supplement to the Buyer’s schedules accepted by Seller and Parent.

8.2           Buyer’s Performance.  Each of Buyer and M&G shall have delivered to Seller all closing deliveries required to be delivered by it pursuant to Section 2.2(b) and (c), and duly performed and complied in all material respects with all other covenants and obligations that Buyer or M&G is required to perform or to comply with pursuant to this Agreement at or prior to the Closing.

8.3           No Conflict.  Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Parent, Seller or any Affiliate of Parent or Seller to suffer any adverse consequence under, any Applicable Law or Order.

8.4           WARN Act.  Such employee notice periods as are required, if any, by the WARN Act shall have elapsed after receipt of all notices contemplated by Section 10.12(d)(ii).

8.5           No Material Adverse Effect.  Since the date hereof, no Material Adverse Effect shall have occurred with respect to Buyer or M&G.

ARTICLE 9

TERMINATION

9.1           Termination Events.  By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

(a)           by Buyer if a material Breach of any provision of this Agreement has been committed by Parent or Seller and, if capable of cure (it being understood that if such Breach is not capable of cure, then Buyer may terminate by notice immediately upon such Breach), such Breach has not been cured within fifteen (15) days of the date of such Breach;

(b)           by Parent or Seller if a material Breach of any provision of this Agreement has been committed by Buyer or M&G and, if capable of cure (it being understood that if such Breach is not capable of cure, then Parent or Seller may terminate by notice immediately upon such Breach), such Breach has not been cured within fifteen (15) days of the date of such Breach;

(c)           by any Party that is not in material Breach of this Agreement, if the Closing has not occurred on or before November 30, 2010;

(d)           by Buyer, as permitted by Section 5.7; or

(e)           by mutual written consent of the Parties.

9.2           Effect of Termination.  Any termination pursuant to Section 9.1 (other than a termination pursuant to Section 9.1(e) shall be effected by written notice from the Party so terminating to the other Parties, which notice shall specify the Section hereof pursuant to which this Agreement is being terminated.  Each Party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies.  In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void except for this Section 9.2 and ARTICLE 12 and ARTICLE 13 provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the non-terminating Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the Party’s failure to comply with its obligations under this Agreement, the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

9.3           Mutual Termination Fee.  In the event of the intentional failure to consummate the Contemplated Transactions by either of Buyer or M&G on the one hand, or Seller or Parent on the other hand, when the respective conditions to such Parties’ obligations to consummate the contemplated Transactions set forth in ARTICLES 7 and 8, respectively have been satisfied (such Party or Parties, the “Breaching Party”), such Breaching Party shall promptly pay to the other Parties, provided such Parties are not in Breach of this Agreement, a termination fee in the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) (the “Termination Fee”) which Termination Fee shall not constitute liquidated damages or an election of remedies and shall in no way affect such Parties’ right to pursue all legal remedies, which shall survive unimpaired, provided, however, that the termination of this Agreement by a Party in accordance with Section 9.1 above shall not constitute an “intentional failure to consummate the Contemplated Transactions” or otherwise obligate a Party to pay a Termination Fee.

ARTICLE 10

ADDITIONAL COVENANTS

10.1         Intentionally Omitted.

10.2         Intentionally Omitted.

10.3         Reports and Returns.  Seller shall, and Parent shall cause Seller to, promptly after the Closing prepare and file all reports and returns required by Applicable Laws relating to the Business as conducted using the Assets, up to the Effective Time.

10.4         Assistance in Proceedings.  Each Party will cooperate with the other Parties and their respective Representatives in the contest or defense of, and make available its personnel and provide any testimony and access to its books and records in connection with, any Action involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving the Business.

10.5         Business Relationships.  After the Closing, Seller will satisfy the Retained Liabilities in a commercially reasonable manner.  Seller will refer to Buyer all inquiries relating to the Buyer’s conduct of the Business after the Closing.  None of Parent, Seller, their Affiliates or any Representatives of any of Parent, Seller or their Affiliates shall take any action that would interfere with Buyer’s conduct of the Business after the Closing in substantially the same manner as Seller conducted the Business before the Closing.

10.6         Confidentiality.  From and after the Closing, and except as otherwise required by Applicable Law, judicial proceedings or Order, Parent, Seller and each of their Affiliates shall hold all of the Confidential Information in confidence, refrain from using any of the Confidential Information, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in the possession of Seller or any of its Affiliates.  If Parent, Seller or any of their Affiliates is ever requested or required (by oral question or request for information or documents in any Action) to disclose any Confidential Information, then Parent shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with this Section 10.6.  If, in the absence of a protective order or the receipt of a waiver hereunder, such Person, on the written advice of counsel, is compelled to disclose any Confidential Information to any Governmental Authority or else stand liable for contempt, then such Person may disclose the Confidential Information (and only such portion of the Confidential Information as is required to be disclosed) to the Governmental Authority; provided, however that such Person will use its commercially reasonable efforts to obtain, at the request and expense of Buyer, an order or other assurance (as Buyer may designate) that confidential treatment will be given to such portion of the Confidential Information required to be disclosed.

10.7         Consents.

(a)           If there are any Consents (other than any relating to the Wells Credit Agreement) required in connection with the Contemplated Transactions that have not yet been obtained (or otherwise are not in full force and effect) immediately prior to the Closing, then, in the case of each Assigned Contract as to which such Consents were not obtained (or otherwise are not in full force and effect) (the “Restricted Contracts”), Buyer may waive the closing conditions as to any such Consent and either:  (i) elect to have Seller continue its efforts to obtain such Consents; or (ii) elect to have Seller retain that Restricted Contract and all Liabilities arising therefrom or relating thereto.

(b)           If Buyer elects to have Seller continue its efforts to obtain any such Consents and the Closing occurs, then notwithstanding Sections 1.1 and 1.3, no Transaction Document shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Contracts, and following the Closing, Seller shall use its commercially reasonable efforts, and cooperate with Buyer, to obtain the Consent relating to each Restricted Contract as quickly as reasonably practicable.  Pending receipt of such Consents relating to any Restricted Contract, the Parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a Third Party thereunder).  Once a Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Contract is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Contract to Buyer, and Buyer shall assume the obligations under such Restricted Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar to the Assignment and Assumption Agreement (which special-purpose agreement the Parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).  If any such Consent shall not be obtained, Seller shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits intended to be assigned to Buyer under the relevant Contract or Permit, including enforcement at the cost and for the account of Buyer of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.  If and to the extent that such arrangement cannot be made, Buyer shall have no obligation pursuant to Section 1.1 or otherwise with respect to any such Contract or Permit.  The provisions of this Section 10.7 shall not affect the right of any Party not to consummate the Contemplated Transactions if the condition to its obligations hereunder contained in Section 7.3 or Section 8.5 has not been fulfilled.

10.8         Retention of and Access to Records.  For seven (7) years after the Closing Date, Seller, Parent and their Representatives shall have, during normal business hours and on at least three (3) days’ prior written notice, reasonable access to those Books and Records and other Records of Seller that shall have been delivered to Buyer hereunder, as Seller or Parent reasonably considers necessary to prepare financial statements or Tax returns, to deal with Tax audits, in connection with product liability or employment matters, or in connection with claims, disputes or litigation.  In addition, during such period, Buyer shall make available to Seller and Parent on Seller’s or Parent’s reasonable request, the services of employees of Buyer or M&G who shall have been employed by Seller before the Closing, to provide advice, counsel and testimony regarding any product liability or employment matters affecting Seller or Parent or in connection with Third Party claims, disputes or litigation involving Seller or Parent.

10.9         Mail and Receivables.  Seller hereby irrevocably authorizes Buyer after the Closing to receive and open all mail and other communications received by Buyer and relating to the Business or the Assets and addressed or directed to Seller and to act with respect to such communications in such manner as Buyer may elect, and to endorse and cash any checks or instruments payable or endorsed to Seller or its order which are received by Buyer and which (a) relate to the Assets but (b) are not Excluded Assets.  Seller will promptly deliver to Buyer the original of any mail or other communication received by Seller after the Closing that relates to the Business or the Assets.  In addition, in the event that any payment on Accounts Receivable or other assets included in the Assets is received by Seller after the Closing Date, Seller will hold such amounts received as trustee for, and remit such amounts to, Buyer by wire transfer of immediately available funds as soon as practicable (and in any event within five (5) Business Days following receipt thereof).

10.10       Insurance.  After the Closing Seller or Parent shall obtain and maintain such insurance policies providing commercially reasonable coverage.

10.11       Further Assurances.  Each Party shall cooperate reasonably with the other Parties and their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.  Furthermore, the Parties agree to comply with all Applicable Laws in connection with the Transaction Documents.

10.12       Employees and Employee Benefits.

(a)           Information on Active Employees.  For the purpose of this Agreement, the term “Active Employees” shall mean all employees employed on the Closing Date by Seller for its business who are employed exclusively in Seller’s Business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

(b)           Employment Duration of Active Employees.  Except to the extent that Seller or Active Employees may terminate the employment of Active Employees in its or their discretion prior thereto, the Seller’s Active Employees shall remain in its employment up to and including the time of the Closing.  Seller may retain the employment of its non-Active Employees in its discretion.  Prior to the Closing, Seller shall not terminate or materially alter the terms of the employment of any Key Employee without the prior written consent of Buyer.

(c)           Employment of Seller’s Employees by Buyer.

(i)            Except as expressly set forth in Section 10.12(d)(ii), Buyer is not obligated to hire any of Seller’s Employees but may interview any or all of Seller’s Employees in a time, place and manner that is not disruptive of Seller’s operations.  At least twenty (20) Business Days prior to the Closing Date and prior to the Buyer interviewing any of Seller’s Employees, Seller shall assist Buyer in distributing and receiving applications for employment with Buyer, which applications shall be supplied by Buyer.  Buyer will conduct interviews of those employees of Seller who submit employment applications as expeditiously as possible prior to the Closing Date.  Buyer will promptly provide (and supplement) Seller with a list of Seller’s Employees to whom Buyer has made offers of employment that have been accepted, which acceptance is to be effective immediately after the Closing.  Such of Seller’s Employees who become employees of Buyer immediately after the Closing are hereinafter called “Hired Employees”.  Effective immediately after the Closing, Seller will terminate the employment of all of its Hired Employees.

(ii)           It is understood and agreed that (A) Buyer’s expressed intention to extend any offer of employment as set forth in this section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) unless Buyer otherwise decides in its discretion to offer different terms, Buyer intends to offer employment “at will,” such that it may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Applicable Law).  Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

(iii)          Anything herein to the contrary notwithstanding, it is understood and agreed that Buyer’s decisions whether to interview or offer employment to any of Seller’s Employees are exclusively Buyer’s own, and that Seller shall have no, and has not and will not have had any, authority or participation in Buyer’s decisions in this regard or with respect to Buyer’s employment interviews, offers, criteria or terms, or as to any other aspect of Buyer’s hiring process, or as to any aspect of Buyer’s employment of or termination of employment of Buyer’s Hired Employees, all of which are exclusively Buyer’s own decisions and actions.  No Representative of Seller shall have any authority to act as an agent of Buyer for any purpose related to Buyer’s hiring, employment or termination of employment of Buyer’s Hired Employees.  Buyer shall indemnify Seller and hold Seller harmless from and against any and all Losses arising out of or in any way related, as a whole or in part, to Buyer’s hiring of, failure to hire, employment of, termination of, or employment terms with respect to any of Seller’s Employees occurring on or after the Closing Date as a result of an act or omission of Buyer.  Buyer covenants, represents and warrants that any and all interviews, contacts and decisions made in the process of hiring or not hiring any of the Seller’s Employees shall be in accordance with Applicable Law.

(d)           Salaries and Benefits.

(i)            Seller shall be responsible, as and to the extent required by Applicable Law, Seller’s severance policies or Contracts to which Seller is a party, for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date; and (B) the provision of health plan continuation coverage in accordance with the requirements of COBRA or state law continuation coverage rights.

(ii)           Promptly after the date hereof, Seller shall provide any and all notices necessary to fully comply with any potential responsibilities it may have under the

Federal and California acts referred to as WARN Acts; provided that, anything herein to the contrary notwithstanding, the Closing shall not occur until at least sixty (60) days shall have elapsed after all such notices are received and until any later date that Seller may determine is required for full compliance with such WARN Acts.  Notwithstanding any other provisions of this Agreement, and except as provided in Section 10.12(b), Seller’s New York employees shall remain in Seller’s employ up through and including the time of the Closing.  Buyer shall, prior to Closing, offer employment to Seller’s New York employees which employment shall commence immediately following the Closing and shall be on terms which shall not result in an “employment loss” as defined by the New York Worker Adjustment and Retraining Notification Act (“NY WARN”) such that Seller’s New York employees shall have been “included in the sale” as defined under NY WARN and such that no notice is required under NY WARN.

(iii)          Seller shall be liable for any claims by Active Employees and their beneficiaries through the Closing Date under the Employee Benefit Plans and under the WARN Act.  Buyer shall be liable for any claims (including claims under NY WARN) on or after the Closing Date (A) by Hired Employees and their beneficiaries arising from any act or omission of Buyer or (B) by Seller’s Employees not hired by Buyer arising from any act or omission of Buyer.  For purposes of the immediately preceding sentence, a claim will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the claim are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

(e)           Seller’s Employee Benefit Plans.  Seller (or Seller’s Employee Benefit Plans) shall retain sole liability for the payment of benefits accrued under Seller’s Employee Benefit Plans as of the Closing Date.  Seller shall comply with ERISA and other Applicable Law in connection with each Employee Benefit Plan.

(f)            No Transfer of Assets.  Seller shall not make any transfer of pension or other Employee Benefit Plan assets to Buyer.

(g)           Collective Bargaining Matters.  Buyer will set its own initial terms and conditions of employment for the Hired Employees and others it may hire, including work rules, benefits and salary and wage structure, all as permitted by law.  Buyer is exclusively responsible for complying with any and all obligations it may have under the National Labor Relations Act or any other labor relations law or legal requirement in connection with the Contemplated Transactions, or following the Closing; provided that Buyer is not obligated hereby to assume any collective bargaining agreement.

(h)           General Employee Provisions.

(i)            Parent and Seller shall give any notices required by Applicable Laws and take whatever other actions with respect to the plans, programs and policies described in this Section 10.12(h) as may be necessary to carry out the arrangements described in this Section 10.12(h) and shall provide reasonable prior notice thereof to Buyer.

(ii)           Seller and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.12 ..

(iii)          If any of the arrangements described in this Section 10.12 are determined by the IRS or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the Parties contemplated herein in a manner that is not prohibited by law.

(iv)          Buyer shall be solely responsible for obtaining I-9 forms in accordance with Applicable Law for any of the Hired Employees.  Within five (5) Business Days of Seller’s receipt Buyer’s list of Hired Employees, Seller shall request consent in writing from the Hired Employees to disclose any I-9 form contained in Seller’s personnel records pertaining to such Hired Employees.  Subject to Applicable Law, Seller shall provide Buyer with reasonable access after the Closing, on reasonable prior notice during normal business hours, to those I-9 forms only of the Hired Employees who so consented in writing; provided that such access is not disruptive of the Seller’s operations.

(v)           Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Seller.  Seller shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Buyer.

10.13       Warranty Claims.  From and after the Closing Date, Buyer shall be liable for satisfying any claims of customers of the Business relating to claims under Seller’s product warranties provided to customers in the Ordinary Course of Business for products sold by Seller prior to the Closing (“Warranty Claims”) and which are asserted by customers following the Closing Date, provided, however, that for a period of ten (10) years following the Closing, Buyer shall be liable for satisfying Warranty Claims only in an aggregate amount per year of $35,000, and Seller shall promptly reimburse Buyer for the amount of all such Warranty Claims in excess of such amount.  Nothing in this Section 10.13 shall be construed to assign to Buyer any Liability relating to any recall of, or product liability with respect to, any products sold or manufactured by Seller prior to the Closing Date, other than customer warranty claims arising in the Ordinary Course of Business subject to the limitations set forth herein.

ARTICLE 11

INDEMNIFICATION; REMEDIES

11.1         Survival.

(a)           The representations and warranties of Parent, Seller, M&G and Buyer contained in any Transaction Document shall survive until the date that is eighteen months from the Closing Date (the “Expiration Date”); provided, however, that (i) the representations and warranties contained in Sections 3.1 (Organization and Good Standing), 3.2(b) (Due Authority), 3.3 (Capitalization), 3.9 (Title to Assets; Encumbrances), 3.17 (Prohibited Payments), 3.29 (Brokers or Finders), 4.1 (Organization and Good Standing), 4.2(b) (Due Authority), 4.3 (Capitalization), and 4.5 (Brokers or Finders) shall survive the Closing Date indefinitely, and (ii) the representations and warranties contained in Sections 3.18 (Taxes), 3.19 (Employment Matters and Employment Benefit Plans) and 3.20 (Environmental, Health and Safety Matters) (Sections 3.1, 3.2(b), 3.3, 3.9, 3.17, 3.18, 3.19, 3.20, 3.29, 4.1, 4.2(b), 4.3 and 4.5 are collectively referred to herein as the “Specified Representations”) shall survive the Closing Date until the sixtieth (60th) day after the expiration of the respective statutes of limitation for Third Party Claims applicable to the matters covered thereby.  The covenants and other agreements of the Parties contained in the Transaction Documents shall survive the Closing Date until they are performed, discharged or terminated in accordance with their terms.  The period from the Closing Date until the date upon which any representation or warranty contained herein terminates if any, is referred to herein as the “Survival Period” for such representation or warranty.  The Parties specifically and unambiguously intend that the Survival Periods that are set forth in this Section for the representations and warranties contained herein shall replace any statute of limitations for such representations or warranties that would otherwise be applicable (including the statute of limitations prescribed by the law of the State of California.

(b)           No Indemnified Person shall be entitled to make any claim in respect of any representation or warranty after the expiration of its applicable Survival Period, except that any claim initiated by an Indemnified Person prior to the expiration of the applicable Survival Period, and the representation or warranty to which such claim relates, shall survive until it is settled or resolved pursuant to this Agreement.

11.2         Indemnification and Reimbursement by Parent and Seller.

(a)           Parent and Seller jointly and severally will indemnify, defend and hold harmless M&G, Buyer and their respective Representatives, shareholders and Affiliates (collectively, the “Buyer Indemnified Persons”), and will reimburse the Buyer Indemnified Persons for any Losses, arising from, related to or in connection with:

(i)            any Breach of any representation or warranty of Parent or Seller contained in any Transaction Document;

(ii)           any Breach of any covenant or agreement of Parent or Seller contained in any Transaction Document; or

(iii)          any Retained Liability.

(b)           Notwithstanding Section 11.2(a) Parent and Seller shall only be obligated to indemnify the Buyer Indemnified Persons under Section 11.2(a)(i) if the aggregate amount of Losses claimed under Section 11.2(a)(i) exceeds Two Hundred Fifty Thousand dollars ($250,000) (the “Basket Amount”) with a minimum claim amount threshold of Twenty-Five

Thousand dollars ($25,000) for each claim, but if the aggregate of all Losses of the Buyer Indemnified Persons arising out of the Transaction Documents exceeds the Basket Amount, then Parent and Seller shall be obligated to indemnify the Buyer Indemnified Persons from the first dollar of any Losses.

(c)           Notwithstanding Section 11.2(a) Parent and Seller shall only be obligated to indemnify the Buyer Indemnified Persons under Section 11.2(a)(i) for Losses claimed under Section 11.2(a)(i) up to an aggregate of Seven Million Five Hundred Thousand Dollars ($7,500,000) (other than arising from any Breach of any representation or warranty of Parent of Seller set forth in Section 3.18 or 3.20 of this Agreement), provided, Parent and Seller shall be obligated to indemnify the Buyer Indemnified Persons up to an aggregate additional amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), for Losses claimed under Section 11.2(a)(i) arising from any Breach of any representation or warranty of Parent of Seller set forth in Section 3.18 or 3.20 of this Agreement.

11.3         Indemnification and Reimbursement by Buyer.

(a)           Buyer and M&G jointly and severally will indemnify, defend and hold harmless Parent, Seller and their respective Representatives, shareholders and Affiliates (collectively, the “Seller Indemnified Persons”), and will reimburse the Seller Indemnified Persons for any Losses, arising from, related to or in connection with:

(i)            any Breach of any representation or warranty of Buyer or M&G contained in any Transaction Document;

(ii)           any Breach of any covenant or agreement of Buyer or M&G contained in any Transaction Document;

(iii)          any Assumed Liability; or

(iv)          Any obligation or Liability related to any of the Contemplated Transactions under or in connection with section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment and National Security Act of 2007 (FINSA) (section 721) and as implemented by Executive Order 11858, and regulations at 31 C.F.R. Part 800, or in connection with any filing with or approval of the Committee on Foreign Investment in the United States (CFIUS).

(b)           Notwithstanding Section 11.3(a), Buyer and M&G shall only be obligated to indemnify the Seller Indemnified Persons under Section 11.3(a)(i) if the aggregate amount of Losses claimed under Section 11.3(a)(i) exceeds the Basket Amount with a minimum claim amount threshold of Twenty-Five Thousand dollars $25,000 for each claim, but if the aggregate of all Losses of the Seller Indemnified Persons arising out of the Transaction Documents exceeds the Basket Amount, then Buyer and M&G shall be obligated to indemnify the Seller Indemnified Persons from the first dollar of any Losses.

(c)           Notwithstanding Section 11.3(a), Buyer and M&G shall only be obligated to indemnify Parent and Seller under Section 11.3(a)(i) for Losses claimed under Section 11.3(a)(i) up to an aggregate of Seven Million Five Hundred Thousand Dollars ($7,500,000).

11.4         Third Party Claims.

(a)           Promptly after receipt by a Person entitled to indemnity under Section 11.2 or 11.3 (an “Indemnified Person”) of notice of the assertion of a Third Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an “Indemnifying Person”) of the assertion of such Third Party Claim; provided, that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any Liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third Party Claim is prejudiced by the Indemnified Person’s failure to give such notice.

(b)           If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.4(a) of the assertion of a Third Party Claim, then the Indemnifying Person shall be entitled to assume the defense of such Third Party Claim.  After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case, subsequently incurred by the Indemnified Person in connection with the defense of such Third Party Claim, other than reasonable costs of investigation.  If the Indemnifying Person assumes the defense of a Third Party Claim, then no compromise or settlement of such Third Party Claims may be effected by the Indemnifying Person without the Indemnified Person’s Consent unless (A) there is no finding or admission of any violation of Applicable Law or any violation of the rights of any Person by the Indemnified Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person has no Liability with respect to any compromise or settlement of such Third Party Claims effected without its Consent.  If notice is given to an Indemnifying Person of the assertion of any Third Party Claim and the Indemnifying Person does not, within thirty (30) days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of the Indemnifying Person’s election to assume the defense of such Third Party Claim, then the Indemnifying Person will be bound by any determination made in such Third Party Claim or any compromise or settlement effected by the Indemnified Person.

(c)           Notwithstanding the foregoing, the Indemnifying Person will not be entitled to assume (or retain, as applicable) control of such defense if (i) the claim for indemnification relates to or arises in connection with any criminal Action against the Indemnified Person, (ii) in light of any actual or potential conflict of interest, it would be inappropriate for legal counsel selected by the Indemnifying Person to represent the Indemnified Person, or (iii) the Indemnifying Person fails to prosecute or defend such claim in good faith or fails to begin such prosecution or defense in a timely manner.

(d)           Each Indemnifying Person hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third Party Claim is brought against any Indemnified Person for purposes of any claim that such Indemnified Person may have under this Agreement with respect to such Action or the matters alleged therein, and such Indemnifying Person agrees that process may be served on such Indemnifying Person with respect to such a claim anywhere in the world.

(e)           With respect to any Third Party Claim subject to indemnification under this ARTICLE 11:  (i)  the Indemnified Person and the Indemnifying Person shall keep each other fully informed of the status of such Third Party Claim and any related Actions at all stages thereof where such Person is not represented by its own counsel, and (ii) the Parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third Party Claim.

(f)            With respect to any Third Party Claim subject to indemnification under this ARTICLE 11, each Party agrees to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges of the other Parties.  In connection therewith, each Party agrees that:  (i) it will use its commercially reasonable efforts, in respect of any Third Party Claim in which it has assumed the defense, to avoid production of confidential information (consistent with Applicable Law and rules of procedure), and (ii) all communications between any Party and counsel responsible for or participating in the defense of any Third Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

11.5         Other Claims.  A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought.

11.6         Bar; Losses; Effect on Indemnity.

(a)           Notwithstanding anything to the contrary contained in this Agreement, nothing in ARTICLE 11 shall operate to bar or limit any claim arising from or based on fraud, criminal misconduct or willful misconduct.

(b)           For purposes of calculating the amount of Losses incurred by a party seeking indemnification hereunder arising out of or resulting from any Breach of a representation, warranty covenant or agreement contained herein (but not for purposes of determining whether such a Breach has occurred), references to “Material Adverse Effect” or materiality (or other similar terms) shall be disregarded.

(c)           As used herein, Losses of a Person are not limited to matters asserted by Third Parties, but include Losses incurred or sustained by such Person in the absence of claims by Third Parties.

(d)           Subject to and except as otherwise provided in Section 11.1, all indemnification rights under this ARTICLE 11 shall survive the execution and delivery of the Transaction Documents and the consummation of the Contemplated Transactions indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any Knowledge of any Indemnified Person or the acceptance by a Party of any certificate or opinion.

(e)           Any indemnification payments made pursuant to this ARTICLE 11 shall be treated as an adjustment to the Purchase Price unless otherwise required by Applicable Laws.

ARTICLE 12

GENERAL PROVISIONS

12.1         Entire Agreement.  This Agreement (which includes the exhibits and schedules hereto, which are incorporated herein by reference) and the Confidentiality Agreement together contain the entire agreement of the parties and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements between or among the parties, written or oral (including the Letter of Intent dated May 14, 2010, which is hereby cancelled), regarding the subject matter hereof; provided that Seller and Buyer (in addition to Parent and M&G) shall be deemed to be parties to and bound by the Confidentiality Agreement, which shall continue in effect until the Closing, when it shall expire and terminate.

12.2         Notices.  All notices, Consents and other communications required or permitted by this Agreement shall be in writing and shall be (a) delivered to the appropriate address by hand, by nationally recognized overnight service or by courier service (costs prepaid); (b) sent by facsimile, or (c) sent by registered or certified mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a Party may designate by notice to the other Parties):

Parent or Seller:

Simpson Manufacturing Co., Inc.

5956 W. Las Positas Blvd.

Pleasanton, CA 94588

Attention:  Chief Financial Officer

Facsimile no.:  (925) 833-1496

with a copy (which shall not constitute notice) to:

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, CA 94111-3598

Attention:  Douglas L. Hammer

Facsimile no.:  (415) 421-2922

Buyer or M&G:

M & G Holding

Dr. A.F. Philipsweg 39

9403 AD Assen - Holland

P.O. Box 77,

9400 AB Assen  Nederland

Attention: Wim Straver

Facsimile no.:  +31 (0) 592 340 825

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

1111 Chapala Street, Third Floor

Santa Barbara, CA 93101

Attention:  Ian Smith

Facsimile no.:  (805) 879-1871

All notices, Consents, waivers and other communications shall be deemed have been duly given (as applicable):  if delivered by hand, when delivered by hand; if delivered by overnight service, when delivered by nationally recognized overnight service; if delivered by courier, when delivered by courier; if sent via registered or certified mail, five (5) Business Days after being deposited in the mail, postage prepaid; or if delivered by facsimile, when transmitted if transmitted without indication of delivery failure prior to 5:00 p.m. local time for the recipient (and if transmitted without indication of delivery failure after 5:00 p.m. local time for the recipient, then delivery will be deemed duly given at 9:00 a.m. local time for the recipient on the next Business Day).

12.3         Enforcement of Agreement.  Each of Parent and Seller acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of Section 5.5 of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Parent or Seller could not be adequately compensated by monetary damages alone.  Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce Section 5.5 of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond, proving the inadequacy of money damages or other undertaking.  Further, each of Parent and Seller hereby waives any claim or defense that there is an adequate remedy at law for such Breaches or threatened Breaches of Section 5.5 of this Agreement.

12.4         Modifications; Waiver; Remedies Cumulative.  No provision of this Agreement may be amended, supplemented, waived or otherwise modified except by a written agreement signed by the Parties (except for assignments as permitted in Section 12.7).  The rights and remedies of the Parties hereunder are cumulative and not alternative.  Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by Applicable Law, (a)  no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (b) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the other Transaction Documents.

12.5         Expenses.  Except as otherwise provided in this Agreement, each Party will bear its respective fees and expenses incurred in connection with the preparation, negotiation,

execution and performance of the Transaction Documents and the Contemplated Transactions, including all fees and expense of its Representatives.

12.6         Public Announcements.  Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the Parties may mutually agree, including as contemplated by Section 10.12(d)(ii).  Except with the prior Consent of Buyer or as otherwise permitted by this Agreement, none of Parent, Seller, their Affiliates or any of their respective Representatives shall disclose to any Person (a) the fact that any Confidential Information has been disclosed to Buyer or its Representatives, that any Confidential Information of Buyer has been disclosed to Parent, Seller or their Representatives or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement).  Subject to Section 10.12(d)(ii), Parent, Seller and Buyer will consult with each other concerning the means by which Seller’s employees, customers, suppliers and others having dealings with Parent or Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be, or have a Representative be, present for any such communication.  Notwithstanding any other provision hereof to the contrary, (a) without the prior consent of Parent, Buyer and M&G shall not, and shall not suffer or permit any Person to, issue any public notice, press release or other publicity concerning the existence or any of the terms and conditions of this Agreement or any of the Contemplated Transactions, and (b) Parent may issue any public notice, press release or other publicity concerning this Agreement or any transaction contemplated hereby that Parent believes in good faith is required by the United States Securities Exchange Act of 1934 and the rules and regulations thereunder, by any other Applicable Law or by the rules of the New York Stock Exchange, Inc.

12.7         Assignments, Successors and No Third Party Rights.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of law, (b) M&G and Buyer on the one hand, and Parent and Seller on the other, may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (c) Buyer may assign any or all of its rights, interests and obligations hereunder any post-Closing purchaser of the Business or substantially all of the Assets or (d) M&G and Buyer on the one hand, and Parent and Seller on the other, may assign any or all of its rights, interests and obligations hereunder to any financial institution providing purchase money or other financing to such Party from time to time as collateral security for such financing, but no such assignment referred to in clause (b), (c) or (d) shall relieve such Party of its obligations hereunder.  Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this paragraph.

12.8                           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.9                           Governing Law.  This Agreement will be governed by and construed under the internal laws of the State of California applicable to a contract made and performed in that state, without regard to choice of law or conflict of law principles.

12.10                     Jurisdiction; Venue.  The Parties agree that all actions or proceedings arising in connection with this Agreement shall be initiated and tried exclusively in the State and Federal courts located in the City and County of San Francisco, State of California.  The aforementioned choice of venue is intended by the Parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the Parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 12.10.  Each Party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the City and County of San Francisco, State of California, shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement.  Each Party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 12.10 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 12.2 of this Agreement for the giving of notice.  Any final judgment rendered against a Party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

12.11                     Attorneys’ Fees.  If any Action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that Action, in addition to any other relief to which it may be entitled.

12.12                     Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.13                     Execution of Agreement.  The exchange of copies of this Agreement or any other Transaction Document and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery thereof as to the Parties and may be used in lieu of the original thereof for all purposes.  Signatures of the Parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.  At the request of any Party, any facsimile or electronic document shall be re-executed in original form by the Parties who executed the facsimile or electronic document.  This Agreement may be executed in any number of counterparts, or by different parties in different counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 13

DEFINITIONS AND USAGE

13.1                           Definitions.  For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 13.1:

“Accounts Payable”  means all obligations of Seller with respect to accounts payable reflected or reserved against in the Interim Balance Sheet or those arising in the Ordinary Course of Business since March 31, 2010.

“Accounts Receivable” means (a) all billed and unbilled trade accounts receivable and other rights to payment from customers of the Business and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Business, (b) all other accounts or notes receivable that have arisen in the Business and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing; provided that no note, debt, duty, obligation or liability of any Affiliate of Seller, and no security therefor or right to payment thereof or claim, remedy or right related thereto, are or shall be deemed to be “Accounts Receivable.”

“Action” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Affiliate” means, with respect to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.  For this definition, “control” (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting interests, as trustee or executor, by Contract or otherwise.

“Applicable Law” means, with respect to any Person, each and any of the following that is applicable to such Person:  federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, rule, regulation, statute or treaty, in each of the foregoing cases.

“Books and Records” means originals, if available and copies if not, of all of Seller’s books, data, files and Records used in the Business, whether in print, electronic or other media, including:  engineering drawings; designs; tool designs; manufacturing plans; quality plans; engineering notebooks; laboratory papers, reports and test results; engineering plans and reports; production plans/documentation, work papers and process aides; operations and maintenance manuals, any other technical data, information or manufacturing/production documentation; correspondence; sales data; information relating to customers; mailing lists; brochures; advertising materials; business and marketing plans; sales literature; promotional literature; customer, supplier and distributor lists; display units; listings; and purchasing records;

provided, however, that Books and Records excludes (a) items related to Excluded Assets or Excluded Liabilities and (b) originals that Seller is permitted by this Agreement or required by law to retain in its possession.

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

“Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in San Francisco, California, are permitted or required to be closed.

“Closing Date” means the date on which the Closing actually takes place.

“Code” means the Internal Revenue Code of 1986.

“Confidential Information” means any confidential or secret information that relates to the Assets or the Business or to the business of any of customers, suppliers or other business relationships of the Business.

“Consent” means any approval, consent, ratification, waiver or other authorization.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement and the other Transaction Documents.

“Contract” means any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied).

“Employee Benefit Plan” means each plan, program, policy, contract, agreement (including Employee Agreements), or other arrangement providing for compensation, deferred compensation, retirement, profit sharing, savings, pension, bonus, incentive, severance, termination pay, performance awards, stock or stock related awards, phantom equity, health insurance, life insurance, disability, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA that is sponsored, maintained or contributed to by Seller or to which Seller has any Liability.

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.  Notwithstanding the foregoing, the following shall not constitute Encumbrances:  (a) encumbrances for Taxes not yet due and payable and for which there are adequate reserves on the books of the Person in question; (b) workers’ or unemployment compensation liens arising in the Ordinary Course of Business; (c) mechanic’s, materialman’s, supplier’s, vendor’s or similar liens arising in the Ordinary Course of Business securing amounts that are not delinquent or past due; (d) purchase money security interests arising in the Ordinary Course of Business; (e) zoning ordinances, easements and other restrictions of legal record affecting real property that would be revealed by a current ALTA survey of the real property; and (f) all recorded exceptions to title in existence on the Facilities that are in existence on the date of this Agreement, other than mechanic’s liens, mortgages, security interests, rights of first option or rights of first refusal that were created by or are the responsibility of Seller or Parent hereunder.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

“Environmental, Health and Safety Liabilities” means any Liabilities or Losses arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:  (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product); (b) any fine, penalty, judgment, award, order, settlement, legal or administrative proceeding, Loss, claim, demand or response, investigation, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup or investigation costs or corrective action, including any cleanup, removal,  site assessment, containment or other remediation or response actions (“Cleanup”) required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Authority or any other Person) and for any natural resource damages; or (d) any other compliance, investigative, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.  The terms “removal,” “remedial” and “response action” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”).

“Environmental Laws” shall mean any Applicable Law relating to pollution, protection or cleanup of the Environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resources Conservation and Recovery Act of 1976 (the “RCRA”), and any other federal, state, and local legal requirements relating to:  (a) a Release or the containment, investigation, assessment, removal, remediation, response, cleanup or abatement of a Hazardous Material; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, or transportation of a Hazardous Material; (c) exposure of Persons, including employees, to a Hazardous Material; (d) occupational safety or health matters; and (e) the physical structure or condition of a building, facility, fixture or other structure, including those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Facilities” means the Owned Property, the Leased Property and any other real property, leasehold or other interest in real property currently operated by Seller in connection with the Business.  Notwithstanding the foregoing, for purposes of the definitions of “Remedial Action” and Section 3.22, “Facilities” shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Seller in connection with the Business.

“GAAP” means generally accepted accounting principles for financial reporting in the United States, applied on a consistent basis.

“Governing Documents” means with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership,  the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles or certificate of organization or formation and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any Person; and (g) any amendment or supplement to any of the foregoing.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, multinational organization, court, tribunal, commission, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency, or any political or other subdivision, department, branch, official of any of the foregoing.

“Hazardous Material” shall mean any toxic substance or waste, pollutant, hazardous substance or waste, contaminant, special waste, industrial substance or waste, petroleum or any fraction of petroleum, any petroleum-derived substance or waste, asbestos, myotoxia, urea formaldehyde or any toxic or hazardous constituent or any such substance or waste, including any substance regulated under or defined by Environmental Laws.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the “deferred purchase price” in connection with any purchase of property or assets shall include only that portion of the purchase price which is deferred beyond the date on which the purchase is actually consummated), (f) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (h) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, (i) all capitalized lease obligations of such Person, and (j) all guaranties by such Person of any obligation mentioned in the foregoing clauses (a) through (i).

“Intellectual Property Assets” means all worldwide intellectual property owned, used, held for use, or licensed (as licensor or licensee) by Seller that are necessary to or useful in the conduct of the Business as presently conducted or as presently proposed to be conducted, including (a) all patents, patent applications, invention disclosures and inventions and discoveries, whether or not patentable and whether or not reduced to practice, improvements thereto, and other rights of invention (the items in clause (a), collectively, “Patents”); (b) registered and unregistered trademarks, service marks, trade names, trade dress, logos, product names and slogans, including any common law rights, registrations and applications for the foregoing (the items in clause (b), collectively, “Trademarks”); (c) copyrightable works, website content, all registered and unregistered copyrights in both published works and unpublished works, other rights of authorship and exploitation, and any applications, registrations and renewals in connection therewith (the items in clause (c), collectively, “Copyrights”); (d) all rights in mask works; (e) all know-how, trade secrets, confidential or proprietary information, customer lists, financial information, business information, technical information, data, process technology, plans, drawings and blue prints (the items in clause (e), collectively, “Trade Secrets”); (f) all rights in internet web sites and internet domain names presently used by Seller in connection with the Business (such web sites and internet domain names included in the Intellectual Property Assets are collectively referred to as “Domain Names”); and (g) rights to exclude others from appropriating any of such Intellectual Property Assets, including the right to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein, and any other proprietary, intellectual property and other rights relating to any or all of the foregoing anywhere in the world.  Anything in this Agreement to the contrary notwithstanding, however, “Intellectual Property Assets” excludes, and the Parties acknowledge that pursuant to this Agreement Buyer will acquire no, right, title or interest in or to, (a) the Retained Mark or (b) any Software purchased or licensed by Seller, Parent or any of their respective Affiliates from any Third Party or created or developed by any employee, contractor or consultant employed or engaged by Seller, Parent or any of their Affiliates, including any and all intellectual property rights associated therewith and any registration thereof or right to register the same (the “Retained Software”).

“Inventories” means any and all inventories of the Business, wherever located, including all finished goods, work-in-process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

“Knowledge” means, when used with respect to an individual, that such individual has knowledge of a particular fact or other matter if (a) that individual is actually aware of that fact or matter; or (b) a prudent individual would be reasonably expected to discover or otherwise become aware of that fact or matter in the course of fulfilling such individual’s daily duties in the Ordinary Course of Business.  Parent and Seller will be deemed to have Knowledge of a particular fact or other matter if any of Stephen P. Eberhard, Victor Lambert, Karen Colonias, Jeffrey Mackenzie, Michael J. Herbert or Brian Magstadt has actual knowledge of that fact or other matter.   M&G and Buyer will be deemed to have Knowledge of a particular fact or other matter if any of Wim Straver or Gert Karenbeld has actual knowledge of that fact or other matter.

“Lease” means any lease of real property or other lease or rental agreement, or license, right to use or installment and conditional sale agreement to which Seller is a party and any other Contract to which Seller is a party pertaining to the leasing or use of any Tangible Personal Property.

“Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Losses” means any and all losses, liabilities, claims, damages, expenses (including costs of investigation and defense and reasonable attorneys’ fees and expenses).

“Material Adverse Effect” shall mean any event, development or circumstance that has caused a material adverse condition or material adverse change in or effect on (a) the business, assets, Liabilities, condition (financial or otherwise), prospects, results of operations of a specified Party, (b) the ability of a specified Party to perform its obligations under the Transaction Documents; or (c) the validity or enforceability of the Transaction Documents or the rights or remedies of a Party thereunder.  An effect or development resulting from conditions affecting the industry in which a specified Party does business or the economy as a whole shall not constitute a Material Adverse Effect so long as such conditions do not disproportionately affect such Party or its business or assets compared to other companies that operate in the same industry or industries as such Party and as compared to the industry as a whole.

“Neutral Accounting Firm” means Ernst & Young, LLP.

“Occupational Safety and Health Law” means any Applicable Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

“Ordinary Course of Business” means, with respect to an action taken by a Person, that such action is reasonably consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person.

“Permit” means any Consent, certification, endorsement, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or other Person (other than in connection with the Wells Credit Agreement) or pursuant to any Applicable Law.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Authority.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Registered IP” means all Intellectual Property Assets consisting of federal, state, international, and other:  (i) patents and patent applications (including provisional applications); (ii) registered trademarks and service marks and applications to register trademarks and service marks, including intent-to-use or similar applications; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; (v) Internet domain names; and (vi) other Intellectual Property Assets that are the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Authority, including any domain names; provided that the Retained Mark, the Retained Software and any and all rights in connection therewith are excluded from the Registered IP.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaching, dumping or disposing of a Hazardous Material into the environment of any kind whatsoever, including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing Hazardous Material.

“Remedial Action” means all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or  (d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Permits.

“Representative” means, with respect to a particular Person, any director, officer, partner, manager, employee, agent, consultant, advisor, accountant, financial advisor, investment banker, legal counsel or other representative of that Person.

“Software” means all computer databases, computer software and subsequent versions thereof, including firmware, programs, modules, source code, object, executable or binary code, objects, comments, screens, user interfaces, libraries, drivers, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and all other items and documentation related thereto or associated therewith, and portions thereof, including computer programs, materials, tapes, know-how, processes and other written materials.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation).  The term ‘‘Subsidiary’’ shall include all Subsidiaries of such Subsidiary.

“Tangible Personal Property” means all machinery, equipment, tools, special tooling, manufacturing tooling, production tooling, special test equipment, models, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller and used in connection with or necessary to the Business (wherever located and whether or not carried on Seller’s books), together with any freely assignable express or implied warranty by the manufacturers, sellers or lessors of any item or component part of Tangible Personal Property and all maintenance records and other documents relating thereto.

“Tax” means any and all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, withholding, social security, unemployment, disability, real property, personal property, escheat, ad valorem, documentary, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge, custom or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Authority or payable under any tax-sharing agreement or any other Contract, as a successor or transferee, by operation of law, or otherwise.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information (including any amended return or amendment, modification or supplement to any of the foregoing) filed with or submitted to, or permitted or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Applicable Law relating to any Tax.

“Third Party” means a Person that is not a Party.

“Third Party Claim” means any claim against any Indemnified Person by a Third Party, whether or not involving a Action.

“Threat of Release” means a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

“Transaction Document” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Vicksburg Deed, the Patent Assignment, the Trademark Assignment, the Copyright Assignment, the Noncompetition Agreement, the Transition Services Agreement, the Lease Assumption and the certificates of the parties’ officers delivered pursuant to Section 2.2

“Treasury Regulations” means the regulations promulgated by the Secretary of the Treasury pursuant to the Code.

“Wells Credit Agreement” means that certain Credit Agreement dated as of October 10, 2007, among Parent as Borrower, Seller, Simpson Strong-Tie Company, Inc. and Simpson Strong-Tie International, Inc. as Guarantors, the lenders party thereto, and Wells Fargo Bank, National Association as Administrative Agent, Sole Arranger and Sole Bookrunner, and all Contracts, notes, or instruments entered into in connection therewith.

“Working Capital” means the working capital of Seller as of the Effective Time calculated in accordance with GAAP as calculated and adjusted pursuant to Schedule 1.9.

13.2                           Index of Defined Terms.  Solely for convenience purposes, the following is a list of certain terms that are defined in this Agreement and the section numbers where such definitions are contained:

TERM:	SECTION:
Accounting Arbitrator	Section 1.11(b)
ACM	Section 5.1(e)(iii)
Acquisition Proposal	Section 5.5(a)
Active Employees	Section 10.12(a)
Agreement	Preamble
Alternative Negotiations	Section 5.5(a)
Assets	Section 1.1
Assigned Contracts	Section 1.1(e)
Assignment and Assumption Agreement	Section 2.2(a)(ii)
Assumed Liabilities	Section 1.3(a)
Basket Amount	Section 11.2(b)
Bill of Sale	Section 2.2(a)(i)
Breaching Party	Section 9.3
Business	Recitals
Buyer	Preamble

TERM:	SECTION:
Buyer Group	Section 5.1(a)
Buyer Indemnified Persons	Section 11.2(a)
Buyer’s Consultants	Section 5.1(d)(i)
Cash and Equivalents	Section 1.2(a)
CERCLA	Section 13.1
Closing	Section 2.1
Closing Purchase Price	Section 1.5
COBRA	Section 3.19(g)
Competing Business	Section 3.25
Confidentiality Agreement	Section 5.1(b)
Copyrights	Section 13.1
Domain Names	Section 13.1
Effective Time	Section 2.1
Employee Agreements	Section 3.19(d)
Employees	Section 3.19(a)
Equity Award	Section 3.19(k)
ERISA Affiliate	Section 3.19(h)
Estimated Closing Balance Sheet	Section 1.9
Estimated Final Working Capital	Section 1.9
Estimated Working Capital Deficiency	Section 1.9
Estimated Working Capital Surplus	Section 1.9
Excluded Assets	Section 1.2
Excluded Taxes	Section 1.3(a)
Expiration Date	Section 11.1(a)
Final Closing Balance Sheet	Section 1.10
Final Working Capital	Section 1.10
Final Working Capital Statement	Section 1.10
Financial Statements	Section 3.4
Hired Employees	Section 10.12(b)(i)
Improvements	Section 1.1(l)
Indemnified Person	Section 11.4(a)
Indemnifying Person	Section 11.4(a)
Interim Balance Sheet	Section 3.4
Interim Financial Statements	Section 3.4
Invasive Testing	Section 5.1(d)
Lease Assumption	Section 2.2(a)(ix)
Leased Property	Section 3.22(a)(ii)
License	Section 5.1(d)(i)
Material Consents	Section 7.3(a)
Noncompetition Agreement	Section 2.2(a)(vi)
Nonqualified Deferred Compensation Plan	Section 3.19(k)
Non-Released Claims	Section 5.1(e)(iii)
Owned Property	Section 3.22(a)(i)

TERM:	SECTION:
Parties or Party	Preamble
Patents	Section 13.1
Phase One Investigation	Section 5.1(d)(i)
Phase Two Investigation	Section 5.1(d)(i)
Plans	Section 5.1(d)(vi)
Purchase Price	Section 1.5
RCRA	Section 13.1
Retained Mark	Section 1.2(i)
Restricted Contracts	Section 10.7(a)
Retained Liabilities	Section 1.4
Retained Mark	Section 1.2(i)
Retained Software	Section 13.1
Seller	Preamble
Seller Indemnified Persons	Section 11.3(a)
Seller’s Consultants	Section 5.1(d)(vi)
Software	Section 13.1
Specified Representations	Section 11.1(a)
SST Canada	Section 10.14
Supplemental Environmental Report	Section 7.9(c)
Survival Period	Section 11.1(a)
Tax Purchase Price	Section 1.7
Termination Fee	Section 9.3
Title Company	Section 10.8
Title Policy	Section 10.8
Title Report	Section 10.8
Trade Secrets	Section 13.1
Trademarks	Section 13.1
Transition Services Agreement	Section 2.2(a)(ix)
Vacaville Lease	Section 2.2(a)(x)
Vacaville Property	Section 1.2
Vicksburg Deed	Section 2.2(a)(iii)
Vicksburg Property	Section 1.1(l)
Vicksburg Report	Section 7.9(c)
WARN Act	Section 3.6(a)(xvi)
Warranty Claims	Section 10.13
Year-End Financial Statements	Section 3.4

13.3                           Construction.

(a)                                  Each Party acknowledges that it has consulted with, or has been afforded the opportunity to consult with, counsel of its own choosing in connection with the drafting, negotiation and execution of this Agreement and that it enters into this Agreement of its own free will and as its independent act.  The language used in this Agreement has been chosen by the

Parties to express their mutual intent, and no rule of construction shall be applied against or in favor of any Party, and no Party shall be deemed the drafter of this Agreement.

(b)                                 In this Agreement, unless a clear contrary intention appears:

(i)                                     the singular number includes the plural number and vice versa and reference to any gender includes each other gender;

(ii)                                  reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(iii)                               the Table of Contents and the headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation; and

(iv)                              all references to “Articles,” “Sections,” “Exhibits” and “Schedules” refer to the corresponding Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise stated;

(v)                                 “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vi)                              reference to any agreement, document or instrument (including any Transaction Document) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(vii)                           references to documents, instruments or agreements (including this Agreement) shall be deemed to refer as well to all addenda, exhibits, schedules, restatement, supplements or amendments thereto;

(viii)                        reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, as a whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(ix)                                “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding the word “including”;

(x)                                   where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner;

(xi)                                “or” is used in the inclusive sense of “and/or”;

(xii)                             with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(xiii)                          the measure of a period of one (1) month or year for purposes of this Agreement shall be the date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, then the end date of such period being measured shall be the next actual date of the following month or year (for example, one (1) month following February 18 is March 18 and one (1) month following March 31 is May 1);

(xiv)                         any approval or consent required to be given by any Party in this Agreement shall be given or withheld by such Party in its sole discretion;

(xv)                            references to amounts of money expressed in dollars are references to United States dollars, unless express reference is made to currency of another country; and

(xvi)                         all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed and delivered this Asset Purchase Agreement as of the date first written above.

M&G:
M&G HOLDING B.V.

By:	/s/ Wim Straver
Name:	Wim Straver
Title:	CEO

Buyer:
SMOKEY ACQUISITION, INC.

By:	/s/ Wim Straver
Name:	Wim Straver
Title:	President

Seller:
SIMPSON DURA-VENT COMPANY, INC.

By:	/s/ Karen Colonias
Name:	Karen Colonias
Title:	CFO

Parent:
SIMPSON MANUFACTURING CO., INC.

By:	/s/ Karen Colonias
Name:	Karen Colonias
Title:	CFO

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

FORM OF BILL OF SALE

See attached.

EXHIBIT A

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), dated as of                    , 2010,  is made by and among Simpson Dura-Vent Company, Inc., a California corporation, (“Seller”), and [Newco], Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement dated as of                           , 2010 (the “APA”), pursuant to which Seller has agreed to sell, transfer, assign, convey and deliver to Buyer, and Buyer has agreed to purchase and acquire from Seller, all of Seller’s right, title and interest in and to the Assets (as defined in the APA); and

WHEREAS, Buyer and Seller desire to document, and set forth the terms of, the sale, transfer, assignment, conveyance, and delivery of the tangible assets included in the Assets.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Definitions.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the APA.  All references to schedules and sections shall mean references to the APA, except as otherwise noted herein.

2.             Sale.  Effective as of the Closing on the Closing Date, Seller hereby irrevocably sells, conveys, assigns, transfers and delivers to Buyer all right, title and interest, legal and equitable, in and to the tangible assets included in the Assets, including without limitation the assets specified on Exhibit I hereto (the “Purchased Tangible Assets”).  Buyer hereby purchases, acquires and accepts from Seller, the Purchased Tangible Assets.  Seller hereby irrevocably constitutes and appoints Buyer as its true and lawful attorney, with full power of substitution, in Seller’s name and stead, but on behalf and for the benefit of Buyer lawfully to demand and receive any and all of the Purchased Tangible Assets, and to give receipts and releases therefor, and from time to time to take any and all lawful actions in Seller’s name, for the benefit of Buyer for the collection and/or reduction to possession of the Purchased Tangible Assets.  Such powers of attorney are coupled with an interest and are irrevocable by Seller.

3.             APA.  This Bill of Sale is in accordance with and is subject to all the terms, representations, warranties, covenants, agreements and limitations set forth in the APA and all such terms, representations, warranties, covenants, agreements and limitations are incorporated herein by this reference.  The execution and delivery of this Bill of Sale by the parties hereto shall not in any way limit the rights and obligations of the parties under the APA.  In the event of any conflict between the terms of this Bill of Sale and the APA, the APA shall control.

1

4.             Execution of Bill of Sale.  This Bill of Sale may be executed in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment.  Any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes, and all such counterparts shall together constitute one and the same instrument.

5.             Further Assurances.  The parties hereto agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Bill of Sale.

2

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first set forth above.

SELLER

SIMPSON DURA-VENT COMPANY, INC.

By:
Name:
Title:

BUYER

NEWCO, INC.

By:
Name:
Title:

Signature Page to Bill of Sale

EXHIBIT I

PURCHASED TANGIBLE ASSETS

See attached.

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

See attached.

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of                                  , 2010, is made by and among Simpson Dura-Vent Company, Inc., a California corporation, (“Seller”), and [Newco, Inc.], a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement dated as of                           , 2010 (the “APA”), pursuant to which Seller has agreed to sell, transfer, assign, convey and deliver to Buyer, and Buyer has agreed to purchase and acquire from Seller, all of Seller’s right, title and interest in and to the Assets (as defined in the APA);

WHEREAS, pursuant to the APA, Buyer has agreed to assume the Assumed Liabilities (as defined in the APA); and

WHEREAS, Buyer and Seller desire to document, and set forth the terms of, the sale, transfer, assignment, conveyance, and delivery of the contracts and intangible assets included in the Assets and the assumption of the Assumed Liabilities.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Definitions.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the APA.  All references to schedules and sections shall mean references to the APA, except as otherwise noted herein.

2.             Assignment.  Effective as of the Closing Date, Seller does hereby irrevocably sell, transfer, assign, convey and deliver to Buyer, free and clear of any Encumbrances, all right, title and interest, legal and equitable, in and to the intangible assets included in the Assets, including without limitation the assets described on Exhibit 1 hereto (the “Intangible Assets”).  Seller hereby irrevocably constitutes and appoints Buyer as its true and lawful attorney, with full power of substitution, in Seller’s name and stead, but on behalf and for the benefit of Buyer lawfully to demand and receive any and all of the Intangible Assets, and to give receipts and releases therefor, and from time to time to take any and all lawful actions in Seller’s name, for the benefit of Buyer for the collection and/or reduction to possession of the Intangible Assets.  Such powers of attorney are coupled with an interest and are irrevocable by Seller.

3.             Assumption.  Effective as of the Closing Date, Buyer does hereby accept the foregoing sale, transfer, assignment, conveyance and delivery of all of Seller’s right, title and interest in and to the Intangible Assets and hereby assumes and agrees to pay, perform and

1

discharge when due, in accordance with the APA, all of the liabilities set forth on Exhibit 2 hereto.

4.             APA.  This Agreement is made in accordance with and is subject to all the terms, representations, warranties, covenants, agreements and limitations set forth in the APA, and all such terms, representations, warranties, covenants, agreements and limitations are incorporated herein by this reference.  The execution and delivery of this Agreement by the parties hereto shall not in any way limit the rights and obligations of the parties under the APA.  In the event of any conflict between the terms of this Agreement and the APA, the APA shall control.

5.             Third Parties.  The assumption by Buyer of certain obligations of Seller as provided in Section 3 is not intended by the parties to expand the rights or remedies of any third party against Buyer or Seller or Parent, as the case may be, as compared to the rights and remedies which such third party would have had against Seller or Parent had Buyer not consummated the transactions contemplated by the APA.  Nothing contained herein will, or should be construed to, prejudice the right of Buyer or Seller or Parent, as the case may be, to contest any claim or demand with respect to any litigation or liability assumed or not assumed, respectively, hereunder; and Buyer or Seller or Parent, as the case may be, will have all rights which it has or may have to defend or contest any such claim or demand.

6.             Counterparts.  This Agreement may be executed in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment.  Any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes, and all such counterparts shall together constitute one and the same instrument.

7.             Further Assurances.  Upon Buyer’s request, Seller shall enter into and deliver such further assignments of the Intangible Assets and/or the rights related thereto and other documents as are reasonably necessary to protect Buyer’s rights therein, and Seller agrees to cooperate with Buyer in the enforcement of such rights and shall give such testimony as may reasonably be deemed necessary or required of Seller or Parent by Buyer or its designee to develop, preserve or extend Buyer’s rights relating to any Intangible Assets and to permit Buyer or its designee to file and prosecute patent applications and, as to copyrightable material, to obtain copyright registrations thereof.  Seller hereby appoints Buyer as its attorney-in-fact to execute on its behalf any assignments or other documents deemed necessary by Buyer to protect or perfect its rights to any Intangible Assets.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first set forth above.

SELLER

SIMPSON DURA-VENT COMPANY, INC.

By:
Name:
Title:

BUYER

NEWCO, INC.

By:
Name:
Title:

Signature Page to Assignment and Assumption Agreement

EXHIBIT 1

Intangible Assets

EXHIBIT 2

Assumed Liabilities

EXHIBIT C

See attached

2

EXHIBIT C

NOTE SELLER SHALL EXECUTE A WARRANTY DEED IF TITLE COMPANY REQUIRES A WARRANTY DEED IN ORDER TO INSURE TITLE WITHOUT TAKING AN EXCEPTION FOR THE FORM OF DEED

DEED PREPARED BY:

Alan J. Robin

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, Ca 94111

Phone: 415 421-6500

WHEN RECORDED RETURN TO:

Kris Motola

Sheppard Mullin, LLP

Four Embarcadero Center

17th Floor

San Francisco, CA 94111

Phone: 415 434-9100

INDEXING INSTRUCTIONS:

1

SPECIAL WARRANTY DEED

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) cash in hand paid, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the receipt and sufficiency of which is hereby acknowledged, the undersigned, SIMPSON DURA-VENT COMPANY, INC., a California corporation, Grantor, does hereby grant, bargain, sell and convey and warrant specially unto                                             , a                              Grantee, the following described real property located and situated in Warren County, Mississippi, and being more particularly described as follows:

A parcel of land lying in the Northwest One-Quarter (NW 1/4) of the Southeast One-Quarter (SE 1/4) and in the Northeast One-Quarter (NE 1/4) of the Southeast One-Quarter (SE 1/4)  and in the Southwest One-Quarter (SW 1/4) of  the Southeast One-Quarter (SE 1/4) and in Southeast One-Quarter (SE 1/4) of the Southeast One-Quarter (SE 1/4) of Section 13 Township 16 North, Range 5 East, Warren County, Mississippi, more particularly described as follows, to-wit:

Beginning at an iron pin marking the intersection of the Southerly line of Road “B” Extended with the Easterly line of Road “C” of the Industrial Complex, Phase 1, E.D.A. Project No 04-01-03490, Contract 3, Site Development, said iron pin being 50 feet  from the centerline of Road “C” and 50 feet  from the centerline of Road “B”, all being  measured perpendicular to the centerline of each roadway, said iron pin lying 5,645.65 feet South of and 3,454.40 feet East of an iron rail marking the Northwest corner of the Southwest One-Quarter of Section 12, Township 16 North, Range 5 East, Warren County, Mississippi; said iron pin lying South 05 degrees 46 minutes 09 seconds East, 100.11 feet from a recovered iron pin marking the Southwest corner of that tract conveyed by Warren County, Mississippi to McCarty Foods, Inc. by Warranty Deed dated April 17, 1990, and recorded an Deed Book 890 at Page 658 of the records of the Chancery Clerk at Vicksburg, Warren County, Mississippi; run thence North 85 degrees 14 minutes 36 seconds East, 30.0 feet along the Southerly line of Road “B” Extended; thence leaving the Southerly line of Road “B” Extended, run South 05 degrees 59 minutes 24 seconds East 38.15 feet; run thence North 85 degrees 01 minutes 06 seconds East, 38.0 feet; run thence North 05 degrees 59 minutes 24 seconds West, 38.0 feet to the Southerly line of Road “B” Extended; run thence North 85 degrees 14 minutes 36 seconds East, 822.00 feet along the Southerly line of Road “B” Extended; thence leaving the Southerly line of Road “B” Extended, run South 04 degrees 45 minutes 24 seconds East, 1,160.77 feet; run thence South 85 degrees 14 minutes 36 seconds West, 870.21 feet to the Easterly line of Road “C”; run thence North 05 degrees 44 minutes 00 seconds West, 1,160.94 feet along the Easterly line of Road “C” to the Point of Beginning, containing 23.420 acres, more or less.

The warranty of this conveyance is subject to (a) all of  the terms and conditions set forth in that certain Warranty Deed from Warren County, Mississippi and the Warren County Port Commission to Simpson Manufacturing Co., Inc. dated November 6, 1997, and recorded in Book 1124 at Page 1 in the office of the Chancery Clerk of Warren County, Mississippi, (b) all liens, encumbrances, easements, covenants, conditions and restrictions of record, including any

2

matters shown on any subdivision or parcel map affecting the Property; (c) all exceptions appearing in the policy of title insurance for the Property issued to the Grantee as of the date hereof; (d) all matters which would be revealed or disclosed in an accurate survey; (e) a lien not yet delinquent for (i) taxes for real property and (ii) any general or special assessments against the Property; and (f) zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy or enjoyment of the Property, but only to the extent such are in effect and relate to the Property.

[Signature on Following Page]

3

WITNESS THE SIGNATURE of the undersigned Grantor, this          day of           , 2010.

SIMPSON DURA-VENT COMPANY, INC.,
a California corporation

By:
Name:
Its:

STATE OF

COUNTY OF

Personally appeared before me, the undersigned authority in and for the said county and state, on this        day of                     , 2010, within my jurisdiction, the within named                     , who acknowledged that (he)(she) is                      of SIMPSON DURA-VENT COMPANY, INC., a California corporation, and that for and on behalf of the said corporation, and as its act and deed (he)(she) executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                 (NOTARY PUBLIC)

My commission expires:

                         ”

(Affix official seal, if applicable)

4

EXHIBIT D-1

FORM OF PATENT ASSIGNMENT

EXHIBIT D-1

PATENT AND PATENT APPLICATION ASSIGNMENT AGREEMENT

This Patent and Patent Application Assignment Agreement (this “Assignment Agreement”) is made and entered into as of June         , 2010 (the “Effective Date”) by and between Simpson Dura-Vent Company, Inc., a California corporation (“ASSIGNOR”) and [Newco, Inc.], a Delaware corporation (“ASSIGNEE”).

RECITALS

WHEREAS, ASSIGNOR is the owner of each of the United States and Canadian patents and patent applications, including, expired and abandoned patent and patent application, listed on Exhibit A attached hereto (collectively, the “Patents”) and the inventions covered by and disclosed in the Patents;

WHEREAS, ASSIGNOR desires to assign to ASSIGNEE its entire right, title, and interest in and to the Patents and the inventions covered by and disclosed in the Patents;

WHEREAS, ASSIGNEE desires to accept such assignment from ASSIGNEE;

NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.             Recitals.  Each and all of the foregoing Recitals are true and correct and are incorporated herein by reference.

2.             Assignment.  ASSIGNOR hereby assigns to ASSIGNEE, and ASSIGNEE hereby accepts such assignment of, the entire right, title, and interest in and to the Patents, together with: (a) the inventions covered by and disclosed in the Patents; (b) all original and reissued patent registrations associated with the Patents; (c) any continuations, divisions, continuations-in-part, reexaminations, or extensions associated with the Patents in the United States, Canada, or elsewhere, and (d) all income, royalties, damages, or payments due or payable including, without limitation, all claims for damages by reason of past, present, or future infringement or other unauthorized use of the Patents, with the right to sue for and collect such damages, for ASSIGNEE’S own use and benefit and that of its successors, assigns, and other legal representatives.  All of the foregoing to be held and enjoyed by ASSIGNEE, for its own use and benefit and for the use and benefit of its successors, assigns, and other legal representatives to the full end of the terms for which such Patents are granted, and for the patents which may be granted in respect of any patent applications listed on Exhibit A, as fully and entirely as the same would have been held and enjoyed by ASSIGNOR had this assignment not been made.

3.             Authorizations.  ASSIGNOR hereby authorizes and requests that the patent and trademark offices in the United States, Canada, and elsewhere to record ASSIGNEE as the assignee and owner of the Patents, and any continuations, divisions, continuations-in-part,

1

reissues, reexaminations, or extensions associated with the Patents, and to issue to ASSIGNEE the Patents as assignee of the entire right, title, and interest in and to such Patents, for the sole use and benefit of ASSIGNEE, its successors, assigns, or other legal representatives.

4.             Further Cooperation.  Upon reasonable request by ASSIGNEE, ASSIGNOR shall execute and deliver to ASSIGNEE such additional instruments of assignment as may be reasonably necessary (a) to establish ASSIGNEE as owner of record of all Patents assigned under this Assignment Agreement; and (b) for ASSIGNEE to secure registration in any of the Patents and the right to secure any continuations, divisions, continuations-in-part, reexaminations, or extensions associated with the Patents in the United States, Canada, or elsewhere.

IN WITNESS WHEREOF, ASSIGNOR and ASSIGNEE have executed this Assignment Agreement as of the Effective Date by their duly authorized representatives as set forth below.

ASSIGNOR SIMPSON DURA-VENT COMPANY, INC.		ASSIGNEE [NEWCO, INC., / M&G HOLDING B.V.]

By:		By:

Name:		Name:
	[Type or Print]		[Type or Print]

Title:		Title:

NOTICE TO ASSIGNOR:  Please arrange for your execution of this Agreement to be acknowledged by a notary public.

STATE OF	)
COUNTY OF	)

On                                         , 20      , before me,                                         , a Notary Public, personally appeared                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                                    that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

2

EXHIBIT A

UNITED STATES PATENTS AND PATENT APPLICATIONS

Country	Patent No.	Serial No.	Inventor(s)	Title	Status

United States	7,665,457	11/743,065	John R. Jacklich, Eric Adair	Wall thimble with outside air inlet	REGISTERED

United States	D552,725	29/229,096	John R. Jacklich, Eric Adair	Vent cap	REGISTERED

United States	D552,726	29/229,192	John R. Jacklich, Eric Adair	Direct vent cap	REGISTERED

United States	NONE	11/118,702	John R. Jacklich, Eric Adair	Direct vent cap	PENDING

United States	NONE	11/743,041	John R. Jacklich, Eric Adair	Gasket-less vent pipe coupling	PENDING

United States	NONE	11/743,290	John R. Jacklich, Eric Adair, Steven L. McIntyre	Exhaust system interlocking mechanism	PENDING

United States	NONE	11/948,877	Eric Adair, Steve Eberhard	Biofuel appliance venting system	PENDING

United States	NONE	12/544993	John Jacklich; Eric Adair	Wall thimble with outside air inlet	PENDING

United States	NONE	12/544,996	John R. Jacklich, Eric Adair	Wall thimble with outside air inlet	PENDING

United States	NONE	12/605,985	John R. Jacklich, Eric Adair	Ceiling support box without outside air inlet	PENDING

United States	NONE	12/427,576	John Jacklich; Eric Adair	Retrofitted corrosive resistant venting system	PENDING

United States	4,385,623	06/189,253	John R. Jacklich	Flue pipe for fireplace stove	EXPIRED

United States	4,608,963	06/688,714	Donald M. Townsend, John R. Jacklich	Thermally balanced air flow chimney	EXPIRED

United States	4,846,147	07/105,709	Donald M. Townsend, John R. Jacklich	Chimney liner system	EXPIRED

United States	5,165,732	07/681,152	Donald M. Townsend	Gas appliance connection	EXPIRED

3

PROTECH SYSTEMS, INC. PATENTS AND PATENT APPLICATIONS

Country	Patent No.	Serial No.	Inventor(s)	Title	Status

United States	6,026,803	08/859,922	Martin Wawrla (assigned to ProTech Systems, Inc.)	Coupling with Built-In Gasket And Mechanical With Locking Device (As Amended)	REGISTERED

United States	NONE	60/826,680	Martin Wawrla (assigned to ProTech Systems, Inc.)	Catch For Condensates	PENDING

United States	NONE	11/859,582	Martin Wawrla (assigned to ProTech Systems	Catch For Condensates	PENDING

United States	NONE	09/416,652	Martin Wawrla (assigned to ProTech Systems	Coupling With Built-In Gasket And Mechanical Locking Device And Method For Use (As Amended)	ABANDONED

United States	NONE	60/804,010	Martin Wawrla (assigned to ProTech Systems	Gasket Seal	ABANDONED

United States	NONE	60/826,698	Martin Wawrla (assigned to ProTech Systems	Test Port Apparatus, System And Method Of Use	ABANDONED

CANADIAN PATENTS AND PATENT APPLICATIONS

Country	Patent No.	Serial No.	Inventor(s)	Title	Status

Canada	113,303	113,303	John Jacklich; Eric Adair	Vent cap	REGISTERED

Canada	113,305	113,305	John Jacklich; Eric Adair	Direct vent cap	REGISTERED

Canada	NONE	2,545,225	John Jacklich; Eric Adair	Direct vent cap	PENDING

Canada	NONE	2,587,062	John Jacklich; Eric Adair	Gasket-less vent pipe coupling	PENDING

Canada	NONE	2,645,390	Eric Adair, Steve Eberhard	Biofuel appliance venting system	PENDING

Canada	1,142,405	368,032	John R. Jacklich	Flue pipe for fireplace stove	EXPIRED

Canada	1,269,816	506,154	Donald M. Townsend, John R. Jacklich	Themally balanced air flow chimney	EXPIRED

Canada	NONE	2,041,709	Donald M. Townsend	Gas appliance connection	ABANDONED

4

EXHIBIT D-2

FORM OF TRADEMARK ASSIGNMENT

EXHIBIT D-2

TRADEMARK AND TRADEMARK APPLICATION ASSIGNMENT AGREEMENT

This Trademark and Trademark Application Assignment Agreement (this “Assignment Agreement”) is made and entered into as of June         , 2010 (the “Effective Date”) by and between Simpson Dura-Vent Company, Inc., a California corporation (“ASSIGNOR”) and [Newco, Inc.], a Delaware corporation (“ASSIGNEE”).

RECITALS

WHEREAS, ASSIGNOR is the owner of each of the United States, Canadian, and California trademarks, trademark applications, including, all common law trademark rights associated with  the same, listed on Exhibit A attached hereto (collectively, the “Trademarks”) and all goodwill associated with the Trademarks;

WHEREAS, ASSIGNOR desires to assign to ASSIGNEE its entire right, title, and interest in and to the Trademarks and all goodwill associated with the Trademarks;

WHEREAS, ASSIGNEE desires to accept such assignment from ASSIGNEE;

NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.             Recitals.  Each and all of the foregoing Recitals are true and correct and are incorporated herein by reference.

2.             Assignment.  ASSIGNOR hereby assigns to ASSIGNEE, and ASSIGNEE hereby accepts such assignment of, the entire right, title, and interest in and to the Trademarks, together with (a) the goodwill connected with and symbolized by the Trademarks; and (b) all income, royalties, damages, or payments due or payable including, without limitation, all claims for damages by reason of past, present, or future infringement or other unauthorized use of the Trademarks, with the right to sue for and collect such damages, for ASSIGNEE’S own use and benefit and that of its successors, assigns, and other legal representatives.  All of the foregoing to be held and enjoyed by ASSIGNEE, for its own use and benefit and for the use and benefit of its successors, assigns, and other legal representatives to the full end of the terms for which such Trademarks are granted, and for the trademarks which may be granted in respect of any trademark applications listed on Exhibit A, as fully and entirely as the same would have been held and enjoyed by ASSIGNOR had this assignment not been made.

3.             Authorizations.  ASSIGNOR hereby authorizes and requests that the patent and trademark offices in the United States, Canada, California, and elsewhere to record ASSIGNEE as the assignee and owner of the Trademarks, and any renewals, reissues, and extensions of such Trademarks, and to issue to ASSIGNEE the Trademarks as assignee of the entire right, title, and

1

interest in and to such Trademarks, for the sole use and benefit of ASSIGNEE, its successors, assigns, or other legal representatives.

4.             Further Cooperation.  Upon reasonable request by ASSIGNEE, ASSIGNOR shall execute and deliver to ASSIGNEE such additional instruments of assignment as may be reasonably necessary (a) to establish ASSIGNEE as owner of record of all Trademarks assigned under this Assignment Agreement; and (b) for ASSIGNEE to secure registration in any of the Trademarks and the right to secure any renewals, reissues, and extensions of such Trademarks in the United States, Canada, California, or elsewhere.

IN WITNESS WHEREOF, ASSIGNOR and ASSIGNEE have executed this Assignment Agreement as of the Effective Date by their duly authorized representatives as set forth below.

ASSIGNOR SIMPSON DURA-VENT COMPANY, INC.		ASSIGNEE [NEWCO, INC., / M&G HOLDING B.V.]

By:		By:

Name:		Name:
	[Type or Print]		[Type or Print]

Title:		Title:

NOTICE TO ASSIGNOR:  Please arrange for your execution of this Agreement to be acknowledged by a notary public.

STATE OF	)
COUNTY OF	)

On                               , 20      , before me,                                      , a Notary Public, personally appeared                                          , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                                    that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

2

EXHIBIT A

UNITED STATES REGISTERED TRADEMARKS AND APPLICATIONS

Country	Type	Status	Mark	Serial No	Filed Date

United States	Intent To Use Application	Registered	DURAPRO	78/824,489	2/27/2006

United States	Intent To Use Application	Registered	PELLETVENT PRO	78/824,565	2/27/2006

United States	Regular	Registered	DURA-VENT	73/251,572	2/25/1980

United States	Regular	Registered	DURA-CHIMNEY	73/251,455	2/25/1980

United States	Regular	Registered	DURA-BLACK	73/251,454	2/25/1980

United States	Regular	Registered	DV (design mark)	73/251,573	2/25/1980

United States	Regular	Registered	DURA-PLUS	73/591,405	4/3/1986

United States	Regular	Registered	DVL	73/674,190	7/24/1987

United States	Regular	Registered	PELLET-VENT	73/684,041	9/14/1987

United States	Intent To Use Application	Registered	DURA/CONNECT	74/127,065	12/26/1990

United States	Regular	Registered	DURA FLEX	74/518,993	5/2/1994

United States	Intent To Use Application	Registered	ENGINEERED EXCELLENCE	74/519,006	5/2/1994

United States	Regular	Registered	DIRECT VENT GS	74/584,784	10/12/1994

United States	Regular	Registered	DURATECH	75/832,807	10/28/1999

United States	Regular	Registered	DURA CHIMNEY	78/857,721	4/10/2006

United States	Regular	Registered	VENTINOX	77/466,837	5/6/2008

United States	Regular	Registered*	FASNSEAL	75/614,007	9/5/2000

United States	Regular	Registered*	THER MIX	74/666,446	4/23/1996

United States	Intent To Use Application	Filed	S-VENT	77/306,773	10/17/2007

United States	Intent To Use Application	Filed	POLYPRO	77/723,770	4/28/2009

United States	Intent To Use Application	Filed	GREENVENT	77/025,245	10/19/2006

CANADIAN REGISTERED TRADEMARKS AND APPLICATIONS

Country	Type	Status	Mark	Serial No	Filed Date

Canada	Regular	Registered	PELLETVENT	1251452	3/22/2005

Canada	Regular	Registered	PELLETVENT PRO	1314632	8/28/2006

Canada	Regular	Registered	DURAPRO	1314633	8/28/2006

Canada	Intent To Use Application	Filed/Allowed	DURA/PLUS HTC	1246532	2/9/2005

Canada	Regular	Filed/Allowed	GREENVENT	1,342,395	4/5/2007

* The owner of this mark was ProTech Systems, Inc., which was merged into Simpson Dura-Vent Company, Inc.

* The owner of this mark was ProTech Systems, Inc., which was merged into Simpson Dura-Vent Company, Inc.

3

CALIFORNIA REGISTERED TRADEMARKS AND APPLICATIONS

Country	Type	Status	Mark	Serial No	Filed Date

California	Regular	Registered	DURA-PLUS	80872	4/8/1986

California	Regular	Registered	DVL	85497	10/28/1987

California	Regular	Registered	DURA/LINER	87074	2/29/1988

California	Regular	Registered	DURA/CONNECT	95113	11/12/1991

California	Regular	Registered	PELLET-VENT	85931	11/25/1987

UNREGISTERED/COMMON LAW TRADEMARKS

DIRECTVENT PRO

DURALOCK

DURA/LINER

VENTINOX VFT

VENTINOX HIFLEX

VENTINOX VG

FASNCLAMP

FASNSMOOTH

FASNFLEX

PROFOIL

PROMESH

PROTECH SYSTEMS

PROTECH

PELLET VENT (Canadian Application filed, but abandoned)

DURA/CONNECT (Canadian Application filed, but abandoned)

RENEW-A-FLUE

4

EXHIBIT D-3

FORM OF COPYRIGHT ASSIGNMENT

EXHIBIT D-3

COPYRIGHT ASSIGNMENT AGREEMENT

This Copyright Assignment Agreement (this “Assignment Agreement”) is made and entered into as of June         , 2010 (the “Effective Date”) by and between Simpson Dura-Vent Company, Inc., a California corporation (“ASSIGNOR”) and [Newco, Inc.], a Delaware corporation (“ASSIGNEE”).

RECITALS

WHEREAS, ASSIGNOR is the owner of each of the works of authorship, registered copyrights, and common law copyrights listed on Exhibit A attached hereto (collectively, the “Copyrights”);

WHEREAS, ASSIGNOR desires to assign to ASSIGNEE its entire right, title, and interest in and to the Copyrights;

WHEREAS, ASSIGNEE desires to accept such assignment from ASSIGNEE;

NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.             Recitals.  Each and all of the foregoing Recitals are true and correct and are incorporated herein by reference.

2.             Assignment.  ASSIGNOR hereby assigns to ASSIGNEE, and ASSIGNEE hereby accepts such assignment of, the entire right, title, and interest in and to the Copyrights, together with (a) the goodwill connected with and symbolized by the Copyrights; and (b) all income, royalties, damages, or payments due or payable including, without limitation, all claims for damages by reason of past, present, or future infringement or other unauthorized use of the Copyrights, with the right to sue for and collect such damages, for ASSIGNEE’S own use and benefit and that of its successors, assigns, and other legal representatives.  All of the foregoing to be held and enjoyed by ASSIGNEE, for its own use and benefit and for the use and benefit of its successors, assigns, and other legal representatives to the full end of the terms for which such Copyrights are granted, and for the Copyrights which may be granted in respect of any pending copyright applications listed on Exhibit A, as fully and entirely as the same would have been held and enjoyed by ASSIGNOR had this assignment not been made.

3.             Authorizations.  ASSIGNOR hereby authorizes and requests that the Copyright Offices in the United States, Canada, and elsewhere to record ASSIGNEE as the assignee and owner of the Copyrights, and any renewals, reissues, and extensions of such Copyrights, and to issue to ASSIGNEE the Copyrights as assignee of the entire right, title, and interest in and to such Copyrights, for the sole use and benefit of ASSIGNEE, its successors, assigns, or other legal representatives.

1

4.             Further Cooperation.  Upon reasonable request by ASSIGNEE, ASSIGNOR shall execute and deliver to ASSIGNEE such additional instruments of assignment as may be reasonably necessary (a) to establish ASSIGNEE as owner of record of all Copyrights assigned under this Assignment Agreement; and (b) for ASSIGNEE to secure registration in any of the Copyrights and the right to secure any renewals, reissues, and extensions of such Copyrights in the United States, Canada, or elsewhere.

IN WITNESS WHEREOF, ASSIGNOR and ASSIGNEE have executed this Assignment Agreement as of the Effective Date by their duly authorized representatives as set forth below.

	ASSIGNOR SIMPSON DURA-VENT COMPANY, INC.		ASSIGNEE [NEWCO, INC., / M&G HOLDING B.V.]

By:		By:

Name:		Name:
	[Type or Print]		[Type or Print]

Title:		Title:

NOTICE TO ASSIGNOR:  Please arrange for your execution of this Agreement to be acknowledged by a notary public.

STATE OF	)
COUNTY OF	)

On                                         , 20      , before me,                                                   , a Notary Public, personally appeared                                                   , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                                    that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

2

EXHIBIT A

ASSIGNOR generally indicates its right in and to Copyrights by using the © symbol and listing the applicable year.  Copyrights created during the eighteen (18) months prior to the Effective Date of this Assignment Agreement include, without limitation, the following works:

•                  Retail cartons

•                  Installation Instructions

•                  PolyPro sales sheet

•                  CAS sales sheet

•                  Sizing Handbook

•                  Product brochures

•                  Assignor’s product catalog

•                  Assignor’s price book

•                  Assignor’s recent ads

•                  Product bulletins

•                  Contents of the “duravent.com” and “protechinfo.com” Websites

3

EXHIBIT E

FORM OF NONCOMPETITION AGREEMENT

See attached.

EXHIBIT E

NONCOMPETITION AGREEMENT

This Noncompetition Agreement (the “Agreement”), is made as of                          , 2010, by and among Simpson Dura-Vent Company, Inc., a California corporation, (“Seller”), Simpson Manufacturing Co., Inc., a Delaware corporation (“Parent”), and Smokey Acquisition, Inc., a Delaware corporation (“Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement (as defined below).

RECITALS

A.            Buyer, M&G Holding B.V. (“M&G”), Parent and Seller have entered into an Asset Purchase Agreement dated June 30, 2010 (the “Asset Purchase Agreement”), pursuant to which Seller has agreed to sell, and Buyer has agreed to purchase, substantially all of the assets (including goodwill) and assume certain liabilities of the Business (as defined below) owned and operated by Seller (the “Acquisition”).

B.            Buyer, M&G, Parent and Seller have also entered into a Transition Services and License Agreement dated the date hereof (the “Transition Services Agreement”).

C.            Buyer desires to obtain certain covenants not to compete from Parent and Seller in connection with the Acquisition, and Parent and Seller are willing to provide such covenants.  The execution and delivery of this Agreement by Parent and Seller is a condition precedent to Buyer’s obligation to consummate the Acquisition under the Asset Purchase Agreement.  Parent and Seller enter into this Agreement in consideration of the execution by Buyer of the Asset Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.             Definitions.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.  For purposes of this Agreement, the following terms have the following meanings:

(a)           “Business” means the business carried on by Seller immediately before the date hereof, including, without limitation, the business of designing, manufacturing, marketing, distributing and selling chimney and exhaust venting systems and related equipment for gas, wood, oil, pellet and alternative fuel burning appliances for the residential, light industrial and commercial construction, remodeling and do-it-yourself markets.

(b)           “Products” means the types of products sold by Seller immediately before the date hereof, including, without limitation, chimney and exhaust venting systems, vents, venting pipes, chimneys, venting caps and venting flashing; provided, however, that the “Products” shall not include the Strong-Tie Products.

(c)           “Strong-Tie Products” means the types of products sold by Simpson Strong-Tie Company, Inc. or its Affiliates (other than Seller) immediately before the date hereof,

1

including without limitation fasteners, anchors, connectors, ties, strapping, supports, grips, adhesives and epoxies, but specifically excluding chimney and exhaust venting systems, vents, venting pipes, chimneys, venting caps, and venting flashing.

2.             Noncompetition.  (a) Except as otherwise provided in Section 2(b) or 2(c) below or in the Transition Services Agreement, during the period commencing on the date hereof and terminating on the fifth anniversary of the date hereof (the “Noncompetition Period”), Parent and Seller shall not, and shall not permit any of their Affiliates to, directly or indirectly carry on a business that sells any of the Products or own, enter into, engage in, operate, manage, control, participate in, advise, assist, contribute or give or lend funds to or otherwise finance, be employed by or render services to or consult with, or have a financial interest in, any business (including without limitation any division, group or franchise of a larger organization) that sells any of the Products within any city, county, state, country or other political subdivision or geographical area in which the Business is being conducted, including without limitation the United States and all of its territories and possessions, as well as U.S. military bases wherever located (collectively, the “Territory”), whether for or by itself or as an agent, stockholder, partner or joint venturer or in any capacity for any other person, individual, corporation, partnership, joint venture or other entity or business organization.

(b)           Parent and Seller warrant and represent that neither they nor any of their Affiliates has any financial interest in any Person that carries on any activity from which Parent and Seller are prohibited under Section 2(a).  If, after the date hereof, Parent or Seller directly or indirectly acquires or has any financial interest in a Person that engages directly or indirectly in a line of business that sells any of the Products within the Territory or otherwise carries on any activity in which Parent and Seller are prohibited to engage under Section 2(a), then Parent and Seller and its Affiliates shall divest all of their interest in such Person or cause such Person to divest its entire line of the Products within 9 months after Parent and Seller acquire such interest or such Person enters such line of business.  The requirement to divest as set forth above shall apply only during the Noncompetition Period and not thereafter.

(c)           Notwithstanding anything herein to the contrary, Buyer understands and agrees that Parent, Seller, and their Affiliates may, and nothing herein shall limit or otherwise affect their right to (i) continue to sell Products in Canada until for the period, in the manner and to the extent provided in the Transition Services Agreement, or (ii) manufacture, market, distribute and sell Strong-Tie Products.

3.             Nonsolicitation.  Parent and Seller shall reasonably cooperate with Buyer in Buyer’s efforts to hire those employees of the Business designated by Buyer that Buyer desires to hire immediately following the Closing Date.  During the period from the date hereof to the second anniversary of the date hereof, Parent and Seller agree that, without Buyer’s prior written consent, they shall not directly or indirectly solicit, induce or attempt to influence any employee of Buyer to terminate his or her employment with Buyer or, as applicable, with any Affiliate of Buyer.  Buyer agrees that the offer made by Parent to one of its employees in a letter dated February 19, 2010 and any acceptance hereafter of such offer by such employee shall not constitute a breach of the provisions of this Section 3, provided that Parent and Seller shall not hereafter directly or indirectly solicit, induce or attempt to influence such employee (i) to accept

2

such offer made by Parent or (ii) to terminate his employment with Buyer (or any Affiliate of Buyer) if such employee accepts employment with Buyer (or such Affiliate).

4.             Nondisparagement; Referrals.  During the period from the date hereof to the second anniversary of the date hereof, Parent and Seller agrees that it shall not either directly or indirectly solicit, induce, attempt to influence, or take any action that has or is intended to have the effect of discouraging any past or present lessor, licensor, customer, supplier, licensee, or other business associate of Buyer from entering into or maintaining, or causing it to terminate or cease, the same relationships with Buyer with respect to the Business after the Closing Date as it maintained with Seller with respect to the Business prior to the Closing Date.  During the period commencing on the Closing Date and ending six (6) months thereafter, Parent and Seller shall refer all customer inquiries relating to the Business to Buyer promptly after receiving such inquiries.

5.             Entire Agreement.  This Agreement, together with the provisions of the Asset Purchase Agreement relating hereto, contains the entire agreement of the parties with respect to Parent’s and Seller’s covenants not to compete with Buyer, and supersedes all prior agreements written or oral with respect thereto.

6.             Remedies.  Parent and Seller acknowledge that, in the event of any breach or anticipatory or threatened breach by it of any of the provisions of this Agreement, the remedies available to Buyer at law may be inadequate, and hereby agrees that, in addition to any other remedies that may be available to Buyer, Buyer shall be entitled to obtain temporary or permanent injunctive relief without the necessity of proving damages.  Such remedies shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

7.             Waiver.  The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.  No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

8.             Notices.  Any notice to be given hereunder to any party hereto or Person subject hereto shall be given in the manner provided in the Asset Purchase Agreement (and shall be deemed to have been given as provided therein), and otherwise as the Persons subject to this Agreement may designate in writing delivered to the parties hereto.

9.             Reformation.  In the event a court of competent jurisdiction determines that any of the covenants contained in Paragraph 2, 3 or 4 or any other provision hereof is unenforceable as written, the parties agree that such court shall, for purposes of enforcing such covenant in such jurisdiction, reform the scope of such covenant to the extent necessary to render such covenant reasonable in scope under the circumstances then obtaining, and that such covenant, as reformed, shall be enforceable in such jurisdiction.

3

10.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.           Amendment.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of Parent and Buyer or, in the case of a waiver, by the party waiving compliance.

12.           Governing Law.  This Agreement shall be governed by and construed under the internal laws of the State of California applicable to a contract made and performed in that state, without regard to choice of law or conflict of law principles.

13.           Binding Nature; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives.  Neither this Agreement, nor any right hereunder, may be assigned by any party without the written consent of the other party hereto, except that Buyer shall have the right to assign this Agreement and Buyer’s rights hereunder in the manner and to the same extent as described in Section 12.7 of the Asset Purchase Agreement.  Any non-permitted assignment or attempted assignment shall be void.

14.           Headings.  The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

15.           Attorneys’ Fees.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

16.           Nature of Covenants.  It is understood by the parties hereto that the covenants contained in this Agreement are essential elements of the Asset Purchase Agreement and that, but for the agreement of Parent and Seller to comply with such covenants, Buyer would not have agreed to enter into the Asset Purchase Agreement.  This Agreement is reasonable and necessary to protect and preserve Buyer’s legitimate business interests and the value of the Business and to prevent any unfair advantage.  Parent and Seller hereby agree that the covenants set forth in this Agreement are a material and substantial part of the transaction contemplated by the Asset Purchase Agreement.

17.           Interpretation.  Each party has negotiated this Agreement at arm’s length and agrees that its terms shall not be construed or interpreted in favor of or against any party.

4

IN WITNESS WHEREOF, Buyer and Seller have duly executed and delivered this Noncompetition Agreement as of the date first above written.

SELLER
SIMPSON DURA-VENT COMPANY, INC.

By:
Name:
Title:

PARENT
SIMPSON MANUFACTURING CO., INC.

By:
Name:
Title:

BUYER
SMOKEY ACQUISITION, INC.

By:
Name:
Title:

5

EXHIBIT F

FORM OF TRANSITION SERVICES AGREEMENT

See attached.

EXHIBIT F

TRANSITION SERVICES AND LICENSE AGREEMENT

This Transition Services and License Agreement, is made as of                                  , 2010 (as may be amended from time to time pursuant hereto, and including the Schedules hereto, this “Agreement”), among (i) Smokey Acquisition, Inc., a Delaware corporation (“Buyer”), (ii) M&G Holding B.V., a Netherlands corporation (“M&G”), (iii) Simpson Dura-Vent Company, Inc., a California corporation (“SDV”), and (iv) Simpson Manufacturing Co., Inc., a Delaware corporation (“Parent” and, together with SDV, M&G, Buyer, the “Parties” and each a “Party”).

RECITALS

WHEREAS, Buyer, M&G, SDV and Parent, have entered into an Asset Purchase Agreement, dated as of June 30, 2010 (the “Purchase Agreement”), pursuant to which, among other things, Buyer is acquiring substantially all of the assets of SDV (the “Acquisition”); and

WHEREAS, the Parties desire that, following the Acquisition, certain transition services and licenses be provided as set forth herein, for the purpose of, among other things, facilitating the Acquisition and, in particular, Buyer’s ability to operate the business conducted by SDV immediately prior to the Acquisition as more specifically described in the Purchase Agreement (the “Business”);

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which hereby are acknowledged by the Parties, and intending to be legally bound, the Parties do hereby agree as follows:

SECTION 1.           Definitions.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.  For purposes of this Agreement, the following terms shall have the following meanings:

“Books, Records and Files” means any studies, reports, records (including shipping records), books of account, invoices, contracts, instruments, surveys, data (including financial, sales, purchasing and operating data), computer data, disks, diskettes, tapes, marketing plans, customer lists, supplier lists, distributor lists, correspondence and other documents created by or for SDV or Parent as part of performing Services hereunder.

“Object Code” means the code produced by a compiler from the Source Code in the form of machine language that a computer can execute directly.

“Simpson Blue Screen Program” means those certain Simpson software modules identified on Schedule E attached hereto, which modules address accounting functions, as well as manufacturing, inventory, and product pricing for the SDV products.

“Simpson Trademarks” means all registered and unregistered “SIMPSON” trademarks and all associated design marks, logos, labels, and brand elements that have been used on or in connection with any SDV products included in the Assets that were manufactured by SDV before the Closing or were in the process of being manufactured by SDV immediately before the

1

Closing, including, without limitation, the “SIMPSON DURA-VENT” trademark (U.S. Registration No. 74693242).

“Source Code” means a collection of programming statements written in a human-readable computer programming language.

“Term” has the meaning given in Section 4(a).

SECTION 2.         Services.

(a)           Initial Services.  Commencing on the Closing Date and continuing through the Term (as defined below), to the extent that employees of SDV or Parent (or any of their Affiliates) performed such services immediately prior to the Closing Date, Parent agrees that its employees shall be made available to Buyer to perform and shall perform the applicable services set forth on Schedule A through Schedule D hereto (all of the foregoing, the “Services”), on the terms set forth therein.

(b)           Modification to Schedules.  In the event that the Parties mutually desire that the Services described on any Schedule be modified, then the Parties, by a mutually signed written instrument, may approve such modifications, and the revised Schedule reflecting such modifications shall be incorporated into, and be made a part of, this Agreement; provided, however, that, to the extent any such amendment conflicts with any provision in this Agreement regarding such Service, then the provisions in such amendment shall control.

(c)           Additional Services.  Notwithstanding the Services set forth on the Schedules attached hereto and as may be amended (the “Schedules”), Parent agrees to respond in good faith to any reasonable request by Buyer for any additional services during the Initial Term that are reasonably necessary in connection with the operation of the Business and which are not currently contemplated in the Schedules; provided Buyer will pay a commercially reasonable fee for such additional services to be established in good faith by the parties at the time such additional services are requested.

(d)           Access.  During the Term, and subject to Applicable Law, each Party shall make available on a timely basis to the other Parties all information and materials reasonably requested that are necessary to enable Parent to provide the relevant Services to Buyer.

(e)           Performance of Services. Parent agrees that, in providing the Services under this Agreement, its employees shall: (i) perform the Services in a manner that is reasonably consistent (in nature, quality and timeliness) with analogous services heretofore performed by such employees for SDV, and (ii) perform the Services in compliance with Applicable Law.  Nothing in this Agreement shall require Parent to perform or cause to be performed any Service in a manner that would constitute a violation of Applicable Law.  Neither Parent nor any of its Affiliates shall be required hereby to perform or to cause to be performed any of the Services for the benefit of any Person other than Buyer.  Neither Parent nor any of its respective Affiliates shall be required to perform or cause to be performed any Services for the benefit of Buyer other than in connection with the Business.

2

(f)            Charges for Services.  The Services shall be provided without cost to the Buyer or its Affiliates, except when such costs are expressly provided herein or for out-of-pocket expenses incurred by Parent at Buyer’s request in connection with the performance of Services hereunder.

(g)           Third-Party Service Providers.  Parent may retain, at its sole expense during the Initial Term, third-party service providers to provide Services to Buyer, but solely to the extent Parent or SDV had been retaining such third-party service providers to provide Services to SDV immediately prior to the closing of the Acquisition.  Parent may not, without the prior written consent of Buyer, retain any third-party service providers to perform any Services that were not being performed by third-party service providers immediately prior to the closing of the Acquisition.  Provided that Parent and/or SDV, as applicable, provide oversight and management of such third party service providers in a manner consistent with their past practices, Parent and SDV shall have no responsibility or liability for or with respect to any Services performed by any third-party service provider.

(h)           Cooperation.  In the event that the provision of a Service would violate Applicable Law, the Parties agree to work together in good faith to arrange for an alternative means by which Buyer may obtain, at Buyer’s sole cost, the Services so affected in compliance with Applicable Law.

(i)            Designated Contact.  Parent shall appoint one of its employees who shall have general day-to-day responsibility for managing the Services and licenses provided hereunder and for keeping Buyer advised in a timely matter regarding the performance of Services and licenses (the “Designated Contact”).  The Designated Contact may perform other duties that Parent deems appropriate.  The initial Designated Contact under this Agreement shall be Brian Magstadt.  Parent may remove and replace the employee serving as the Designated Contact at any time or times.

SECTION 3.         Licenses

(a)           Simpson Trademarks License Grant.  Subject to the terms and conditions of this Agreement, SDV and Parent, individually and collectively, hereby grant to Buyer and M&G, during the Term, a limited, non-exclusive, non-transferable, fully paid, royalty free, license and right to use the Simpson Trademarks solely for the purpose of Buyer marketing, selling, and otherwise using those certain SDV products included in the Assets that were manufactured by SDV before the Closing or are in the process of being manufactured by SDV immediately before the Closing and as contemplated by the Purchase Agreement.  The license granted in this Section 3(a) shall not include the right of Buyer or M&G to grant sublicenses.  SDV and Parent each retain all right, title, and interest in and to their respective Simpson Trademarks, except for the limited license granted to Buyer and M&G pursuant to this Section 3(a).  Nothing herein shall be construed to restrict, impair, encumber, alter, deprive, or adversely affect SDV’s and/or Parent’s intellectual property rights in and to Simpson Trademarks.

(b)           Simpson Blue Screen Program License Grant.  Subject to the terms and conditions of this Agreement, SDV and Parent, individually and collectively, hereby grant to Buyer and M&G, a limited, perpetual, non-exclusive, non-transferable, fully paid, royalty free, license and right to access and use the Object Code of the Simpson Blue Screen Program solely

3

for the purpose of conducting the Business.  From time to time, Parent, in its sole discretion, may modify or update the Simpson Blue Screen Program and shall (i) keep Buyer reasonably apprised as to all proposed modifications and updates, (ii) allow Buyer to participate (if it wishes to do so) in the testing of such modifications and updates, and (iii) promptly provide such modifications and updates to Buyer.  Buyer shall host the Simpson Blue Screen Program on a secure server at Buyer’s premises.  The license granted in this Section 3(b) shall not include the right of Buyer or M&G to sublicense, assign, modify, transfer, sell, market or otherwise dispose of this limited license, any portion thereof or any of its rights under this Agreement.  Source Code for the Simpson Blue Screen Program, Application Programming Interface (API) code and all other information pertaining to the logic design of the Simpson Blue Screen Program is specifically excluded from this license, and neither Buyer nor M&G shall have any direct or indirect access to the Source Code for the Simpson Blue Screen Program.  SDV and Parent each retain all right, title, and interest in and to Simpson Blue Screen Program, subject to the limited license granted to Buyer and M&G pursuant to this Section 3(b).  Nothing herein shall be construed to restrict, impair, encumber, alter, deprive, or adversely affect SDV’s and Parent’s right, title and interest in and to the Simpson Blue Screen Program.  Any rights not expressly granted herein are and shall be reserved.

(c)           Simpson Blue Screen Program Services.  During the Initial Term, Parent agrees to provide reasonable maintenance and support in connection with the Simpson Blue Screen Program at no charge to Buyer.  During any Extended Term, Parent agrees to continue to provide reasonable maintenance and support in connection with the Simpson Blue Screen Program; provided Buyer agrees to pay a commercially reasonable, industry standard fee for such maintenance and support services during any Extended Term, such fee to be established in good faith by the parties prior to the commencement of the Extended Term.  Such reasonable maintenance and support shall include modifications, bug-fixes, corrections, or additions that, when made or added to the Simpson Blue Screen Program, bring the Simpson Blue Screen Program into material conformity with the current specifications of the Simpson Blue Screen Program.  Buyer may request such reasonable maintenance and support via the Designated Contact.  If Buyer determines that Parent owns other software modules that were used in connection with the Business but were not included as part of the Simpson Blue Screen Program, Buyer may request such modules and Parent must promptly provide such modules, which shall be included in the Simpson Blue Screen Program licensed hereunder.  Apart from such reasonable maintenance and support, Buyer is solely responsible for operating the Simpson Blue Screen Program.  Buyer shall be solely responsible for any expenses incurred by Parent in connection with such maintenance and support services, and Buyer shall promptly reimburse Parent for any out-of-pocket expenses incurred by Parent in connection with such services.  Neither SDV nor Parent has any obligation to provide, and shall not provide, any maintenance and support for the Simpson Blue Screen Program after expiration of the Term or after the earlier termination of this Agreement.  Additionally, after the Term, neither Parent nor SDV shall have any obligation to retain or continue to monitor, support or operate the Simpson Blue Screen Program.

(d)           Third Party Licenses.  With respect to commercially available third-party software that shall have been licensed by Parent or its Affiliates (other than SDV) immediately before the Closing, including, without limitation, the software used for project management, ticketing, project tracking, defect tracking, and billing systems; that is, Microsoft Office,

4

Microsoft Exchange, Microsoft Dynamics AX, AutoCAD, Autodesk Inventor, and Citrix, the parties agree that such third-party software licenses shall not be assigned or subleased to Buyer; provided, that at the Closing Parent or SDV shall pay to Buyer the sum of $40,000 by wire transfer of immediately available funds.  For clarity, Parent and SDV represent that the Simpson Blue Screen Program does not incorporate any third-party software for which Buyer would need to obtain a separate license from a third party in order to use the Simpson Blue Screen Program as contemplated herein.

(e)           Representations and Warranties.  SDV and Parent, individually and collectively, represent and warrant that SDV or Parent owns and hereafter will own the necessary rights in order to make the grant of rights, licenses, and permissions made in this Section 3, and that the exercise of such rights, licenses, and permissions by Buyer and M&G shall not violate, misappropriate, or infringe the rights of any third party, including, without limitation, the intellectual property rights of any third party.

(f)            Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS:  (a) IT IS UNDERSTOOD AND AGREED THAT NEITHER SDV NOR PARENT IS MAKING, AND NEITHER SDV NOR PARENT HAS AT ANY TIME MADE, ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SIMPSON TRADEMARKS, THE SIMPSON BLUE SCREEN PROGRAM, OR THE SERVICES; (b) BUYER ACKNOWLEDGES AND AGREES THAT THE SIMPSON TRADEMARKS, THE SIMPSON BLUE SCREEN PROGRAM, AND THE SERVICES SHALL BE PROVIDED HEREUNDER “AS IS, WHERE IS, AND WITH ALL FAULTS”; AND (c) BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SDV AND PARENT ARE NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING OR RELATING TO THE SIMPSON TRADEMARKS, THE SIMPSON BLUE SCREEN PROGRAM, OR THE SERVICES.

(g)           Limitation of Liabilities.  THE FOLLOWING LIMITATIONS SHALL NOT APPLY TO ANY CLAIM THAT (A) IS SUBJECT TO INDEMNIFICATION UNDER ANY TRANSACTION DOCUMENT OR (B) ARISES OUT OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD:  IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST DATA, DAMAGE TO PROPERTY AND LOST PROFIT OR BUSINESS INTERRUPTION) EVEN IF SUCH PARTY HAS BEEN ADVISED, IS AWARE OR SHOULD BE AWARE, OF THE POSSIBILITY OF SUCH DAMAGES.

(h)           Necessary Acts, Further Assurances.  Upon reasonable request by Buyer, SDV and/or Parent (as appropriate) shall execute and deliver such further documents and instruments and shall take such other actions as may be reasonably necessary or appropriate to evidence or carry out the intent and purposes of the grant of rights, licenses, and permissions made in this Section 3.

5

SECTION 4.         Term and Termination.

(a)           Term.  This Agreement shall commence as of the date of this Agreement and shall terminate at the close of business on the 180th day following such date (the “Initial Term”).  Buyer, at its option, by notice given to Parent at least ten (10) Business Days prior to the end of the Initial Term, may extend the term of this Agreement for an additional period of up to twelve (12) months (the “Extended Term”); provided Buyer agrees to pay a commercially reasonable fee for the Services during any Extended Term, such fee to be established by the parties promptly following the giving of such notice by Buyer.  The Initial Term and any Extended Term are collectively referred to as the “Term” of this Agreement.

(b)           Transmission of Books, Records and Files.  On a schedule and in a format to be mutually agreed upon between Parent and Buyer prior to the termination of the applicable Service, subject to Applicable Law, Parent shall transfer or cause to transfer one copy of each of the Books, Records and Files, if any, created by Parent for the benefit of Buyer during the Term.  Parent shall only be obligated to provide such copies of Books, Records and Files pursuant to this Section 4(b) in the form, condition and format in which they exist as of the end of the Term, and in no event shall either Party be required to perform any improvement, modification, conversion, updating or reformatting of any such Books, Records and Files.  Buyer shall promptly reimburse Parent for the reasonable costs, if any, of creating, gathering, copying and transporting such Books, Records and Files.  Such costs shall be computed in accordance with Parent’s standard methodology and procedures, or, if none exist, based on Parent’s good faith, reasonable estimation.  Notwithstanding anything to the contrary contained herein, Parent may redact any information not related to the Business from any Books, Records and Files and similar materials conveyed pursuant to this Section 4(b).  Nothing contained in this Section 4(b) shall be construed to require Parent to provide copies of the Source Code for the Simpson Blue Screen Program to Buyer.

SECTION 5.         Canadian Transition.

(a)           During the period from the date hereof to December 31, 2010, or such earlier date hereafter as Buyer may specify in a written notice given to Parent, Buyer agrees that Buyer shall continue to supply Products to Simpson Strong-Tie Canada, Limited (“Strong-Tie Canada”) in the ordinary course of the Business at the prices and on the terms that such Products were sold to Strong-Tie Canada immediately before the date hereof.

(b)           Buyer agrees to purchase from Strong-Tie Canada its entire inventory of Products on hand as of January 1, 2011, at a cost equal to the price paid for such Products by Strong-Tie Canada, inclusive any freight charges, shipping charges, taxes, and duties separately stated on the sales invoice for such Products.  Strong-Tie Canada shall deliver the Products to Seller on or before January 31, 2011, FOB the warehouse location where such Products shall have been stored by Simpson Strong-Tie Canada.  Parent and Strong-Tie Canada shall be solely responsible for any shipping, handling or other costs incurred in connection with the return of such Products to Buyer.  On or before March 1, 2011, Buyer shall pay Strong-Tie Canada in Canadian Dollars for all such Products.  Parent represents to Buyer that Strong-Tie Canada has an inventory of Products as of the date of this Agreement of approximately $400,000, based on the price paid by Strong-Tie Canada for such Products.

6

(c)           At Buyer’s request, Parent agrees to reasonably cooperate with and assist Buyer in efforts to contact and possibly hire the sales person currently engaged by Strong-Tie Canada regarding working for Buyer after December 31, 2010 or such earlier date as Buyer may specify as provided above.  Buyer acknowledges that no representations have been made by Parent or Strong-Tie Canada as to whether such employee will elect to work for Buyer if Buyer makes an employment offer to such employee.

SECTION 6.         Miscellaneous.

(a)           Effectiveness.  Each Party hereby agrees and acknowledges that the effectiveness and validity of all other provisions of this Agreement is expressly subject to the consummation of the Acquisition.

(b)           Acknowledgement.  Each Party hereby acknowledges that this Agreement is being entered into by the Parties pursuant to Section 2.2(a)(viii) of the Purchase Agreement.

(c)           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

(d)           Entire Agreement.  This Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter and constitutes (along with the Purchase Agreement and the documents executed and delivered in connection therewith and the Schedules delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

(e)           Confidentiality.  Any and all “Confidential Information” (as such term is defined in the Purchase Agreement) obtained by Buyer, SDV or any of their Affiliates shall be subject to Section 10.6 of the Purchase Agreement.

(f)            Assignment.  This Agreement may not be assigned without the express written consent of each of the Parties.  Any purported assignment in contravention of this provision shall be null and void.

(g)           Amendment.  This Agreement may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, Buyer and Parent, (ii) by a waiver in accordance with Section 6(h), or (iii) in accordance with the procedures set forth in Section 2(b) hereof.

(h)           Waiver.  Either Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Party or (b) to the extent permitted by Applicable Law, waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein.  Any such extension or waiver shall be

7

valid only if set forth in an instrument in writing signed by the Party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of either Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

(i)            No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing herein is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

(j)            Other Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Applicable Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(k)           Interpretive Rules.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and all Section references are to this Agreement unless otherwise specified.  The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.”  The word “days” means calendar days unless otherwise specified herein.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  No provision of this Agreement shall be construed to require a Party or its respective officers, directors, or Affiliates to take any action that would violate or conflict with any Applicable Law.  The word “if” means “if and only if.”  The word “or” shall not be exclusive.  The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  Except as otherwise expressly provided herein, all references to “dollars” or “$” will be deemed references to the lawful money of the United States of America.

(l)            Title to Intellectual Property.  Except for the grant of rights, licenses, and permissions made in Section 3 of this Agreement, each Party acknowledges that it shall acquire no right, title or interest (including any license rights or rights of use) in any intellectual property that is owned or licensed by the other Party by reason of the provisions of this Agreement.  Neither Party shall remove or alter any copyright, trademark, confidentiality or other proprietary notices that appear on any property of the other Party relating to intellectual property owned or licensed by such other Party, and neither Party shall reproduce any such notice on any copy thereof.  Neither Party shall attempt to decompile, translate, reverse engineer or make excessive copies of any intellectual property owned by or licensed to the other Party, and such Party shall promptly notify the other Party of any such attempt, regardless of whether by such Party or any third party, of which it becomes aware.  Nothing in this Agreement shall affect any rights or obligations maintained by, granted to, or to be performed by a Party under the Purchase Agreement or any other Transaction Documents.

8

(m)          Force Majeure.  No Party shall be liable to another Party if, and to the extent that, the performance or delay in performance of any of its obligations under this Agreement is prevented, restricted, delayed or interfered with due to circumstances beyond the reasonable control of such Party, including, but not limited to, government legislation, fires, floods, explosions, epidemics, accidents, acts of God, wars, terrorism, riots, strikes, lockouts or other concerted acts of workers and/or acts of government.  The Party claiming an event of force majeure shall promptly notify the other Party in writing, and provide a reasonably detailed explanation of the cause or event and the date of first occurrence thereof, as soon as possible after the event and also keep the other Party informed of any further developments.  The Party so affected shall use its commercially reasonable efforts to remove the cause of non-performance, and both Parties shall promptly resume performance hereunder when such cause is removed.

(n)           Independent Contractors.  The Parties each acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. The relationships of the Parties hereunder are those of independent contractors and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship.

(o)           Governing Law.  This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

(p)           Survival.  Section 1 (Definitions), Section 3(b) (Simpson Blue Screen Program License Grant), Section 3(e)(Representations and Warranties), Section 3(f)(Disclaimer), Section 3(g)(Limitation of Liabilities), Section 4(b)(Transmission of Books, Records and Files), Section 5(b)(Canadian Transition) (for the period defined in Section 5(b) only), and Section 6 (Miscellaneous), shall survive any expiration or termination of this Agreement; provided, that the provisions of Section 3(e) (Representations and Warranties) shall survive for a period of eighteen (18) months after the Term, unless a claim is made by Buyer prior to the end of such period, in which case the provisions subject to such claim shall survive until the final resolution of such claim.

(q)           Notices.  Any notice to be given hereunder to any Party or Person subject hereto shall be given in the manner provided in the Asset Purchase Agreement (and shall be deemed to have been given as provided therein), and otherwise as the Persons subject to this Agreement may designate in writing delivered to the Parties.

(r)            Dispute Resolution.  In the event either Party hereto (i.e., Buyer and M&G, on the one hand, and Parent and SDV, on the other hand) determines that the other Party is in breach of any provision of this Agreement, such determining Party (the “Claimant”), before commencing any litigation regarding such breach, shall give written notice of its claim regarding such breach to a representative selected by such other Party.  Promptly after such notice is given (and in any event no later than five (5) Business Days thereafter) the representative of such other Party and the representative of the Claimant shall meet (in person or by conference call at the election of  the Claimant) and negotiate in good faith regarding the possible resolution of such claim.  In the event such resolution is not reached, the Claimant shall have the right to pursue all rights and

9

remedies available to the Claimant.  For purposes of this Section 6(r), the representative initially selected by Parent/SDV is Karen Colonias and the representative initially selected by Buyer is Wim Straver.  Such Party’s representative may be changed at any time by written notice to the other Party naming a new representative.

(s)           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

10

IN WITNESS WHEREOF, each of Parent, SDV, Buyer and M&G has caused this Transition Services and License Agreement to be executed as of the date first written above by their respective officers thereunder duly authorized.

PARENT:

SIMPSON MANUFACTURING CO., INC.

By:
Name:
Title:

SDV:

SIMPSON DURA-VENT COMPANY, INC.

By:
Name:
Title:

BUYER:

SMOKEY ACQUISITION, INC.

By:
Name:
Title:

M&G HOLDING B.V.

By:
Name:
Title:

11

SCHEDULE A

INFORMATION TECHNOLOGY SERVICES

Description

During the Initial Term, Information Technology Operations (“ITO”) services shall be provided by Parent to Buyer for all internally developed applications, and assets owned or managed by Parent in connection with SDV and the Business immediately prior to the Acquisition.  The ITO services will allow Buyer to continue to run in a manner substantially similar to the manner conducted by Parent immediately prior to the Acquisition, all current existing applications and systems used to process and support the Business systems for all customers for the Initial Term of this Agreement.

To the extent practicable, the IT systems will continue to be supported by the existing Parent support team for the Initial Term of this Agreement.  Buyer will continue to be assisted by the Parent core systems support team for all shared components as well as network, system support, system backups and restores, web services (including any internet web-sites), billing and all other areas currently being reasonably required for the daily support of the system, provided that Buyer shall be solely responsible for ensuring that any backups Buyer wishes to make are implemented.

The ITO services shall also include all standard ITO services and systems reasonably sufficient for Buyer to conduct the Business from and after the Closing Date in the ordinary course of business in the manner that SDV conducted the Business immediately before the Acquisition and without interruption, including:

•                  Core problem and change management

•                  Any allocated, dedicated, or shared Parent IT, help desk or support staff

•                  Access to and use of existing network infrastructure to allow existing SDV customers to access SDV systems as well as to allow existing support personnel to monitor and support the SDV systems

The ITO services shall also include all existing security functions, services and systems reasonably sufficient for Buyer to conduct the Business from and after the Closing Date in the ordinary course of business in the manner that SDV conducted the Business immediately before the Acquisition and without interruption.

Parent shall notify Buyer within twenty-four (24) hours of the occurrence of any material security or compliance event of which Parent becomes aware.

Within 60 days from the date of this Agreement, the Parties shall work together in good faith to create a transition plan designed to transition to Buyer the foregoing responsibilities as soon as reasonably practicable  and in any event by the end of the Initial Term.  Such transition plan shall be updated periodically by the Parties.

12

SCHEDULE B

BACK-OFFICE SERVICES, SYSTEMS AND SUPPORT

Description

During the Initial Term, Parent shall provide access to reasonable additional corporate support staff sufficient for Buyer to conduct the Business from and after the Closing Date in the ordinary course of business in the manner that SDV conducted the Business immediately before the Acquisition and without interruption, including:

•                  Finance and Accounting Support

1.               Parent will provide Buyer with sufficient financial detail needed for Buyer to establish an opening balance sheet.  Supplemental financial information should be provided to Buyer as reasonably requested throughout the transition process.

2.               Financial data provided should include a detailed fixed Asset list as of purchase date; list should include Asset description, purchase date and purchase amount, current accumulated depreciation and/ or net book value by asset.

3.               Parent will provide available additional financial information as reasonably needed throughout the transition.

•                  Tax Support

1.               Parent will continue to update any changes in sales tax rates for specific jurisdictions, if applicable; provided, however, that Buyer shall be responsible for confirming the accuracy and completeness of all such information as shown on customer invoices.

2.               Parent will appoint one of its employees who shall have general day-to-day responsibility for including sales tax information in the Simpson Blue Screen Program.  Buyer shall promptly notify such designated employee of Parent if Buyer becomes aware that any of the sales tax information on customer invoices is inaccurate or incomplete.

•                  Billing System Support

1.               In preparation for the billing transition, Parent shall provide Buyer with adequate customer information including customer name and contact, customer billing address, and any special billing arrangements made with customers in a mutually agreed upon electronic file format, all with respect only to customers of SDV immediately before the Acquisition.  Parent should also identify which accounts are on a consolidated bill (invoice includes billing for more than one account number), and include the address for the consolidated bills.

2.               Parent shall continue to provide invoicing services to customers until all customers have been transitioned to Buyer’s billing system.  Invoicing Services include preparation and delivery of customer invoices, as well as maintaining any non-standard billing arrangements with customers (electronic billing, expedited delivery, etc.).  Invoices should be delivered using standard SDV delivery procedures, and within standard delivery times.  After customer invoicing is complete, Buyer will be provided an electronic file, format to be mutually agreed, that includes sufficient

13

detail by customer and invoice for updating Buyer’s accounting records.

3.               Parent shall provide invoices on a calendar month end basis to customers, i.e. invoices should include billing for July 01-July 31, 2010; August 01-August 31; etc., unless such invoices were provided on a different basis immediately before the Acquisition.

4.               All invoices produced during to the transition should include the Buyer’s payment address.

5.               All invoices produced during the transition should include a notice of the change in payment address.

•                          Payroll Support.

1.               Parent shall provide Buyer user support necessary to transition the Business personnel to new payroll systems operated by Buyer as soon after the Closing as practicable, but in no event shall Parent be responsible for the actual processing of payroll which accrues subsequent to the Closing.  This service shall include activities necessary to support calendar year-end payroll requirements, including but not limited to W-2 generation and other related closing statements or activities.

•                  Accounts Payable Support.

1.                Parent shall provide to Buyer support necessary to transition accounts payable information and data to new accounts payable support systems operated by Buyer as soon after the Closing as practicable, but in no event shall Parent be responsible for the actual payment or processing of accounts payable which are incurred and accrue before or subsequent to the Closing.  All required accounts payable detail for closure of outstanding payables/purchase orders is to be provided by Parent’s accounting system.

14

SCHEDULE C

EMPLOYEE BENEFITS AND HUMAN RESOURCES

Description

During the Initial Term, Parent shall assist Buyer with the following employment and human resource matters:  subject to Applicable Law, assisting Buyer in the smooth transition of employees of SDV that Buyer elects to hire after the Closing.

15

SCHEDULE D

RISK MANAGEMENT SERVICES

Description

During the Initial Term, Parent shall provide reasonable assistance to Buyer with the following risk management/insurance matters:

1.                   assisting Buyer in analyzing all corporate, production and other risks and insurance issues relating to the Business.

2.                   obtaining information for insurance underwriters for insurance policy placement, or for other means in protecting risk exposures.

3.                   providing information and responding to questions of Buyer regarding insurance policies and claim information.

4.                   arranging for bonds, certificates of insurance, filings, and the like where applicable.

5.                   administering corporate/production insurance claims.

6.                   providing information and responding to questions of Buyer regarding safety and environmental services.

7.                   cooperating with, advising, and assisting Buyer in obtaining, renewing and negotiating insurance policies appropriate for the Business.

16

SCHEDULE E

SIMPSON BLUE SCREEN PROGRAM

Exe	Name
Itmstr	itemmaster
Mlt	material master
Rdrin	order entry
Wo	work order
Po	purchase order system
Emp	employee master
Cust	customer master
Ship	shipping program
Inv	invoicing printing program
Slsinv	invoice inquiry
Stkinq	stock inquiry
Stksts	stock status report
Whsinq	warehouse programs

Apvend	AP vendor master
Mcnuse	machine loading
Coil	coil id system
Mtlsts	raw material status report
Ncmrnon	conforming mtl system
Nrpmcn	nrp machine load
Upclbl6	product label printing
Wohrs	work order labor analysis
Vser	vendor service exceptions
ECO	engineering change orders
Itmlog	item activity
Itmadj	inventory adjustment program
Invcost	inventory cost report
Mtllog	material activity
Mtladj	raw material adjustment pgm
Nrpitm	NRP for FG and Comp
Nrpmtl	NRP for Raw Mtls
Pay	payroll program
Cipc	shop floor labor collection sys
Edi +	there are 5 edi programs

Bin	bin master
Bmtrdisp	barometer
Mtlbin	raw material bin master
Itmqty	physical inventory for FGs
Mtlqty	physical inventory for RMs

17

Exe	Name
Stdinq	std cost inquiry
Stdcalc	std cost re-calc pgm
Train	training database
Slsinq	sales inquiry pgm

Accounting:
GL	gl account numbers
Flow	cost flow report
Ovhd	set overhead rates
Invcost	inventory cost report

AR:
Age	AR aging report
CRIN	cash receipts entry
Drget	invoice import
Stmnt	statement printing program
Drin	invoice editor
Prdend	period end closing

AP:
Vend	vendor master
Gldist	account distribution report
Age	acct aging report
Id	bank id master
Chk	check printing program
Chkrecon	(3 pgms for chk recons)
Chkreg	check register
Tde	payables entry
Yrend	year end closing
Apinq	payables inquiry

GL:
GL	GL account master
GLBUD	Gl Budget
TDE	data entry
IMP	import program
Jvlog	journal voucher log report
lgr	general ledger
tb	trial balance printout
glinq	GL inquiry
Run	report writer print
Def	report writer

18

EXHIBIT G

FORM OF VACAVILLE LEASE AGREEMENT

(Attached)

1

LEASE

SIMPSON MANUFACTURING CO., INC., (LANDLORD)

and

[NEWCO, INC., (TENANT)

PREMISES LOCATED AT

877 COTTING COURT, AND 902 ALDRIDGE ROAD, VACAVILLE, CALIFORNIA

2

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

		Page

27.17	Electrical Service to the Premises	35

27.18	Rights Reserved by Landlord	35

27.19	No Recordation	36

27.20	No Merger	36

27.21	Financial Reports	36

27.22	Presumption	36

27.23	Signing Authority	36

v

(continued)

Page

EXHIBIT A FLOOR PLAN OF PREMISES	A-1

EXHIBIT B RULES	B-1

vi

LEASE

THIS LEASE (“Lease”), dated [                          2010  (“Commencement Date”) is made and entered into by and between Simpson Manufacturing Co. Inc., a Delaware corporation (“Landlord”), and [Newco, Inc., a Delaware corporation] (“Tenant”), upon the following terms and conditions:

ARTICLE 1

DEFINITIONS

Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein:

1.1           Building; Premises.  The term “Building” and “Premises” shall mean those certain building located at 877 Cotting Court (“Cotting Premises”) and 902 Aldridge Road (“Aldridge Premises”), Vacaville, California,  together with any related land, improvements, parking areas,  driveways, sidewalks and landscaping,  as more particularly outlined on the drawing attached hereto as Exhibit A and incorporated herein by reference.

1.2           Lease Term.  The term “Lease Term” shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated as otherwise provided in this Lease.

1.3           Rentable Area.  The term “Rentable Area” shall mean with respect to the Cotting Premises 120,300 square feet and with respect to the Aldridge Premises shall mean 158,885 square feet.

1.4           Commencement Date.  The term “Commencement Date” shall mean the date the Lease is fully executed by Landlord and Tenant.

1.5           Expiration Date.  The term “Expiration Date” shall mean the last day of the 120th calendar month following the Commencement Date.

1.6           Base Rent.  The term “Base Rent” shall mean:

Period	Annual	Monthly
Months 1-120	$935,000.00	$77,916.67

(a)           Base Rent for the first month of the Term shall be paid on the Commencement Date.

(b)           All rental payments shall be made payable to Landlord and should be sent to the address designated below or to such other person or at such other place as Landlord may from time to time designate in writing.

1

1.7           Tenant’s Percentage Share.  The term “Tenant’s Percentage Share” shall mean 100% of the Property Taxes and  Operating Expenses (as such terms are hereinafter defined), unless Tenant at any time during the Term is not the Tenant of the entire Premises.

1.8           Security Deposit.  The term “Security Deposit” shall mean an amount equal to $467,500.00.  The Security Deposit shall be paid upon the execution of this Lease by Tenant through a Letter of Credit (as defined in Article 5).

1.9           Tenant’s Permitted Use.  The term “Tenant’s Permitted Use” shall mean office, administration, manufacturing, research and development; provided however that any  such manufacturing shall be generally similar to the type of manufacturing occurring in the Premises immediately  prior to the Commencement Date.  Except for permits in effect as of the Commencement Date, Tenant shall be responsible for maintaining all necessary approvals and permits for the Use.

1.10         Landlord’s Address For Notices.  The term “Landlord’s Address for Notices” shall mean  Simpson Manufacturing Co., Inc., 5956 West Las Positas Boulevard, Pleasanton, California 94588, Attention:  CFO with a copy to Shartsis, Friese LLP, One Maritime Plaza, 18th Floor, San Francisco, California 94111, Attention:  Alan Robin, Esq..

1.11         [Tenant’s Address For Notices.  The term “Tenant’s Address for Notices” shall mean                                                                                                                                                 .

ARTICLE 2

PREMISES

2.1           Lease of Premises.  Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. Landlord shall deliver the Premises to the Tenant on the Commencement Date.

2.2           Parking.  For and in consideration of its performance of its obligations hereunder, including, but not limited to the remittance of Rent, Tenant shall have the right to use the paved parking area identified on Exhibit A and included within the Premises.

2.3           Acceptance of Premises.

(a)           Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant’s Permitted Use or for any other purpose.

(b)           Landlord represents and warrants that the Premises and the Building Systems are in good working order and condition as of the Commencement Date and to Landlord’s knowledge Landlord has not received notices of any violations of laws or of any Environmental Laws that have not been cured.

2

(c)           Except as otherwise expressly provided in this Lease, Tenant agrees to accept the Premises in its “as is” physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements (or to provide any allowance for same).  Tenant hereby waives Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

ARTICLE 3

TERM

The Lease Term shall be for the period described in Section 1.4 of this Lease, commencing on the Commencement Date described in Section 1.5 of this Lease.

ARTICLE 4

RENTAL

4.1           Definitions.  As used herein,

(a)           “Property Taxes” shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord’s gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building, or any part thereof.  Property Taxes shall also include all fees and costs, including attorneys’ fees, appraisals and consultants’ fees, incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes, regardless of whether any reduction or limitation is obtained.  Property Taxes for any calendar year shall be Property Taxes which are assessed or become a lien during such year.  Property Taxes shall include any tax, assessment, levy, imposition or charge imposed upon Landlord and measured by or based in whole or in part upon the Building or the rents or other income from the Building, to the extent that such items would be payable if the Building was the only property of Landlord subject to same and the income received by Landlord from the Building was the only income of Landlord.  Notwithstanding the foregoing, if a reassessment of the Building for ad valorem property tax purposes, including any reassessment pursuant to California Constitution Article 13A and  Sections 60 through 67 of the California Revenue & Taxation Code, occurs, then Tenant shall be obligated to pay Tenant’s Percentage Share of any such additional Property Taxes resulting from any such reassessment with respect to the Building.  Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the Building.

(b)           “Operating Expenses” shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance,

3

insurance, management, replacement and repair of the Building (excluding Property Taxes and Direct Reimbursement Expenses (as hereinafter defined)) including without limitation:

(i)            Premiums for property, casualty, liability, rent interruption, earthquake or other types of insurance carried by Landlord or by Tenant and all deductibles required in connection with such insurance policies.

(ii)           Salaries, wages and other amounts paid or payable for personnel and other employees of Landlord involved in the maintenance and operation of the Building, and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building.

(iii)          Building cleaning expenses, including without limitation janitorial services, window cleaning, and garbage and refuse removal, excluding Direct Reimbursement Expenses.

(iv)          Landscaping expenses, including without limitation irrigating, trimming, mowing, fertilizing, seeding, and replacing plants (excluding Direct Reimbursement Expenses).

(v)           Heating, ventilating, air conditioning and steam/utilities expenses, including fuel, gas, electricity, water, sewer, telephone, and other services to the Common Areas of the Building (excluding Direct Reimbursement Expenses).

(vi)          Subject to the provisions of Section 4.1(B)(xii) below, the cost of maintaining, operating, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security, access control and energy management systems, including service contracts, maintenance contracts, supplies and parts (excluding Direct Reimbursement Expenses).

(vii)         Other items of repair or maintenance of elements of the Building (excluding Direct Reimbursement Expenses).

(viii)        The costs of policing, security and supervision of the Building (excluding Direct Reimbursement Expenses).

(ix)           The cost of supplies used in the maintenance and operation of the Building (excluding Direct Reimbursement Expenses).

(x)            Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements.

(xi)           Operating expenses shall include only the following Capital expenditures: those which are (a) made primarily to reduce Operating Expenses, but only to the extent of the estimated amount of such reduction, or to comply with any laws or other governmental requirements which become effective on or after the Commencement Date, or (b) for replacements (as opposed to additions or new improvements, which shall not be included

4

as an Operating Expense) of structural items or systems; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (i) their useful lives, (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures.

(xii)          A commercially reasonable management fee not to exceed three (3%) of annual sum of Base Rent and Tenant’s Percentage Share of Operating Expenses (whether or not Landlord engages or manages the Property with Landlord’s personnel) and all items reimbursable to the manager, if any, pursuant to any management contract for the Property.

(xiii)         Legal fees and expenses.

Notwithstanding anything contained herein to the contrary, Operating Expenses shall not include the following: (a) depreciation or amortization of the Premises or equipment in the Premises except as expressly provided herein; (b) loan principal payments, financing costs, including interest and principal amortization, of any mortgage or other encumbrance; (c) capital expenses other than as provided above in Section 4.1(xi); (d) costs of improvement, renovation or alteration of tenants’ premises; (e) leasing commissions, advertising costs or other expenses incurred in connection with the marketing or leasing of the Premises; (f) costs to the extent Landlord receives reimbursement from any source (less Landlord’s reasonable expenses in obtaining such reimbursement), including but not limited to repair or replacement of any item covered by warranty; (g) costs for services furnished for any tenant other than Tenant to a materially greater extent than furnished to tenants generally in the Premises, or that are furnished on an exclusive basis to any one tenant or group of tenants in the Building; (h) costs arising from the presence of Hazardous Materials for which Landlord is responsible under Section 6.3; (i) costs which are either (i) for repairing damage to the structural elements of the Premises to the extent Landlord is reimbursed by insurance proceeds or by the party causing same, or (ii) for repairing defects in the original construction of the Premises; (j) any costs incurred in connection with Landlord’s compliance as to all laws, regulations, ordinances and rulings (including The Americans With Disabilities Act of 1990) (collectively “Laws”, as they exist and are interpreted prior to the Commencement Date, provided, however any costs incurred in connection with any Laws enacted on or after the Commencement Date, or as a result of any new or different interpretations of Laws as they currently exist, shall be costs included in Operating Expenses; (k) any expense paid directly by any tenant in the Premises; (l) cost of repairs caused by fire, windstorm, or other casualty (but only to the extent Landlord is reimbursed by insurance proceeds for such casualties); (m) any fees, fines, penalties and/or interest incurred by Landlord as a result of Landlord’s noncompliance with any Laws; (n) rental or other payments under any ground lease; and (o) attorney fees, accounting fees, and other expenses incurred in connection with disputes with other tenants or occupants of the Premises, except as specifically provided in this Lease.

(c)           So long as an Event of Default has not occurred with respect to Tenant under this Lease, Tenant shall have the right (but not the obligation) to perform any item of repair, maintenance and replacement required at the Premise for which Landlord has a right to charge Tenant as an item of Operating Expense, in which event Tenant shall not have any duty or obligation to pay such sums to Landlord.

5

(d)           “Direct Reimbursement Payments” shall mean all charges for (i) utilities serving the Premises, including heating, ventilating, air conditioning and steam/utilities expenses, fuel, gas, electricity, water, sewer, telephone, and other services (ii) janitorial services provided to the Premises, and (iii) all other items which would be Operating Expenses but which are paid directly by Tenant to the utility provider or service vendor.

4.2           Base Rent.

(a)           During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Base Rent described in Section 1.7 above, subject to the following adjustments (herein called the “Rent Adjustments”):

During each applicable calendar year, or portion thereof, during the Lease Term, the Base Rent payable by Tenant to Landlord,  shall be increased by (collectively, the “Tax and Operating Expense and Direct Reimbursement Payments Adjustment”):  (i) Tenant’s Percentage Share of Operating Expenses incurred by Landlord during each year during the Term of this Lease, (ii) Tenant’s Percentage Share of Taxes incurred by Landlord during each year during the Term of this Lease, and (iii) during each year of the Term, Direct Reimbursement Payments to the extent reimbursable to Landlord and not paid directly to the utility provider or service vendor (collectively, “Rent Adjustments”).  A decrease in Property Taxes or Operating Expenses shall not decrease the amount of the Base Rent due hereunder or give rise to a credit in favor of Tenant.

4.3           Adjustment Procedure; Estimates.  The Tax and Operating Expense and Direct Reimbursement Payments Adjustment specified in Section 4.2 shall be determined and paid as follows:

(a)           During each calendar year, or portion thereof, during the Lease Term, Landlord shall give Tenant written notice of its estimate of any amounts payable under Section 4.2 for that calendar year for Operating Expenses, Taxes and/or Direct Reimbursement Expenses, respectively as the case may be.  On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/l2th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

(b)           Within one hundred twenty (120) days after the close of each calendar year or as soon thereafter as is practicable, Landlord shall endeavor to deliver to Tenant a statement of that year’s Property Taxes, Operating Expenses, and Direct Reimbursement Expenses, and the actual Tax and Operating Expense and Direct Reimbursement Payments Adjustment to be made pursuant to Section 4.2 for such calendar year, as determined by Landlord (the “Statement”) and such Statement shall be binding upon Tenant, except as provided in Section 4.4 below.

(c)           If the amount of the actual Tax and Operating Expense and Direct Payments Adjustment is more than the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days following receipt of

6

Statement.  If the amount of the actual Tax and Operating Expense and Direct Reimbursement Payments Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be paid to Tenant within thirty (30) days.  No delay in providing the statement described in this subparagraph (B) shall act as a waiver of Landlord’s right to payment under Section 4.2 above.

(d)           If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax and Operating Expense and Direct Reimbursement Payments Adjustment to be paid pursuant to Section 4.2 that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to 365.  The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4.3 to be performed after such termination.

4.4           Review of  Statement.

(a)           The Statement shall be binding upon Landlord and Tenant except as otherwise provided herein. Landlord shall maintain books and records showing Operating Expenses, Direct Reimbursement Expenses and Property Taxes in accordance with sound accounting and management practices, consistently applied.  Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state where the Premises is located and whose primary business is certified public accounting and who shall not be paid on a contingency basis) shall have the right, for a period of 200 days following the date upon which the Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Operating Expenses, Direct Reimbursement Expenses and Property Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance.

(b)           If Tenant does not object in writing to the Statement within 200 days of Tenant’s receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then the Statement shall be considered final and accepted by Tenant.  If Tenant does not provide such notice of dispute and a copy of such audit to Landlord within such 200 day period, it shall be deemed to have waived such right to dispute the Statement.

(c)           Any amount due to the Landlord as shown on the Statement, whether or not disputed by Tenant shall be paid by Tenant when due as provided above, without prejudice to any written exception. Upon resolution of any dispute with respect to Operating Expenses, Direct Reimbursement Expenses and Property Taxes, Tenant shall either pay Landlord any shortfall or Landlord shall credit Tenant with respect to any overages paid by Tenant.

(d)           The records obtained by Tenant shall be treated as confidential and neither Tenant nor any of its representatives or agents  shall disclose or discuss the information set forth in the audit to or with any other person or entity subject to any requirement to the contrary by a governmental agency or court (“Confidentiality Requirement”).  Tenant shall indemnify and hold Landlord harmless for any losses or damages arising out of the breach of the Confidentiality Requirement. In no event shall Tenant be permitted to examine Landlord’s

7

records or to dispute any statement of Operating Expenses and Taxes unless Tenant has paid and continues to pay all Rent when due.

4.5           Payment.

(a)           Concurrently with the execution hereof, Tenant shall pay Landlord Base Rent for the first calendar month of the Lease Term for which Base Rent is due.  Thereafter the Base Rent described in Section 1, as adjusted in accordance with Section 4.2, shall be payable in advance on the first day of each calendar month.

(b)           If the Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month.

(c)           All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord’s office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant.  No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

4.6           Late Charge; Interest.

(a)           Tenant acknowledges that the late payment of Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rental to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain.

(b)           Landlord and Tenant agree that if Landlord does not receive any such payment on or before the date the payment is due, Tenant shall pay to Landlord, as additional rent, a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs and (b) interest on the delinquent amounts from the due date to the date paid at the lesser of the maximum rate permitted by law, if any, or which is the lesser of five percent (5%) above the publicly announced prime rate (sometimes referred to as such bank’s reference rate) charged on such due date by Citibank (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers) (“Interest Rate”).  Notwithstanding the foregoing, Landlord shall provide Tenant with written notice and five (5) days to cure any such nonpayment one (1) time during any twelve (12) month period prior to the imposition of a late charge or interest at the Interest Rate.

8

4.7           Rent.  For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder.  Such additional rental, together with the Base Rent and Rent Adjustments, shall sometimes be referred to in this Lease as “Rent”.

ARTICLE 5

SECURITY DEPOSIT

(a)           Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit.  The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant.  If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby pursuant to Section 1951.2 of the California Civil Code.

(b)           For purposes of this Lease, “Letter of Credit” shall mean an unconditional, irrevocable sight draft letter of credit, drawable in the San Francisco Bay Area,  issued by Wells Fargo Bank or another bank reasonably satisfactory to Landlord, naming Landlord as beneficiary and otherwise in form and substance satisfactory to Landlord. The Letter of Credit shall be for a one (1) year term and shall provide: (i) that Landlord may make partial and multiple draws thereunder; (ii) that if Tenant fails to pay rent or other charges due under the Lease, or otherwise defaults, after applicable notice and cure periods, if any, with respect to any provision of the Lease, or if Landlord is otherwise permitted under the terms of the Lease to draw upon the Letter of Credit, Landlord may at its sole option draw upon the Letter of Credit and the bank will honor a sight draft of Landlord; (iii) that other than the delivery of any required statement by Landlord, the bank shall honor such draw without inquiry and the bank shall not have the authority, ability, right or discretion to inquire as to the basis for such statement; (iv) that in the event of Landlord’s assignment or other transfer of its interest in the Lease, the Letter of Credit shall be freely transferable by Landlord, one or more times, without recourse to the Landlord or the assignee or transferee of such interest and Tenant shall be responsible for any transfer fees or charges imposed by the issuer of the Letter of Credit in connection with Landlord’s transfer or assignment thereof;  (v) that the Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (2007 revisions), International Chamber of Commerce Publication No. 600; (vi) that the Letter of Credit will be automatically renewed upon the expiration of its term for additional one (1) year periods, not to extend beyond sixty (60) days after the Expiration Date of the Lease; and, (vii)  that if the bank does not confirm the extension of the Letter of Credit at least sixty (60) days prior to the relevant annual expiration date or if Tenant does not substitute a replacement Letter of Credit by such date, or if a Default occurs under the Lease, Landlord shall be entitled to draw on the Letter of Credit and to hold and apply such funds as an additional Security Deposit in accordance with the terms of the Lease. Landlord and Tenant hereby approve the form of Letter of Credit attached hereto as Exhibit C.

(c)           If Landlord draws upon the Letter of Credit in accordance with the terms of this Lease, Tenant shall within ten (10) days after Landlord’s draw deposit with Landlord a cash sum or substitute Letter of Credit in an amount which when added to the amount available

9

to be drawn under the Letter of Credit equals the face amount of the Letter of Credit.  Tenant’s failure to do so shall be a material breach of this Lease and entitle Landlord to draw down the entire Letter of Credit.

(d)           If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated.  Landlord shall not be required to  keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit.

(e)           At the expiration of the Lease Term, and provided there exists no default by Tenant hereunder, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to Tenant’s assignee), provided that subsequent to the expiration of this Lease, Landlord may retain from said Security Deposit (a) an amount reasonably estimated by Landlord to cover potential Rent Adjustments reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed ten percent (10%) of estimated Tax and Operating Expense and Direct Payments Adjustment payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord’s delivery of Landlord’s Statement for such calendar year), (b) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove signage, if any, provided to Tenant under this Lease and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and (c) any and all amounts permitted by law or this Article 5.

(f)            Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim from a Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article V above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

ARTICLE 6

USE OF PREMISES

6.1           Tenant’s Permitted Use.  Tenant shall use the Premises only for Tenant’s Permitted Use as set forth in Section 1.9 and shall not use or permit the Premises to be used for any other use or purpose whatsoever.  Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant’s Permitted Use.  Landlord disclaims any warranty that the Premises are suitable for Tenant’s use, and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

10

6.2           Compliance With Laws and Other Requirements.

(a)           Tenant shall cause the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including, without limitation, any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises.

(b)           Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Property depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements.  The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance with respect to the condition of the Premises as of the Commencement Date, (b) Tenant shall be responsible for ADA Title III compliance with respect to any leasehold improvements or other work to be performed in the Premises by Tenant under or in connection with this Lease, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Additions in the Premises.  Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

(c)           Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (i) violates any applicable law; (ii) causes or is reasonably likely to cause damage to the Building or the Premises; (iii) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises; or (iv) violates the Rules (as defined in Article 19).

(d)           Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law.  Landlord reserves the right to prescribe the weight and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which in the reasonable opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant’s prepaid expense.

(e)           The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property.  The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease.  Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

11

6.3           Hazardous Materials.

(a)           No Hazardous Materials, as defined herein, shall be Handled, as also defined herein, upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, managers, members, partners, directors, employees, agents, or invitees without Landlord’s prior written consent.  Any such Hazardous Materials so Handled shall be known as Tenant’s Hazardous Materials.  Notwithstanding the foregoing, normal quantities of  Tenant’s Hazardous Materials customarily used in the conduct of the Permitted Use as of the Commencement Date may be  Handled at the Premises without Landlord’s prior written consent. Tenant’s Hazardous Materials shall be Handled at all times in compliance with the manufacturer’s instructions therefor and all applicable Environmental Laws, as defined herein.

(b)           In the event of any release of Hazardous Materials upon the Property after the Commencement Date, if caused by Tenant or any other Tenant Party, Tenant shall promptly remedy the problem in accordance with all applicable Hazardous Materials Laws.  Except as and to the extent provided in subsections (c) and (d) below, Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, “Handling”) of any Hazardous Materials, in, on, or about the Premises or the Property by Tenant or any agents, invitees, employees, contractors, licensees, subtenants, or customers of Tenant (collectively with Tenant, “Tenant Parties”) in violation of Environmental Laws. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord harmless from and against all claims, actions, liabilities, damages and costs (including reasonable attorneys’ fees and other costs of suit) arising out of or in connection with, or otherwise relating to (x) any Handling of Hazardous Materials by any Tenant Party or Tenant’s breach of its obligations hereunder, or (y) any removal, cleanup, or restoration work and materials necessary to return the Property or any other property of whatever nature located on, adjacent to the Premises, or other property otherwise affected by such Handling to be in compliance with all applicable Environmental  Laws.

(c)           Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority, as defined herein, or necessary for Landlord to make full economic use of the Premises or any portion of the Building, which requirements or necessity arises from the Handling of Tenant’s Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building.  Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work.  Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant’s Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws.  Tenant shall nevertheless obtain Landlord’s written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building. Tenant agrees to execute affidavits, representations, and the like from time to time at Landlord’s request stating Tenant’s best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

12

(d)           Landlord shall be solely responsible for and shall indemnify, defend and hold Tenant harmless from and against all claims, actions, liabilities, damages and costs (including reasonable attorneys’ fees and other costs of suit) arising out of or in connection with, or otherwise relating to (i) any Hazardous Materials existing on the Property as of the Commencement Date in violation of any Laws as of such date, or (ii) any removal, cleanup, or restoration work and materials necessary with respect to Hazardous Material existing on the Property immediately prior to the Commencement Date, or (iii) any Hazardous Materials which are not the obligations of Tenant under subsection (ii) above.

(e)           Landlord shall be solely responsible for all claims, actions, liabilities, damages and costs (including reasonable attorneys’ fees and other costs of suit) arising out of or in connection with, or otherwise relating to (i) any Hazardous Materials existing on the Property as of the Commencement Date in violation of any Laws as of such date, or (ii) any removal, cleanup, or restoration work and materials necessary with respect to Hazardous Material existing on the Property immediately prior to the Commencement Date, or (iii) any Hazardous Materials which are not the obligations of Tenant under subsection (ii) above.

(f)            Each party shall promptly provide the other party with copies of all notices received by it in connection with the presence of Hazardous Materials in or about the Premises.

(g)           The following terms used in this Article shall have the meanings set forth below:

(i)            “Environmental Laws” means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any  Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

(ii)           “Hazardous Materials” means:  any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government.  The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as “Hazardous Waste,” “Extremely Hazardous Waste,” or “Restricted Hazardous Waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (ii) defined as a “Hazardous Substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “Hazardous Material,” “Hazardous Substance,” or “Hazardous Waste” under Section 22501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “Hazardous Substance under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (viii) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (ix) defined as a

13

“Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).

(iii)          “Handle,” “handle,” “Handled,” “handled,” “Handling,” or “handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

(iv)          “Regulatory Authority” shall mean any federal, state or local governmental agency, commission, board or political subdivision.

ARTICLE 7

UTILITIES AND SERVICES

7.1           Services.  Tenant shall contract directly with the utility company or service provider to provide the following utilities and services to the Premises at Tenant’s sole cost and expense:

(a)           Electricity and Gas.  Tenant shall contract directly with Pacific Gas & Electric company for electricity and gas service.  At all times Tenant’s use of electric current shall not exceed the capacity of the feeders to the Premises or the risers or wiring installation or the electrical panels serving the Premises.

(b)           Water.  Tenant shall contact directly with the local water department for water service to the Premises.

(c)           Janitorial Service.  Tenant shall provide, at its sole cost and expense, janitorial services within the Premises.  The entity providing such services shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld.  Tenant shall contract directly for removal of refuse and rubbish.

(d)           Telecommunications.  Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables.

(e)           Rubbish Removal.  Tenant shall contract directly with the local service provider for rubbish and trash removal services.

(f)            Security System.  Landlord shall not be obligated to provide or maintain any security patrol or security system for the Project.

7.2           Interruption in Services.  Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or

14

 agreement in this Lease because of, the failure to furnish any of the foregoing services.  Notwithstanding the foregoing, if any such failure, stoppage, or interruption causes such utilities or services to be unavailable to the Premises is covered by Landlord’s business interruption insurance, then Tenant’s obligation to pay Rent shall be equitably abated to the extent of such recovery by Landlord.

7.3           Utilities and Services Regulations.  Tenant agrees to cooperate at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the utilities and services.  Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Property and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord.

7.4           Stopping of Service.  Provided the same is done in a manner so as to minimize any inconvenience with Tenant’s conduct of its business, and, to the extent commercially feasible, following Landlord’s provision of alternative sources of utilities to prevent damage to Tenant’s inventory and merchandise, Landlord reserves the right to stop services of the plumbing, heating, ventilation, air-conditioning and electric systems and other Building systems, and access to the Premises, when necessary by reason of accident or emergency, or for repairs, maintenance, alterations or improvements, in the judgment of Landlord desirable or necessary to be made or performed, until the repairs, alterations or improvements have been completed.  Subject to the limitations of this Section, Landlord shall have no responsibility or liability for any such interruption in access, services or utilities, or for failure to supply any such access, services or utilities, or for its failure to furnish or perform any other act or thing for the benefit of Tenant as otherwise required pursuant to this Lease.  In the event of any failure, stoppage or interruption in any access, utilities or services which Landlord is obligated to provide pursuant to this Lease, Landlord shall use its diligent efforts to cause the provision of such access, utilities or services to be resumed.  To the extent practical, Landlord shall give Tenant notice of proposed shutdowns of services or interruption in access to the Premises.

ARTICLE 8

MAINTENANCE AND REPAIRS

8.1           Tenant’s Obligations.

(a)           Except as otherwise provided in this Lease, Tenant, at all times during the Term and at Tenant’s sole cost and expense, shall keep the Premises and every part thereof, including the parking area, walkways, landscaping, exterior and roof of the Premises, interior walls and ceilings, lighting and relamping, and plate glass, in good condition and repair and in compliance with all applicable Laws and shall engage such contractors and vendors to perform such maintenance and repair, which contractors and vendors shall be subject to the reasonable approval of Landlord.  Tenant, at Tenant’s sole cost and expense, shall also (i) maintain and repair all supplemental or special systems or other Building Systems located within and exclusively serving the Premises, such as computer room fire suppression systems, security

15

systems and any electrical system components other than Premises standard wiring and other equipment and (ii) repair and maintain the roof surface and membrane (but not the periodic replacement of the roof membrane, which shall be performed by Landlord and not any repair, maintenance or replacement of the structural aspects of the roof, which shall be performed by Landlord).

(b)           Notwithstanding the foregoing, Tenant shall not be responsible for repairs to the extent such repairs are (i) necessitated by  fire, earthquake, acts of God or the elements and are covered by the casualty section of this Lease or (ii) constitute reasonable wear and tear of a type that is not generally repaired and maintained.

(c)           Tenant shall be solely responsible for the daily maintenance of the HVAC system and equipment serving the Premises and any components and equipment used in connection therewith.  Tenant, at its sole cost and expense, shall procure and maintain in full force and effect a contract for the maintenance of such equipment, with a service and maintenance firm reasonably acceptable to Landlord.  Tenant shall follow all reasonable recommendations of said contractor for the maintenance of the HVAC system including any recommended intervals for the repair and replacement of the HVAC system or any of its components.  The service contract shall provide that the contractor shall inspect the system and perform recommended maintenance at an interval of not less than the intervals prescribed by the manufacturer’s recommendations.  Tenant shall be liable for the cost of any maintenance to or repairs of any of the HVAC system as a result of Tenant’s failure to comply with the terms and conditions of this provision.

(d)           Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Legal Requirement (whether now or hereafter in effect).

8.2           Landlord’s Obligations.  Except to the extent Tenant, with Landlord’s prior written consent, performs repair and maintenance of the Building Systems and/or Base Building Components, Landlord shall, as an Operating Expense, repair and maintain in good condition and repair the Base Building Components and Building Systems; provided, however, that to the extent such repair is covered by casualty insurance proceeds, the cost of any deductible for such claim shall be an Operating Expense, subject to the terms of Section 4.1(b) hereof.

8.3           Landlord’s Rights.  Subject to Article 21 hereof, Landlord and its contractors shall have the right, at all reasonable times and upon prior oral or telephonic notice to Tenant at the Premises, other than in the case of any emergency in which case no notice shall be required, to enter upon the Premises to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs.

16

ARTICLE 9

ALTERATIONS, ADDITIONS AND IMPROVEMENTS

9.1           Landlord’s Consent; Conditions.

(a)           Except for Cosmetic Alterations (as hereinafter defined) Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises (“Alterations”) without the prior written consent of Landlord, which consent, with respect to nonstructural alterations, shall not be unreasonably withheld.

(b)           Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent, to make any Alteration to the Premises (“Cosmetic Alterations”) that  (a) does not affect either (i) the structure of the Building or the Base Building Components (as hereinafter defined) or (ii) the Building Systems (as hereinafter defined) and does not cost more than $100,000 in connection with any particular Alteration.  Any such Cosmetic Alteration shall use only first-class materials and be performed in a workman-like manner and in accordance with all applicable laws. As used in this Lease, “Building Systems” means the Premises’ mechanical, plumbing, gas, electrical, heating/air conditioning and ventilation systems (“HVAC Systems”), security and fire and other life safety systems, and “Base Building Components” means the Premises’ roof, foundations, floor slabs and exterior walls.

(c)           Landlord may impose as a condition to making any Alterations such requirements as Landlord in its reasonable discretion deems necessary or desirable including without limitation:  Tenant’s submission to Landlord, for Landlord’s prior written approval, of all plans and specifications relating to the Alterations; Landlord’s prior written approval of the time or times when the Alterations are to be performed; Landlord’s prior written approval of the contractors and subcontractors performing work in connection with the Alterations; Tenant’s receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant’s delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; and Tenant’s payment to Landlord of all reasonable third party out-of-pocket costs and expenses incurred by Landlord because of Tenant’s Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations.  Tenant is required to provide Landlord written notice of whether the Alterations include the Handling of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices.  Upon completion of the Alterations, Tenant shall provide Landlord with copies of as-built plans.  Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord’s supervision or monitoring of any Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use or the proper performance of the Alterations.

9.2           Performance of Alterations Work.  All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization, including, without limitation,  the ADA as it may be amended from time to time, and any governmental regulations with respect thereto and Title 24 of the California Administrative Code.  All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building.  All costs incurred by Landlord relating to the Alterations

17

shall be payable to Landlord by Tenant as additional rent within ten (10) business days after receipt of written demand therefor.  No asbestos-containing materials shall be used or incorporated in the Alterations.  No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition of exposure not in compliance with Environmental Laws shall be incorporated in the Alterations.

9.3           Liens.  Tenant shall pay when due all costs for work performed and materials supplied to the Premises.  Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys’ fees, arising out of or related to any such liens or notices.  Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility.  Tenant shall also secure, prior to commencing any Alterations, at Tenant’s sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work.  During the progress of such work, Tenant shall, upon Landlord’s request, furnish Landlord with sworn contractor’s statements and lien waivers covering all work theretofore performed.  Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed.  If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.6 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

9.4           Surrender of Premises Upon Lease Termination.

(a)           On the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord with all of its inventory, finished goods, raw materials, equipment and trade fixtures removed from the Premises, with any damage associated with such removal repaired, in broom-clean condition, with all building systems required to be maintained by Tenant in working order (ordinary wear and tear, and damage from casualty and condemnation excepted).

(b)           Tenant shall also remove any and all Alterations which Tenant is required to remove in accordance with this Article.  Tenant shall repair any damage or perform any restoration work required by the removal, including closing all floor, ceiling, stairwell and roof openings.  If Tenant fails to timely remove any personal property or Alterations as aforesaid, such items shall be conclusively deemed to have been abandoned by Tenant and Landlord may remove the property and store and/or dispose of the same at Tenant’s expense, including interest at the Interest Rate.

(c)           If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all claims resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding

18

tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys’ fees and costs.  Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating.

(d)                                 Notwithstanding the foregoing to the contrary, in the event that Landlord gives its consent, pursuant to the provisions of Section 9.1 of this Lease, to allow Tenant to make an Alteration in the Premises, Landlord agrees, upon Tenant’s written request, to notify Tenant in writing at the time of the giving of such consent whether Landlord will require Tenant, at Tenant’s cost, to remove such Alteration at the end of the Lease Term.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

[This section subject to review by Landlord and Tenant’s Insurance Advisors and will be finalized prior to Closing]

10.1                           Indemnification.

(a)                                  Except to the extent of Landlord’s waiver in Section 10.6, Tenant agrees to protect, indemnify, hold harmless and defend Landlord and any Mortgagee, as defined herein, and each of their respective partners, directors, officers, managers, members, agents and employees, successors and assigns, (except to the extent of the losses described below are caused by the negligence or willful misconduct of Landlord, its agents and employees), from and against:

(i)                                     any and all loss, cost, damage, liability or expense as incurred (including but not limited to reasonable attorneys’ fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Building by Tenant or the acts or omissions of Tenant or its agents, employees, contractors, clients, invitees or subtenants.  Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord’s employees or agents or damage to the Premises or any portion of the Building.

(ii)                                  any and all environmental damages which arise from:  (i) the Handling of any Tenant’s Hazardous Materials, as defined in Section 6.3 or (ii) the breach of any of the provisions of this Lease.  For the purpose of this Lease, “environmental damages” shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord’s marketing of space); (b) all reasonable sums paid for settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees; and (c) all costs incurred by Landlord in connection with

19

investigation or remediation relating to the Handling of Tenant’s Hazardous Materials, necessary for Landlord to make full economic use of the Premises or any portion of the Building, or otherwise required under this Lease.

(b)                                 Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.

(c)                                  Tenant’s obligations and liabilities pursuant to this Section 10.1 shall survive the expiration or earlier termination of this Lease.

10.2                           Property Insurance.

(a)                                  Landlord shall procure and maintain as an Operating Expense in full force and effect with respect to the Premises a policy or policies of all risk insurance (including sprinkler, vandalism and malicious mischief coverage, and any other endorsements desired by the Landlord or required by the holder of any fee or leasehold mortgage on the Property, but not the insurance on Tenant’s Alterations) in such amount as Landlord shall determine, but in an amount at least equal to one hundred percent (100%) of the full replacement cost (including debris removal, and demolition, but excluding the land and the footings, foundations and installations below the basement level) thereof.  Such insurance, and all other insurance maintained by Landlord under this Lease, shall be for the sole benefit of Landlord, and the proceeds therefrom shall be under Landlord’s sole control, except as otherwise expressly provided in this Lease.  Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.  Notwithstanding the foregoing, if, as of the Commencement Date, Landlord approves an insurance program and insurance policies provided by Tenant, Tenant shall have the right to provide the insurance required under this Section 10.2 (a) at its sole cost and expense.

(b)                                 At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, “all-risk” property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting of pipes, explosion, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all Alterations made by or for Tenant in the Premises; and (b) Tenant’s trade fixtures, equipment and other personal property from time to time situated in the Premises.  The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant’s personal property shall be paid to Tenant.

(c)                                  At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.2(A).

20

10.3                           Liability Insurance.

(a)                                  At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant.  Such insurance shall have a minimum combined single limit of liability of at least Five Million Dollars ($5,000,000) per occurrence and a general aggregate limit of at least Five Million Dollars ($5,000,000).  All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any Mortgagee of Landlord or any ground lessor as additional insureds.  Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.

(b)                                 Landlord shall, at all times during the Lease Term as an Operating Expense, procure and maintain commercial general liability insurance.  Such insurance shall have minimum combined single limit of liability of at least Five Million Dollars ($5,000,000) per occurrence, and a general aggregate limit of at least Five Million Dollars ($5,000,000).

10.4                           Workers’ Compensation Insurance.  At all times during the Lease Term, Tenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the State of California, and Employer’s Liability insurance with a limit not less than One Million Dollars ($1,000,000) Bodily Injury Each Accident; One Million Dollars ($1,000,000) Bodily Injury By Disease Each Person; and One Million Dollars ($1,000,000) Bodily Injury to Disease Policy Limit.

10.5                           Policy Requirements.  All insurance required or permitted to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of California and rated not less than AVIII in Best’s Insurance Guide.  A certificate of insurance (or, at Landlord’s option, copies of the applicable policies) evidencing the insurance required under this Article shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date, and the certificate and/or policy for Tenant’s commercial general liability insurance will name Landlord and the other parties required under Section 10.3(A) as additional insureds.  No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any Mortgagee designated by Landlord to Tenant.  Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy.  Tenant shall have the right to provide the insurance required by this Article pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and Landlord as required by this Lease.

10.6                           Waiver of Subrogation.  Any policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Property, the Premises, or Tenant’s Personal Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (and the other parties named as additional insureds pursuant to this Article).  Landlord and Tenant each waives any rights of recovery against the other (and the other parties named as additional insureds) for injury or loss due to hazards insurable by policies of fire, extended coverage or similar casualty insurance, regardless of whether such insurance policies or coverage shall actually have been obtained by the party granting such waiver, and regardless of the cause of such fire or casualty, including the

21

negligence of the party benefiting from such waiver.  Because this Section will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained herein.

10.7                           Earthquake and Flood Insurance.  [In addition to any other insurance policies carried by Landlord in connection with the Premises, Landlord may elect to procure and maintain in full force and effect during the Term as an Operating Expense (i) a policy of earthquake, flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under the earthquake/volcanic and flood and/or surface water insurance, in an amount up to one hundred percent (100%) of the full replacement cost (including debris removal and demolition) of the Premises,  (ii) a terrorism insurance policy, and/or (iii) any insurance required by a lender to Landlord.]  [DISCUSS LIMITS]

10.8                           Failure to Insure.  If either Landlord or Tenant fails to maintain any insurance which such applicable party is required to maintain pursuant to this Article, such party shall be liable to the other party for any loss or cost resulting from such failure to maintain.  Tenant may not self-insure against any risks required to be covered by insurance without Landlord’s prior written consent.

10.9                           Exemption of Landlord from Liability.  Landlord shall not be liable for injury to Tenant’s business, or loss of income therefrom, or, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord, or its employees or its authorized agents, for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems or from intrabuilding network cable, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.  Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the Building.  Except to the extent of the gross negligence or willful misconduct of Landlord, or its employees or agents, Landlord shall not be liable for losses due to theft, vandalism or like causes.  Except to the extent of the negligence or willful misconduct of Landlord, or its employees or agents, Tenant shall defend, indemnify and hold Landlord harmless from any such claims made by any employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Building is attendant to the business of Tenant.

22

ARTICLE 11

DAMAGE OR DESTRUCTION

11.1                           Landlord’s Obligation to Rebuild.  If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises, unless Landlord or Tenant has the option to terminate this Lease as provided herein, and Landlord or Tenant elects to terminate.

11.2                           Right to Terminate.

(a)                                  Landlord shall have the option to terminate this Lease if either the Cotting Premises and/or the Aldridge Premises are destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably estimates that the repair of such damage cannot be completed within nine (9) months after the date of the casualty or if such casualty will require at least three (3) months to restore after the date of the casualty and such damage occurs during the last eighteen (18) months of the Term (“Termination Events”).

(b)                                 Tenant shall also have the option to terminate this Lease if either of the Termination Events apply.

(c)                                  Landlord shall also have the right to terminate this Lease if the repair is not fully covered by insurance maintained (or required to be maintained) pursuant to this Lease other than by reason of the deductible amounts under such insurance policies.

(d)                                 Landlord shall notify Tenant of Landlord’s estimate for such repair within (60) days after the casualty.  If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after delivery of Landlord’s repair period estimate, in which event this Lease shall terminate the earlier of (i) sixty (60) days after the date of the terminating party’s notice or (ii) the date Tenant surrenders possession of the Premises.

(e)                                  If neither Landlord nor Tenant exercises the right to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Property as soon as practicable and thereafter prosecute the repair diligently to completion.

11.3                           Limited Obligation to Repair.  Landlord’s obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Premises shell and improvements existing as of the Commencement Date.  Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment, Alterations and other improvements installed by Tenant and existing at the time of the damage or destruction.  Subject to force majeure events,  Landlord shall promptly commence and thereafter diligently prosecute the completion of any repairs or restoration work required to be performed by Landlord under this Lease.

11.4                           Abatement of Rent.  Except if the cause of the casualty is an act of Tenant for which Landlord does not receive rent abatement insurance proceeds, the Base Rent and Rent

23

shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds.  Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s personal property or any inconvenience occasioned by any damage, repair or restoration.

11.5                           Insurance Proceeds.  If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage payable pursuant to insurance coverage maintained hereunder, and Tenant shall have no claims thereto and Tenant may keep all the insurance proceeds resulting from the damage to Tenant’s Alterations, furniture, fixtures or equipment or otherwise payable pursuant to insurance coverage maintained by Tenant.

11.6                           Statutory Waivers.  The provisions of this Lease, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or any part of either, and are hereby waived.

ARTICLE 12

CONDEMNATION

12.1                           Taking.  If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively “Condemnation”), then this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.  Notwithstanding the foregoing, if more than 15% of the buildings located on the Premises, or more than 25% of the parking areas is taking by Condemnation and reasonable alternative parking is not made available to the Premises, Tenant may, at Tenant’s option, to be exercised within ten (10) days after Tenant receives written notice of such Condemnation from Landlord or the condemning authority, terminate this Lease as of the date the condemning authority requires Tenant to vacate possession of such portion of the Premises.  If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the remaining portion of the Premises, except the Base Rent and Tenant’s Share shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.

12.2                           Award.  In the event of any Condemnation, the entire award for such taking shall belong to Landlord.  Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise.  Tenant shall be entitled to independently pursue a separate award in a separate proceeding, unless a separate proceeding is not provided, for

24

Tenant’s relocation costs, loss of business goodwill and/or trade fixtures directly associated with the taking, provided such separate award does not diminish Landlord’s award.

12.3                           Temporary Taking.  No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.

ARTICLE 13

SIGNAGE

13.1                           Signage.  Subject to the following terms and conditions,  Tenant shall have the right, at its sole cost and expense, to install signage on the exterior walls of the Premises (“Signage”).

(a)                                  The size, location, lighting, materials and design of the Signage shall be subject to approval of Landlord, not to be unreasonably withheld, and to approvals from the City of Vacaville.  Landlord shall provide its response to Tenant’s submittals of signage location, design and content under this subsection within fifteen (15) days after Landlord’s receipt of such information.

(b)                                 Landlord makes no representations and warranties regarding the approval of any Signage or the conditions imposed by the City of Vacaville.

(c)                                  In no event may Tenant assign the Signage except in connection with the assignment of its entire interest under this Lease, and in no event may Tenant sublease the Signage except in connection with a sublease to a permitted subtenant occupying substantially all of the Premises of Tenant in the Premises (“Signage Transfer”).  Landlord shall have the right to approve any Signage Transfer, including, without limitation, a Signage Transfer to an Affiliate (unless the Affiliate is the successor to substantially all of Tenant’s assets and retains the sign in place at the time of such Signage Transfer).  With respect to a Signage Transfer, the size, location, lighting, materials and design of the signage shall be subject to approval of Landlord, not to be unreasonably withheld, and to approvals from the City of Vacaville.

(d)                                 Tenant shall comply, at its sole cost and expense, with any and all laws and governmental requirements applicable to the Signage, including, without limitation, all historical designation regulations and requirements.  Tenant shall not install any Signage without having obtained all necessary permits and licenses.  Tenant shall pay for all engineering costs and all costs of designing, installing, maintaining and removing the Signage.  Upon the end of the Term, Tenant shall, at its sole cost and expense, remove the Signage and restore the exterior wall to the condition it was in prior to such installation, ordinary wear and tear, acts of God, casualties and condemnation excepted.

25

13.2                           Failure to Comply.  Tenant further agrees to maintain any such Signage as may be approved, in good condition and repair at all times.  If Tenant shall fail to meet the conditions specified herein, Landlord may immediately remove Tenant’s signage at Tenant’s expense.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1                           Prohibitions.

(a)                                  Except for transfers expressly permitted pursuant to Section 14.2 below, Tenant shall not assign this Lease or sublet all or a portion of the Premises without the prior written consent of Landlord in each instance, which consent shall not, subject to Landlord’s rights under this Article, be unreasonably withheld.  If Tenant desires to assign this Lease or to sublet all or a portion of the Premises, Tenant shall give to Landlord written notice of its intent, which notice shall designate the terms of the proposed assignment or sublet, the identity of the proposed assignee or sublessee, and shall be accompanied by financial statements of such proposed assignee or sublessee and such other information regarding such party and its business and reputation as shall be required by Landlord to evaluate the proposed assignment or sublet.  Landlord shall have ten (10) days after the date of service of Tenant’s request for Landlord’s consent to identify with particularity any information not provided by Tenant that is required by Landlord to evaluate the request.  If Landlord fails to timely advise Tenant of any omitted materials or information, then Tenant’s package shall be deemed complete.

(b)                                 Landlord shall have fifteen (15) days after the date that Tenant’s request package is complete or deemed complete to notify Tenant in writing that Landlord elects to (i) consent to the proposed assignment or sublet as described in Tenant’s notice, or (ii) refuse to consent to Tenant’s proposed assignment or sublet, stating the reasons for such refuse, or (iii) in the event of an assignment of the Lease to elect to terminate the Lease, or (iv) in the event of an assignment of substantially all of the Cotting Premises and/or the Aldridge Premises for substantially all of the remaining Term, to terminate the Lease with respect to the portion of the Premises being sublet; provided, however, in the event Landlord elects to terminate the Lease under the foregoing provision, Tenant shall have the right to deliver a written notice within five (5) business days after such election rescinding its request regarding such proposed assignment or sublease, in which case this Lease shall continue in full force and effect.

(c)                                  With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may deem commercially reasonable and relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following: (i) a proposed change in the use of the Premises from that agreed to in this Lease; or (ii) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord in Landlord’s reasonable judgment; or (iii) in Landlord’s reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Premises or Landlord.

(d)                                 If Landlord fails to notify Tenant in writing of its election within such fifteen (15) day period, Landlord shall be deemed to have disapproved such requested

26

assignment or sublease; provided however that if Tenant shall provide Landlord with a second notice after the expiration of such fifteen (15) day period and Landlord does not respond within five (5) days after receipt of such notice, such assignment or subletting shall be deemed approved.  No consent by Landlord to any assignment or sublet shall be deemed to be a consent to a use not permitted under this Lease, to any act in violation of this Lease or to any subsequent assignment or sublet.  Any attempted assignment or sublet by Tenant in violation of the terms and covenants of this Section shall be void.

14.2                           Affiliates.  Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent and with out payment of Leasehold Profit, to any partnership, corporation or other entity which (i) controls, is controlled by, or is under common control with Tenant (control being defined for such purposes as ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the voting legal or equitable interest in any other business entity, and the power to direct the management and operations of, the relevant entity), or (ii) any entity resulting from a merger or other reorganization of Tenant (collectively “Affiliates”); provided that with respect to each of the foregoing transactions described above: (i) Landlord receives written notice of the assignment or subletting no later than five (5) Business Days prior to the effective date thereof, in which notice Tenant shall expressly confirm that Tenant remains primarily liable (together with the assignee in the event of an assignment) for all of the obligations of the Tenant under this Lease or in the event Tenant is not permitted to disclose such transfer under applicable laws, rules, regulations or requirements of any governmental authority or nationally recognized public securities exchange, then within five (5) business days after such transfer, (ii) in the case of an assignment to an Affiliate, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (iv) Landlord receives a fully executed copy of the assignment or sublease agreement between Tenant and the Affiliate no later than five (5) Business Days prior to the effective date of such assignment or sublease, in which the Affiliate assumes (in the event of an assignment) all of Tenant’s obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord’s election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (v) the use of the Premises will remain a Permitted Use, and (vi) in the case of an assignment, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment or sublease the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on assignment and subletting contained herein.  Each subtenant shall be subject to the provisions of this Lease and Tenant shall provide Landlord with the names of all subtenants, and a copy of the executed agreement with such entities.

14.3                           Consideration to Landlord.

(a)                                  Except for transfers expressly permitted pursuant to Section 14.2, in the event of any assignment or sublease, Landlord shall be entitled to receive, as additional rent hereunder, fifty percent (50%) of any “Leasehold Profit” (as defined below) paid by the assignee for the assignment or, in the case of a sublease, fifty percent (50%) of the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Base Rent and Assignment or Subletting Costs (as defined below), in each case to the extent attributable to the sublet space for the corresponding month.

27

(b)           “Leasehold Profit” shall be the value allocated to the leasehold between the parties to the assignment or sublease, or if no value is allocated to the leasehold by the parties or if Landlord disputes that such value is reasonable, Leasehold Profit shall be reasonably determined by taking into account such facts and circumstances as the then fair market rental value of the Premises, the value of the business and good will of the Tenant, and the fair market value of any personal property transferred by Tenant to such sublessee or assignee.  It is expressly covenanted and agreed by the parties that the intent of this provision is that Landlord is to receive its allocable share of any such consideration paid by the assignee or subtenant or deemed paid by such assignee or subtenant which is reasonably related to the difference between the then fair market value of the Premises for the remainder of the Term and the Rent under the Lease (after Tenant’s recovery of all the Assignment or Subletting Costs) and Tenant is to receive that portion of any consideration paid by the assignee or subtenant or deemed paid by such assignee or subtenant which is reasonably related to the sale or transfer of the business and good will of Tenant and/or the personal property of Tenant.  Upon default beyond any applicable notice or cure periods by Tenant (and only so long as such default remains outstanding and uncured) Tenant shall direct any subtenant or assignee to pay directly to Landlord the amounts due to it pursuant to this Section on account of such sublease or assignment.

(c)           “Assignment or Subletting Costs” shall mean, (x) any brokerage commissions or third party attorney fees paid by Tenant in connection with the subletting or assignment (such brokerage commissions not to exceed commissions typically paid in the market at the time of such subletting or assignment), (y) the cost of any Alterations specifically made by Tenant to the space which is the subject of the assignment or sublet to prepare the same for the assignee’s or subtenant’s occupancy, including architect’s fees, and permit costs in connection with the same, and (2) any other reasonable monetary inducements made to or in connection with such transfer.  As a condition to Tenant recapturing the Assignment or Subletting Costs, Tenant shall provide to Landlord, within sixty (60) days after Landlord’s delivery of a demand for same (which demand will not be made sooner than the later of (i) Landlord’s execution of Landlord’s consent to the assignment or subletting, or (ii) the commencement date of the assignment or sublease), a reasonably detailed accounting of the Assignment or Subletting Costs and supporting documents, such as receipts and construction invoices.

14.4         Indirect Assignments.  For purposes of this Article, the following event shall be deemed an assignment of this Lease:  a reduction of Tenant’s assets to the point that this Lease is substantially Tenant’s only asset.

14.5         Documentation.  No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) in the case of a sublease, the subtenant may not assign its sublease or further sublet the sublet space without Landlord’s prior written consent, (ii) in the case of an assignment, the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment, and (iii) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant to Landlord for the payment of Rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease pertaining to the sublet space.  In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has

28

been delivered to Landlord a fully executed counterpart of a reasonable consent to assignment or sublease form, as applicable.  The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.  Notwithstanding the foregoing, no subtenant or assignee shall be permitted to occupy the Premises unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of it under this Lease.

14.6         Tenant Liability.  In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease.  Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor.  After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease.

14.7         No Merger.  Without limiting any of the provisions of this Section, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.  If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s rent.

14.8         Processing Expenses.  Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting (whether or not the same is ultimately approved by Landlord or consummated by Tenant), an amount equal to the sum of (i) Landlord’s reasonable attorneys’ fees and (ii) other professional fees, in an amount not exceeding $2000.00 per request (collectively, “Processing Costs”).  Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs.  When the actual amount of the Processing Costs is determined, it shall be reconciled with Landlord’s estimate, and any payments or refunds required as a result thereof shall promptly thereafter be made by the parties.

29

ARTICLE 15

DEFAULT AND REMEDIES

15.1         Events of Default By Tenant.  The occurrence of any of the following shall constitute an Event of Default under this Lease by Tenant:

(a)           The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder as and when due; provided, however, that notwithstanding the foregoing, Landlord shall provide Tenant with written notice and five (5) days to cure any such nonpayment of Base Rent one (1) during any twelve (12) month period prior to the occurrence of an Event of Default.

(b)           The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for fourteen (14) consecutive days (with or without the payment of Rent) without providing a commercially reasonable level of security or where the insurance coverage required hereunder is jeopardized as a result thereof.

(c)           The failure of Tenant to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within thirty (30) days after written notice from Landlord if the breach could reasonably be cured within the thirty (30) day period; provided, however, if the failure could not reasonably be cured within the thirty (30) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter complete the cure within ninety (90) days after such notice.

(d)           Any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant to Landlord.

15.2         Remedies.

(a)           Upon the occurrence of any default by Tenant as provided in Section 15.1, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.

(b)           If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate

30

Landlord for all of the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.  The term “rent” as used in this Section 15.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in items (i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate, but in no case greater than the maximum amount of such interest permitted by law.  As used in item (iii), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

15.3         Landlord’s Right To Continue Lease Upon Tenant Default.  Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (that is, Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, because Tenant has the right to sublet or assign, subject only to reasonable limitations). Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies as Rent becomes due under this Lease.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession, and this Lease will not be deemed terminated unless and until Landlord delivers notice to Tenant expressly stating Landlord’s intention to terminate this Lease.

15.4         Right of Landlord to Perform.  All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense.  If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant’s part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease.  Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

15.5         Non-Waiver.  Nothing in this Article shall be deemed to affect Landlord’s rights to indemnification for liability or liabilities arising prior to termination of this Lease or Tenant’s right to possession of the Premises for personal injury or property damages under the indemnification clause or clauses contained in this Lease.  No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, and shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted; regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent, nor shall any endorsement or statement on any check or

31

any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in the Lease provided.  The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.  The waiver by a party of any agreement, condition or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease; nor will any custom or practice that may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of a party to insist upon the performance by the other party in strict accordance with the terms of this Lease.

15.6         Cumulative Remedies.  The specific remedies to which a party may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by a party of any provisions of the Lease.  In addition to the other remedies provided in the Lease, including the right to terminate this Lease or to terminate Tenant’s right of possession of the Premises and reenter and repossess the Premises and remove all persons and property from the Premises without terminating this Lease as provided in Section 15.2, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.  Exercise of any of the remedies described in this Article will not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to a party at law or in equity.

15.7         Default by Landlord.  Landlord’s failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure) after Landlord receives written notice from Tenant specifying the default.  The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s).  If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease, except that in no event shall Tenant be entitled to punitive damages, lost profits, business interruption, speculative, consequential or other such damages.

ARTICLE 16

ATTORNEYS’ FEES; COSTS OF SUIT

16.1         Attorneys’ Fees.  If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys’ fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys’ fees.  In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys’ fees

32

incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant’s obligations under this Lease.

16.2         Indemnification.  Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys’ fees, in connection with the litigation except to the extent of Landlord’s negligence or willful misconduct.

ARTICLE 17

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

17.1         Subordination, Nondisturbance and Attornment.

(a)           Except as provided in Section 17.1, this Lease will be subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which hereafter affect the Property or any portion thereof, to all covenants, conditions, and restrictions and other matters of record hereafter pertaining to the Property, and to all renewals, modifications, consolidations, replacements and extensions of the foregoing.  After Landlord’s written request therefor, Tenant shall execute any and all commercially reasonable documents required by Landlord, the lessor under any ground or underlying lease (“Ground Lessor”), or the holder or holders of any mortgage or deed of trust (“Holder”), evidencing this Lease to be subordinate to the lien of any such lease, mortgage or deed of trust, as the case may be,  so long as same satisfies the requirements of this Section.

(b)           Notwithstanding the foregoing, Landlord covenants and agrees to obtain a subordination, non-disturbance and attornment agreement (“SNDA”) from any Holder or Ground Lessor arising after the date of this Lease on such entities standard form with such changes as such Holder and Tenant may agree to and Landlord shall deliver to Tenant in recordable form, and Tenant agrees to execute and shall have the right to record with the county recorder of the county in which the Property is located, a SNDA satisfying the requirements set forth herein.

(c)           If the interest of Landlord in the Property or the Premises is transferred to any Ground Lessor or Holder who has signed a SNDA, pursuant to or in lieu of proceedings for enforcement of any such lease, mortgage, or deed of trust, upon request of such Ground Lessor or Holder, Tenant shall immediately and automatically attorn to the Ground Lessor or Holder, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any existing offset, defense or damages arising out of a default of any obligations of any preceding Landlord; provided however that such Ground Lessor or Holder shall cure any then existing defaults of Landlord which are curable by a third party; (iii) bound by any amendment or modification of this Lease made without the written consent of the Holder or Ground Lessor; or (iv) liable for any security deposits not actually received in cash by such Ground Lessor or Holder.

33

17.2         Ground Lessor or Holder Rights.

(a)           If, in connection with obtaining financing for the Property or any portion thereof, any Holder or Ground Lessor shall request reasonable modification to this Lease as a condition to such ground lease or financing, Tenant shall within twenty (20) days after receipt of Landlord’s request, execute and deliver to Landlord any such modification agreement so requested, provided such modifications do not adversely affect Tenant’s rights or increase Tenant’s obligations hereunder (acceptable modifications would include, for example, imposition of additional notice requirements that do not exceed the time periods provided to Landlord hereunder or other similar ministerial obligations upon Tenant).

(b)           If a Ground Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant.  Within ten (10) business days of Landlord’s notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the reasonable form presented to Tenant, which Landlord, Ground Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

(c)           Tenant agrees to give any Ground Lessor or Holder, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Holder or Ground Lessor.  Tenant further agrees that upon the occurrence of an Event of Default with respect to Landlord, the Holder or Ground Lessor shall have the same period to cure such default as is provided to Landlord by this Lease after receipt of notice on such Ground Lessor or Holder within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be reasonably necessary, if, within such thirty (30) days, any Holder or Ground Lessor has commenced the on-site performance of such cure and is diligently pursuing such cure to completion.

ARTICLE 18

QUIET ENJOYMENT

Provided that an Event of Default does not exist under this Lease, Tenant shall have and peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

ARTICLE 19

RULES AND REGULATIONS

The Rules and Regulations attached hereto as Exhibit B are hereby incorporated by reference herein and made a part hereof.  Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and nondiscriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the

34

Premises and/or the Building.  In the event of any conflict between the Rules and Regulations and the terms of this Lease, this Lease shall control.

ARTICLE 20

ESTOPPEL CERTIFICATES

(a)           Tenant agrees at any time and from time to time upon not less than ten (10) business days’ prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord (to the extent factually correct), to any current or prospective Mortgagee or any assignee thereof, to any prospective purchaser of the land, improvements or both comprising the Building, and to any other party designated by Landlord, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant;  that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month’s Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord’s or any predecessor landlord’s interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease; or any other factual matter relating to this Lease or the Premises or, if so, specifying each such default.  Landlord agrees at any time and from time to time upon not less than ten (10) business days’ prior written notice from Tenant to execute, acknowledge and deliver to Tenant a statement in writing addressed and certifying to Tenant (to the extent factually correct) and to any party designated by Tenant, an estoppel certificate substantially in the form, as applicable, that Tenant is required to provide Landlord under the terms of this Article 20.

(b)           Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state.

ARTICLE 21

ENTRY BY LANDLORD

Landlord may enter the Premises at all reasonable times upon at least twenty-four (24) hours prior written notice except in the event of an emergency, to:  inspect the same; exhibit the same to prospective purchasers, Mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.

35

Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry.  Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises.  Such entry by Landlord shall not act as a termination of Tenant’s duties under this Lease.  If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as additional rent.

ARTICLE 22

LANDLORD’S LEASE UNDERTAKINGS — EXCULPATION FROM
PERSONAL LIABILITY; TRANSFER OF LANDLORD’S INTEREST

22.1.1      Landlord Liability.  Notwithstanding anything to the contrary contained in this Lease, including any Exhibits hereto attached, it is expressly understood and agreed by and between the parties hereto that: (i) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Lease or otherwise arising out of Tenant’s use of the Premises or the Building (collectively, “Landlord’s Lease Undertakings”) shall extend only to Landlord’s interest in the real estate of which the Premises demised under this Lease are a part (“Landlord’s Real Estate”) and not to any other assets of Landlord or its constituent partners; and (ii) except to the extent of Landlord’s interest in Landlord’s Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, or its directors, officers, shareholders, employees, or agents.

22.1.2      Transfer of Landlord’s Interest.  In the event of any transfer of Landlord’s interest in the Building, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord, including, without limitation, the obligations of Landlord with respect to the Security Deposit, to the extent the grantee of Landlord’s interest assumes in writing, the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Article, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.

ARTICLE 23

HOLDOVER TENANCY

(a)           Nothing contained herein will be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to

36

recover possession of the Premises, as well as any damages incurred by Landlord due to Tenant’s failure to vacate and deliver possession to Landlord as provided herein.

(b)           If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Rent.  During such holdover period, Tenant shall pay to Landlord, on the first day of each applicable month, a monthly rental equivalent to one hundred fifty percent (150%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term.

(c)           The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession.  Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including, without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys’ fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

ARTICLE 24

NOTICES

(a)           All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served by hand delivery, or alternatively, by (a) delivery by private express courier (such as Federal Express or Airborne Courier) or (b) mailing the same by registered or certified mail, postage prepaid, addressed to Landlord at the addresses for Landlord set forth in Section 1 above and to Tenant at the address for Tenant set forth in Section 1 above, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing.

(b)           Notice shall be deemed to have been served by private express courier on the date of delivery (or refusal if the recipient declines to sign for same).  Any notice or demand from an attorney acting or purporting to act on behalf of a party shall be deemed to be notice from such party, provided that such attorney is authorized to act on behalf of such party.

ARTICLE 25

BROKERS

(a)           Each party warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no real estate broker or agent who is or might be entitled to a fee, commission or other compensation in connection with this Lease.

(b)           Each party shall indemnify, defend and hold harmless the other party from and against any and all claims (including reasonable attorneys’ fees and costs) arising

37

out such party’s conversations or other dealings with any other broker or individual regarding this Lease.

ARTICLE 26

COMMUNICATIONS AND COMPUTER LINES

26.1         Generally.

(a)           Tenant acknowledges and agrees that all telephone and telecommunications services (“Telecommunications Services”) desired by Tenant shall be ordered and utilized at the sole expense of Tenant.  Unless Landlord otherwise requests or consents in writing, all equipment, apparatus and devices, including without limitation wiring and cables, for the provisions of Telecommunications Services, as well as Tenant’s computer and data wiring and cabling (collectively, the “Telecommunications Equipment”) shall be and remain solely in the Premises. Landlord shall have no responsibility for the maintenance of Tenant’s Telecommunications Equipment, nor for any wiring or other infrastructure to which Tenant’s Telecommunications Equipment may be connected.

(b)           Tenant agrees that, to the extent any Telecommunications Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant, at its sole expense, to obtain substitute service.  Tenant shall not be entitled to any rent abatement and the Commencement Date of this Lease shall not be delayed due to Tenants inability to obtain telecommunication services.

(c)           In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building (a “New Provider”), no such New Provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval may be withheld in Landlord’s reasonable discretion.  Landlord’s approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of the New Provider.

26.2         Interruption.  Landlord shall have the right, upon such notice as is practicable in the case of emergencies, and otherwise upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building.

26.3         Removal.  Any and all Telecommunications Equipment installed in the Premises, or elsewhere in the Building by or on behalf of Tenant, including wiring and other facilities for the provision of Telecommunications Services, shall be removed by Tenant upon the expiration or earlier termination of the Lease Term, by Tenant at its sole expense or, at Landlord’s election, by Landlord at Tenant’s sole expense, with the cost thereof to be paid as additional rent under this Lease.

38

26.4         Abandonment.  If the Telecommunications Equipment is not removed within thirty (30) days of the termination or expiration of this Lease, the Telecommunications Equipment shall conclusively be deemed to have been abandoned and may be removed, appropriated, sold, stored, destroyed, otherwise disposed of, or retained and used, by Landlord without notice to Tenant, without obligation to account therefor, and without payment to Tenant or credit against any amount due from Tenant to Landlord pursuant to this Lease.  Tenant shall pay to Landlord upon demand all costs of any such removal, disposition and storage of the Telecommunication Equipment, as well as all costs to repair any damage to the Building caused by such removal.  The obligations within this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE 27

RIGHT OF FIRST OFFER

(a)           Landlord shall provide Tenant with a notice (“Right of First Offer Notice”) in the event that during the Term Landlord decides to market the Premises for sale to an unrelated third party entity.

(b)           The Right of First Offer Notice shall include the market terms on which Landlord is prepared to sell the Premises, including purchase price, deposit, due diligence period and other material terms and conditions of such sale.  Tenant acknowledges that Landlord will sell the Premises in its “as is” condition without representations and warranties as to the physical condition of the Premises or its compliance with applicable laws.

(c)           For a period of 30 days after receipt of the Right of First Offer Notice or any subsequent Right of First Offer Notice, (the “Negotiation Period”) Landlord and Tenant shall negotiate in good faith concerning the sale of the Premises to Tenant.  If the parties do not reach agreement on the terms of such sale, Landlord shall be able to market the Premises upon such terms and conditions as it may elect to accept; provided however that if Landlord has not entered into a contract  for the sale of the Premises within 180 days after the end of the Negotiation Period, and Landlord shall send a second Right of First Offer Notice prior to entering into any agreements with a prospective purchaser of the Premises.

(d)           Notwithstanding anything to the contrary contained, herein, all rights of Tenant pursuant to this Section shall automatically terminate without notice and shall be of no further force and effect with respect, whether or not Tenant has timely exercised the option granted herein, (i) if an Event of Default exists at the time of exercise of the option or  (ii) Tenant has assigned this Lease other than to an Affiliate.

(e)           If Tenant is entitled to and properly exercises its Right of First Offer, and Landlord and Tenant agree upon the terms of such sale, Landlord shall prepare a purchase and sale agreement to reflect the agreed upon terms and other terms customarily included in a sale and purchase of real estate. The parties acknowledge that neither party shall be bound to buy and sell the Premises unless a purchase and sale agreement, satisfactory to such party in its sole and absolute condition is executed by such party.

39

ARTICLE 28

MISCELLANEOUS

28.1         Entire Agreement.  This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing.  Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein.  This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

28.2         Amendments.  This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant.

28.3         Successors.  Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

28.4         Force Majeure.  Neither Landlord nor Tenant shall incur any liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder (other than mandatory obligations such as payments of monies and defaults for which an outside cure period is expressly provided) if such failure is caused by any reason beyond its control, including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services.  The amount of time for such party to perform any of its obligations shall be extended by the amount of time it is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

28.5         Survival of Obligations.  Any obligations of the parties accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and the responsible party shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

28.6         Light and Air.  No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

28.7         Governing Law.  This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

28.8         Severability.  In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law.  The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

40

28.9         Captions.  All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

28.10       Interpretation.

(a)           Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease.

(b)           This Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

28.11       Independent Covenants.  Each covenant, agreement, obligation or other provision of this Lease to be performed by a party are separate and independent covenants of such party, and not dependent on any other provision of the Lease.

28.12       Number and Gender.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

28.13       Time is of the Essence.  Time is of the essence of this Lease and the performance of all obligations hereunder.

28.14       Joint and Several Liability.  If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant’s obligations hereunder.

28.15       Choice of Laws; Waiver of Jury Trial.

(a)           Tenant hereby submits to local jurisdiction in the State of California  and agrees that any action by Tenant against Landlord shall be instituted in the State of California and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of California.

(b)           TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING ANY LAW ENACTED AFTER THE LEASE DATE, TENANT AND LANDLORD HEREBY, KNOWINGLY AND VOLUNTARILY, WAIVE TRIAL BY JURY IN ANY ACTION WHATSOEVER BROUGHT BY LANDLORD OR TENANT UNDER OR IN RESPECT OF THIS LEASE, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL COUNTERCLAIMS.  THE FOREGOING WAIVER HAS BEEN A MATERIAL INDUCEMENT TO LANDLORD’S AND TENANT’S ENTERING INTO THIS LEASE.

28.16       Electrical Service to the Premises.  Anything set forth in this Lease to the contrary notwithstanding, electricity to the Premises shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the Building.  Landlord shall permit Tenant to receive such service directly from such utility company at Tenant’s cost  and shall permit Landlord’s wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

41

28.17       Rights Reserved by Landlord.  Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent:  (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times have the appearance of premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in comparable office buildings in the area, and any violation of this provision shall be deemed a material breach of this Lease; (iv) if required by applicable laws, to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (v)  to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; and (vi) to retain at all times master keys or pass keys to the Premises.

28.18       No Recordation.  Tenant shall not record this Lease or any memorandum or short form of it.

28.19       No Merger.  The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default will not work a merger, and will, at Landlord’s option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord’s option under this Section will be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

28.20       Financial Reports.  Within fifteen (15) business days after Landlord’s request (provided that such reports shall only be provided by Tenant in connection with a sale or refinancing of the Property by Landlord), Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, if those are not so prepared, Tenant’s internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s lenders or prospective purchasers of the project, (b) in litigation between Landlord and Tenant, and (c) if required by court order.

28.21       Signing Authority.  Concurrently with Tenant’s execution of this Lease, Tenant shall provide to Landlord a copy of:  (i) if Tenant is a corporation, such resolution of the board of directors of Tenant authorizing the execution of this Lease on behalf of such corporation, which

42

copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the board of directors of said corporation and shall be in a form reasonably acceptable to Landlord, (ii) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (iii) if Tenant is a limited liability company, a copy of the provisions of its operating or limited liability company agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company.

28.22       Exhibits.  Exhibits A (Floor Plan of Premises) and  B (Rules) are incorporated into this Lease by reference and made a part hereof.

43

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:		TENANT:

SIMPSON MANUFACTURING CO., INC.,		NEWCO, INC.,
a Delaware corporation		a Delaware corporation

By:		By:

Name:	Karen Colonias	Name:

Its:	Chief Financial Officer	Title:

44

EXHIBIT A

PREMISES

Cotting Court

All that certain real property situated in the County of Solano, State of California, described as follows:

City of Vacaville

Parcel C, as shown on Parcel Map filed November 24, 1981, In Book 22 of Parcel Maps, Page 97, Solano County Records.

EXCEPTING THEREFROM, all oil, gas and other hydrocarbons, geothermal resources as defined In Section 6903 of the California Public Resources Code and all other minerals, whether similar to those herein specified or not, within or that nay be produced from said real property, and further excepting, the sole and exclusive right from time to time to drill and maintain wells or other works into or through said real property and the adjoining streets, roads and highways below a depth of five hundred (500) feet and to produce, inject, store and remove from and through such wells or works, oil, gas, water and other substances of whatever nature, Including the right to perform below said depth any and all operations deemed necessary or convenient for the exercise of such rights.  The rights hereinabove excepted and reserved do not include and do not except or reserve any right to use the surface of said real property or the first five hundred (500) feet below said surface or to conduct any operations thereon or therein, as reserved by Chevron Land and Development Company by Deed recorded February 9, 1983, in Book 1983, of Official Records of Solano County, Page 9188.

Assessor’s Parcel Number 0133-020-540

1

ALDRIDGE ROAD

All that certain real property situated in the County of Solano, State of California, described as follows:

City of Vacaville

All that real property in the State of California, County of Solano, City of Vacaville, located in a portion of projected Section 3, Township 6 North, Range 1 West, Mount Diablo Meridian, in Lot 37, Rancho Los Putos, more particularly described as follows: All of Parcel 2 as set forth in that certain “CERTIFICATE OF COMPLIANCE FOR WAIVER OF PARCEL MAP NO. 97-05” recorded September 25, 1997, as Series No. 199700063826, Solano County Records, being described as follows:

Beginning at a point on the Southerly line of Aldridge Road at the Northwest corner of Parcel “D” as it is shown in that Parcel Map for Chevron Land and Development Company, filed November 24, 1981, in Book 22 of Parcel Maps, at Page 97, Solano County records; thence from said point of beginning, South 89° 45’ 45” East 622.00 feet along said Southerly line to a point on the Easterly line of a parcel granted to Solano Irrigation District recorded July 13, 1961, in Book 1089 of Official Records, at Page 377, Solano County Records, thence South 0°14’15” East 483.76 feet along said Easterly line and the Easterly line of Parcel “E” of said Book 22 of Parcel Maps, at Page 97, to the Northerly line of that 40 foot wide “Railroad Spur and P.U.E.”, shown on said Parcel Map; thence North 89° 45’ 36” West 622.00 feet to the Southwest corner of said Parcel “D”, thence North 0°14’15” West 483.73 feet along the Westerly line thereof to the point of beginning.

Excepting therefrom all oil, gas and other hydrocarbons, geothermal resources as defined in section 6903 of the California Public Resources code and all other minerals, whether similar to those herein specified or not, within or that may be produced from said real property, and further excepting and reserving to grantor, it’s successors and/or assigns, the sole and exclusive right from time to time to drill and maintain wells or other works into or through said real property and the adjoining streets, road and highways below a depth of five hundred (500) feet and to produce, inject, store and remove from and through such wells or works, oil, gas, water and other substances of whatever nature, including the right to perform below said depth any and all operations deemed by Grantor necessary or convenient for the exercise of such rights.  The rights hereinabove excepted and reserved to Grantor do not include and do not except or reserve to Grantor any right of grantor to use the surface of said real property or the first five hundred (500) feet below said surface or to conduct any operations thereon or therein, as excepted and reserved in the Deed from Chevron Land and Development Company, a Delaware corporation, recorded December 1, 1983, at Page 100876, Instrument No. 53217, Solano County Records.

APN: 0133-020-970

2

EXHIBIT B

RULES

(1)           Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing.  Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant.

(2)           Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls.

(3)           Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Building and always through the loading dock and freight elevators, at the Tenant’s sole responsibility and risk.  All damage done to the Building by moving or maintaining such furniture, freight or articles shall be repaired by Tenant at its expense expense.  Landlord may inspect items brought into the Building or Premises with respect to weight or dangerous nature.

(4)           Tenant shall not overload any floor or part thereof in the Premises, or Building, bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary support, at Tenant’s expense of such material and dimensions as Landlord may deem necessary to appropriately distribute the weight.

(5)           Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord.  Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

(6)           If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord’s direction at Tenant’s expense.  Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of tenants of the Building, and shall not in any event connect a greater load then such safe capacity.

1

(7)           The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purposes other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

(8)           The janitorial closets, utility closets, telephone closets, broom closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord’s prior written consent.

(9)           Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls.

(10)         Tenant shall conduct no auction, “fire sale” or “going out of business sale” or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant’s creditors.

(11)         Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Building, or required by Law.

(12)         Tenant will comply with all municipal, county, state, federal or other requirements including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost.

(13)         Subject to the terms of the Lease, Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or Building, or do or permit to be done any act or thing which will invalidate or which if brought in would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements or any organization, bureaus, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

(14)         No vending machines of any description shall be installed, maintained or operated without the written consent of Landlord.

(15)         Tenant shall not carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (i) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (ii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iii) place any radio or television antennae other than inside of the Premises, (iv) operate or permit to be operated any musical or sound producing instrument or device which

2

may be heard outside the Premises, (v) use any source of power other than electricity, (vi) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Building or elsewhere, (vii) bring or permit any bicycle or other vehicle, or dog (except as a service dog in the company of a disabled person or except where specifically permitted) or other animal or bird in the Building, (viii) make or permit objectionable noise or odor to emanate from the Premises, (ix) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building, (x) throw or permit to be thrown or dropped any article from any window or other opening in the Building, (xi) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Building or violate the certificates of occupancy issued for the premises or the Building, (xii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or Building (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive article or materials) nor (xiii) do or permit anything to be done upon the Premises in any way tending to unreasonably disturb any other tenant at the Building or the occupants of neighboring Building.

3

EXHIBIT C

FORM OF IRREVOCABLE LETTER OF CREDIT

Letter of Credit No.
Date:

Ladies and Gentlemen:

At the request and for the account of                                        (the “Applicant”), we hereby establish our Irrevocable Letter of Credit in your favor in the amount of                                       available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by

1.               A dated statement purportedly signed by an Authorized Representative of the Beneficiary, followed by his/her printed name and designated title, stating any of the following:

“(a) an event of default has occurred under that certain lease agreement between applicant, as tenant, and beneficiary, as landlord, dated as of                       , as amended.”

or

“(b) an uncured failure by the tenant to perform one or more of its obligations has occurred under that certain lease between applicant, as tenant, and beneficiary, as landlord dated as of                         , as amended, and there exists circumstances under which landlord is enjoined or otherwise prevented by operation of law from giving to tenant a written notice which would be necessary for such failure of performance to constitute an  event of default under such lease.”

or

“(c)  applicant has failed to deliver to beneficiary, not less than sixty (60) days prior to the expiry date of the letter of credit being encashed, a “replacement letter of credit,” as defined in, and in accordance with the provisions of the lease between applicant, as tenant, and beneficiary, as landlord, dated as                           as amended.”

The lease mentioned above is for identification purposes only and it is not intended that said lease be incorporated herein or form part of this letter of credit.

Upon presentation of this Letter of Credit accompanied by any one of the foregoing statements, we shall not require proof of the authority of the representative signing the statement, and will not require proof of the matters set forth in the statement and shall instead presume the

1

authority of the representative and the adequacy of the statement by reason of presentation with it of the original letter of credit.

This Letter of Credit expires at our above office on                     , but shall be automatically extended, without written amendment, to                          in each succeeding calendar year up to, but not beyond, (month, day, year, final expiration date) unless we have sent written notice to you at your address above by registered mail or express courier that we elect not to extend the expiration date of this Letter of Credit beyond the date specified in such notice, which date will be                        or any subsequent                      occurring before (month, day, year, final expiration date) and be at least sixty (60) calendar days after the date we send you such notice. Upon our sending you such notice of the non-extension of the expiration date of this Letter of Credit, you may also draw under this Letter of Credit by presentation to us at our above address, on or before the expiration date specified in such notice, of your draft drawn on us at sight.

Partial and multiple drawings are permitted under this Letter of Credit.

Each draft must be marked “Drawn under                                Letter of Credit No.                 .”

Each draft must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft and will be returned to you unless it is fully utilized.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be affected only through ourselves and upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All transfer fees are for the account of the Applicant.

This Letter of Credit cannot be modified or revoked without the written consent of the Beneficiary.

The obligation of the bank under this letter of credit shall be the individual obligation of the bank and is in no way contingent upon reimbursement with respect hereto and not dependent on the ability of bank to perfect a lien, security interest, or any other reimbursement.

2

As used herein the term “Business Day” shall mean a day of the year on which our San Francisco Trade Services Division, Northern California office is open for business. Notwithstanding any provision to the contrary in the UCP (as hereinafter defined) if the Expiration Date is not a Business Day, then such date shall automatically be extended to the next succeeding day which is a Business Day.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (the “UCP

We hereby engage with you that drafts drawn under and in compliance with the terms and conditions of this letter of credit will be duly honored if presented to us on or before the expiration date or any automatically extended expiry date.

Very truly yours

BY:
(AUTHORIZED SIGNATURE)

3

EXHIBIT A

Date:

Subject: Your Letter of Credit No.

Ladies and Gentlemen:

For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

[insert name of transferee]

[insert address]

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the transferee is so notified.

Very truly yours,

[insert name of transferor]

By:
Name:
Title:
Signature of Transferor Guaranteed
[insert name of bank]
By:

4

Name:
Title:
[a corporate notary acknowledgement or
a certificate of authority with corporate seal is
acceptable in lieu of bank guarantee above]

5

EXHIBIT H

FORM OF LEASE ASSUMPTION

See attached.

EXHIBIT H

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is dated as of                       , 2010 (the “Effective Date”), by and among SIMPSON DURA-VENT COMPANY, INC., a California corporation (“Assignor”) and [Newco, Inc.], a Delaware corporation (“Assignee”) with reference to the following facts:

A.            GANSEVOORT PARTNERS, L.P., a New York limited partnership (“Landlord”) and Assignor, as Tenant, entered into that certain Lease dated June 17, 2008 (the “Lease”), a copy of which is attached as Exhibit A, pursuant to which Assignor leased from Landlord the premises located at 400 South Pearl Street, Albany, New York,  more particularly described therein (the “Premises”).

B.            Pursuant to the terms of that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) made as of the Effective Date, by and among Assignee and M&G Holding B.V., a [Netherlands corporation], on the one hand, and Assignor and Simpson Manufacturing Co., Inc., a Delaware corporation, on the other hand, Assignor desires to assign its interest as tenant in the Lease and the Premises to Assignee, and Assignee desires to assume the tenant’s obligations thereunder, subject to and upon the terms and conditions herein.

NOW, THEREFORE, in consideration of the promises and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.             Assignment.  As of the Effective Date, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Lease and the Premises (including without limitation, any security deposits provided in connection with the Lease and any pre-paid rents that have been paid by Assignor under the Lease for any period after the Effective Date). Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) directly or indirectly arising out of or related to any breach or default in Assignor’s obligations hereunder or under the Lease.

2.             Assumption.  From and after the Effective Date, Assignee assumes and agrees to perform and fulfill all the terms, covenants, conditions, and obligations required to be performed and fulfilled by Assignor as Tenant under the Lease, including the timely making of all payments due to or payable on behalf of Landlord under the Lease as they become due and payable.  Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) directly or indirectly arising out of or related to any breach or default in Assignee’s obligations hereunder or under the Lease.

1

3.             Assignor’s Representations and Warranties.

(a)           Assignor represents and warrants that the copy of the Lease attached as Exhibit A is a true and accurate copy of the Lease as currently in effect and that there exists no other agreement affecting Assignor’s tenancy under the Lease.

(b)           Assignor represents and warrants that rent required to be paid by Assignor for all periods through the Effective Date has been paid in full.

(c)           Assignor represents and warrants that the Lease is in full effect.

(d)           Assignor represents and warrants that, to the knowledge of Assignor as of the Effective Date (i) Landlord is not in material default of its obligations under the Lease and (ii) Assignor is not in material default of its obligations under the Lease.

(e)           Assignor represents and warrants that it has not previously transferred or assigned the Lease or Assignor’s interest therein to any other person or entity.

4.             Condition of Premises.

Subject to the terms of the Asset Purchase Agreement, the Premises will be delivered to Assignee by Assignor in its “as is” condition, with all fixtures, furnishings and equipment owned by Assignor and located at the Premises (“FF&E”).  All FF&E will be and become the property of Assignee on the Effective Date.  Assignor represents and warrants that the FF&E is not subject to any liens, conditional sales contracts or other encumbrances, except for any rights Landlord may have therein as provided in the Lease.

5.             Successors and Assigns.

This Assignment shall be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.

6.             Notices.

Notices shall be provided to each of the parties in the manner and at the addresses set forth in the Lease; provided however that notices to Assignor shall be sent to:

Simpson Dura-Vent Company, Inc., as Tenant

877 Cotting Court

P.O. Box 1510

Vacaville, California 95696

Attention:  Stephen P. Eberhard

with a copy to:

Simpson Manufacturing Co., Inc.

5956 West Las Positas Boulevard

Pleasanton, California 94588

2

Attention:  Chief Financial Officer

and a copy to:

Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111-3598
Attention:  Alan Robin

And notices to Assignor shall be sent to:

M & G Holding
Dr. A.F. Philipsweg 39

9403 AD Assen - Holland

P.O. Box 77,

9400 AB Assen  Nederland

Attention: Wim Straver

with a copy to:

Sheppard, Mullin, Richter & Hampton LLP
1111 Chapala Street, Third Floor
Santa Barbara, CA 93101
Attention:  Ian Smith

7.             Brokers.  Assignee and Assignor each warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Assignment.  Assignee shall indemnify and hold harmless Assignor from and against any and all claims (including reasonable attorneys’ fees and costs) arising out Assignee’s conversations or other dealings with any other broker or individual regarding this Assignment.  Assignor shall indemnify, defend and hold harmless Assignee from and against any and all claims made by such brokers or any other individual or brokers claiming for a fee, commission or other compensation arising from Assignor’s conversations or other dealings.

8.             Choice of Law; Construction; Jury Trial; Jurisdiction and Venue.

(a)           This Lease shall be construed and enforced in accordance with the laws of the State of New York.

(b)           The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

3

(c)           TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING ANY LAW ENACTED AFTER THE DATE OF THIS LEASE, THE PARTIES HEREBY, KNOWINGLY AND VOLUNTARILY, WAIVE TRIAL BY JURY IN ANY ACTION WHATSOEVER BROUGHT BY EITHER PARTY UNDER OR IN RESPECT OF THIS LEASE, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL COUNTERCLAIMS.  THE FOREGOING WAIVER HAS BEEN A MATERIAL INDUCEMENT TO EACH PARTY ENTERING INTO THIS LEASE.

(d)           In the event of any litigation relating to this Lease, the parties consent to the exclusive personal jurisdiction and venue in Albany, New York in Federal or State Court.

9.             Enforcement.  In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Assignment, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys’ fees, expenses and costs of investigation incurred in appellate proceedings or in connection with the enforcement or collection of any judgment obtained in any suit or other proceeding with respect to the subject matter or enforcement of this Assignment, costs incurred in establishing any right to indemnification, or in any action or participation, or in connection with, any case or proceeding under Chapters 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor statutes.  A successful party shall be any party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment.

10.           Entire Agreement; No Amendment.

This Assignment constitutes the entire agreement and understanding between the parties with respect to its subject and supersedes in its entirety all other prior written and oral agreements concerning this subject matter.  This Assignment may not be amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of Assignor and Assignee.  Except as expressly amended hereby, the Lease remains in full force and effect.

11.           Severability.

If any provision of this Assignment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected and shall be enforced to the furthest extent permitted by law.

12.           Agreement to Perform Necessary Acts.

Each party agrees that, upon demand, it shall promptly perform all further acts and execute, acknowledge and deliver all further instructions, instruments and documents

4

which may be reasonably necessary or useful to carry out the provisions of this Assignment.

13.           Captions and Headings.

The titles or headings of the various paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to modify, explain or place any construction upon any of the provisions of this Assignment.

14.           Counterparts.  This Assignment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

SIGNATURES ON FOLLOWING PAGE

5

IN WITNESS WHEREOF,  Assignor and Assignee have executed this Assignment and Assumption of Lease as of the day and year first above written.

ASSIGNOR:

SIMPSON DURA-VENT COMPANY, INC.,
a California corporation

By:
Stephen P. Eberhard
President

ASSIGNEE:

6

EXHIBIT A
COPY OF ALBANY LEASE

7

LEASE

GANSEVOORT PARTNERS, L.P., a New York limited partnership (LANDLORD)

and

SIMPSON DURA-VENT COMPANY, INC., a California corporation (TENANT)

400 South Pearl Street, Albany, New York

LEASE

BASIC LEASE INFORMATION

In the event of any conflict between the Basic Lease Information and any other Lease provision, such other Lease provision shall control.

DATE OF LEASE:	June , 2008

PREMISES, BUILDING AND PROPERTY:

400 South Pearl Street, Albany, New York, having 39,405 square feet, consisting of the following:

(i) a 13,000 square foot warehouse plus 1,930 square of storage on the second floor for a total of 14,930 square feet and (ii) a 21,000 square foot building with 4,672 square feet of office space on the first floor, 2,935 square feet of office space on the second floor and 540 square feet of storage space on the second floor.

LANDLORD AND ADDRESS:

GANSEVOORT PARTNERS, L.P.,

400 South Pearl Street

Albany, New York 12202

with a copy to:

Lemery Greisler LLC

50 Beaver Street

Albany, New York 12207

Attention:    Charles B. Dumas, Esq. and Robert J. May, Esq.

TENANT ADDRESS FOR NOTICES:

Simpson Dura-Vent Company, Inc., as Tenant

877 Cotting Court

P.O. Box 1510

Vacaville, California 95696

Attention: Stephen P. Eberhard

with a copy to:

Simpson Manufacturing Co., Inc.

5956 West Las Positas Boulevard

Pleasanton, California 94588

Attention: Chief Financial Officer

1

and:

Shartsis, Friese LLP One Maritime Plaza, 18th Floor San Francisco, California 94111 Attention: Alan Robin, Esq.

TERM:	Sixty (60) months

RENEWAL OPTION:	Two options of five (5) years each

COMMENCEMENT DATE:	The delivery of the Premises to Tenant which is estimated to be the Date of Lease.

EXPIRATION DATE:	The Expiration Date shall be on the last day of the sixtieth (60th) calendar month following the Commencement Date.

INITIAL BASE RENT:
	Months	Monthly Base Rent

	1-60	$ 15, 500.00 subject to adjustment as provided herein

The Monthly Base Rent shall be subject to CPI Increases as more particularly set forth in Section 3(b).

The Base Rent for the first month of the Term in the amount of $15,500.00 shall be paid upon execution of this Lease by Tenant and Landlord.

TENANT’S PERCENTAGE SHARE:	100%

USE:

Office, administration, manufacturing, warehouse research and development, as permitted by all Laws applicable to the Premises, Building and Property..

Tenant shall be responsible for obtaining all necessary and requisite government approvals and permits for the Use.

2

LEASE

THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered by Landlord and Tenant, as set forth in the Basic Lease Information.  Terms, which are capitalized in this Lease, shall have the meanings set forth in the Basic Lease Information.

1.             PREMISES AND PARKING

(a)           Premises.  Subject to and upon the terms and condition of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information and more particularly shown in Exhibit A attached hereto.  Reference herein to the “Building”, “Premises” or “Property” includes all leaseable space located therein.

(b)           Parking.  For and in consideration of its performance of its obligations hereunder, including, but not limited to the remittance of Rent, Tenant shall have the right to use the paved parking area identified on Exhibit A and included within the Property.

(c)           Expansion Premises.

(i)            The parties contemplate that during the initial term of this Lease, Tenant will require additional manufacturing and warehouse space (the “Expansion Premises”).  Based on Tenant’s requirements and provided the Property will reasonably accommodate such additional facilities, Landlord will use commercially reasonable efforts to develop such facilities either as an addition to existing structures or as a separate, free standing building.

(ii)           Landlord and Tenant shall cooperate reasonably in the design and construction of the Expansion Premises. Tenant has approved the initial plans and specifications for the Expansion Premises  and Landlord has approved comments, if any provided by Tenant to such plans and specifications.  Tenant shall have the right to approve all changes to the plans and specifications for the Expansion Premises.  Landlord covenants and agrees to use commercially reasonable efforts to complete the construction of the Expansion Premises on or before December 31, 2008.

(iii)          Upon substantial completion of the Expansion Premises, Tenant and Landlord shall have a joint walkthrough and inspection of the Expansion Premises and mutually agree on a punchlist and date of occupancy for Tenant. Tenant shall occupy the entire building.  The Expansion Premises shall be constructed in accordance with the approved plans and Landlord shall have received all certificates of occupancy and other approvals permitting occupancy of the Expansion Premises for the intended use, subject only to Tenant improvements (“Incorporation Date”).

Landlord shall provide Tenant with ten (10) days notice of the proposed Incorporation Date. Landlord and the Tenant shall enter into an amendment to this Lease incorporating the Expansion Premises into the Lease as of the Incorporation Date and adjusting the amount of Rent to reflect the incorporation of the Expansion Premises and such other changes as the parties shall reasonably require to reflect their agreement with respect to the Expansion Premises.  The rent for the Expansion Premises shall be $6.50 per square foot of rentable area per annum for the remainder of the Term.  The Monthly Base Rent shall be subject to CPI Increases as more

3

particularly set forth in Section 3(b) on the same dates that the CPI Increases are made to the Monthly Base Rent.  In addition Tenant shall pay Operating Expenses and Taxes on the Expansion Premises in the same manner it is paying Operating Expenses and Taxes on the Premises.

2.             TERM

(a)           Lease Term.  The term of this Lease (the “Term”) shall commence on the Commencement Date and, unless terminated or extended in accordance with the terms of this Lease, shall end on the Expiration Date.

(b)           Condition of Premises.  The Premises shall be delivered to Tenant on the Commencement Date in its then “as-is” condition, without representation or warranty except as expressly set forth:

(i)            To Landlord’s knowledge, there are no material physical, design or mechanical defects existing in the Premises, and the Premises is in good condition and repair and, to Seller’s knowledge, in compliance with all applicable laws.  Landlord has not received any notice that any such building or improvement is in violation of any applicable law, and, to Landlord’s knowledge, each of such buildings and improvements is in compliance with all applicable laws.

(ii)           All water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or by the normal use and operation of the Premises are installed to the property lines of the Building, are connected pursuant to valid permits and are adequate to permit full compliance with all requirements of law and normal usage of the Premises by Tenant.

(iii)          Landlord has complied and is presently in compliance with all Hazardous Materials Laws (as defined in Section 6(f)) applicable to Landlord.  No party has asserted that Landlord or the Property has violated, or is in violation of, any Hazardous Materials Laws.

(iv)          Except as set forth in the Tank Closure Report Progress Report of Smith & Mahoney, P.C. dated February, 1997, correspondence of Smith & Mahoney, P.C. dated April 15, 2002 and the New York State Department of Environmental Conservation closure letter dated April 29, 2002 copies of which have been delivered to Tenant, to Landlord’s knowledge no underground storage tanks containing petroleum products or Hazardous Materials (as defined in Section 6(f)) are currently or have been located on the Property.  Landlord has complied with Hazardous Materials Laws applicable to Landlord regarding the closure of any such underground storage tanks.

(c)           Commencement Date Memorandum.  If the Commencement Date is not the Date of Lease, when the Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit A, setting forth the Commencement Dates and the Expiration Date and confirming the other information set forth therein.

4

3.             RENT

(a)           Rent.  As used in this Lease, the term “Rent” shall include:  (i) Base Rent; (ii) Taxes (as defined in Section 4(b)); and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease.  All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset, except as expressly provided herein.. Tenant shall pay monthly Rent for the Premises in advance on the first day of each month of the Term, to Landlord (or other entity designated by Landlord), in advance, at Landlord’s address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may from time to time designate, or by electronic funds transfer to an account designated in writing by Landlord if Landlord shall so determine.  The initial Base Rent shall be the amount set forth in the Basic Lease Information.

(b)           CPI INCREASE.

(1)           The Base Rent  will be subject to increase on the first day of the 25th month following the Commencement Date and on the first day of the 49th month following the Commencement Date (each such date is referred to as an “Adjustment Date”) to an amount determined by multiplying the then current monthly installment of Base Rent  which falls due hereunder by a fraction, the denominator of which shall be the most recent Consumer Price Index (as hereinafter defined) figure published prior to the Commencement Date, and the numerator of which shall be the most recent Consumer Price Index figure published prior to the respective Adjustment Date.

(2)           Should Landlord fail to make the determination on such Adjustment Date, Tenant shall continue to pay the Base Rent in effect immediately prior to such Adjustment Date.  As soon as Landlord determines the revised  Base Rent payable from and after such date, it shall notify Tenant of the adjustment in writing. Tenant shall pay the difference to Landlord within ten (10) days after Landlord gives Tenant the notice of adjustment.

(3)           Consumer Price Index shall mean the United States Department of Labor’s Bureau of Labor Statistics’ Consumer Price Index, All Urban Consumers, All Items, for  Albany, New York (1982-84 equals 100).  If the Index is calculated from a base different from the base 1982-84 equals 100, or if the Index is revised as to the metropolitan area covered, frequency of publication, selection of weighing of goods and services covered or in any other manner, the adjustment of Base Annual Rent shall first be converted in accordance with any conversion formula published by the United States Department of Labor’s Bureau of Labor Statistics.  If the Index is no longer published, another index of consumer prices shall be substituted by Landlord for the Index, which other index Landlord determines in its good faith exercise of its business judgment most nearly answers the description of the Index and which is most representative of changes in prices paid by urban consumers in Albany, New York and which is generally recognized as authoritative.

(c)           Proration of Rent.  If the Commencement Date is not the first day of a calendar month, or if the end of the Term is not the last day of a calendar month, Base Rent and Taxes payable by Tenant shall be prorated on a daily basis (based upon a thirty (30) day month) for such fractional month.  If any date on which Base Rent is to be adjusted hereunder is not the first

5

day of a calendar month, Base Rent payable by Tenant for such calendar month shall be prorated on a daily basis (based on the number of days in such month) to take into account the differing Base Rent rates.  The termination of this Lease shall not affect the obligations of Landlord and Tenant hereunder for amounts accrued as of the date of termination.

(d)           Late Charge; Interest Rate.

(i)            If any installment of Base Rent. Taxes, or other amounts due hereunder are not paid by Tenant on or before the due date thereof, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of such amount, in addition to the amount of Rent then owing, regardless of whether a notice of default or notice of termination has been given by Landlord.  Notwithstanding the foregoing, Landlord will provide Tenant written notice and five days in which to cure such default one (1) time in each calendar year prior to the imposition of a late charge.

(ii)           In addition to the late charge, any Base Rent, Taxes or other amounts owing hereunder which are not paid within five (5) days after written notice of non-payment, shall thereafter bear interest at the rate (“Interest Rate”) which is the lesser of two percent (2%) above the publicly announced prime rate (sometimes referred to as such bank’s reference rate) charged on such due date by Citibank (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers) or the maximum rate permitted by applicable law.

(e)           Net Rent.  It is the intent of the parties that the Base Rent shall be net to Landlord and that all costs, expenses and other obligations with respect to the Property are assumed and shall be payable by Tenant as Rent. Notwithstanding the forgoing, Tenant shall not be responsible for (i) except as expressly provided in Section 8(b), payment for any Capital Improvements (as defined in Section 8(b)); (ii) any costs of Landlord reimbursed by insurance proceeds (excluding deductible amounts), (iii)  costs incurred due to violations by Landlord of this Lease or any Legal Requirements (as hereinafter defined), (iv) property management fees, (v) costs incurred by Landlord with respect to building code violations existing as of the Commencement Date or the remediation of any Hazardous Materials at the Property preexisting the Commencement Date (provided that such exclusion from Operating Expenses shall not limit Tenant’s obligation or liability with respect to any Hazardous Materials brought onto the Property by Tenant or used or released by Tenant on the Property), or (v) costs attributed to any Purchase Agreement Obligations.

4.             TAXES

(a)           Payment of Taxes.  Tenant shall pay promptly when due, directly to the applicable taxing authority and prior to the last date for payment of any installment before a late charge is assessed, all Taxes.  Tenant shall provide Landlord with a concurrent copy of each paid installment of Taxes.  Landlord shall cause a copy of all Tax bills received by Landlord to be forwarded promptly to Tenant.

(b)           Definition of Taxes.  All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which

6

Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes.  For purposes hereof, Taxes for any year shall be Taxes that are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year.  There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes.  Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year.  Notwithstanding the foregoing, Taxes shall not include any gross receipts tax or other tax on Landlord’s gross or net income from the Property, federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes to the extent attributable to the Property.  Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant’s personal property, equipment, furniture or trade fixtures (collectively, “Personal Property”) in, on or about the Premises.  When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.  Notwithstanding the foregoing, it is expressly understood and agreed that in no event shall Taxes include any taxes allocated to any other property if the Premises are not a separate tax parcel or any taxes assessed or allocable to a period prior to the Commencement Date.  If the Property is not a separate tax parcel, Taxes shall be equitably prorated between the Property and any other property included within such parcel.

5.             USE OF THE PREMISES; COMPLIANCE WITH LAWS

(a)           Use.  Subject to compliance with applicable laws, governmental requirements and any and all restriction and easements affecting the Property, Building or Premises (collectively, the “Protective Covenants”), the Premises shall be used for the use described in the Basic Lease Information and this Article.  Landlord makes no representations or warranties regarding the Use.  Tenant may use the Premises and the parking area seven (7) days a week, twenty-four (24) hours a day, three hundred sixty-five (365) days a year.

(b)           Rooftop Antennae.  Subject to compliance with applicable laws, governmental requirements, Tenant may, at its sole cost and expense, install in a good and workmanlike manner and in accordance with the requirements of Landlord’s roofing consultant a roof top antennae or satellite dish on the Building.  Tenant shall obtain all necessary permits and approvals for such antennae and shall remove such antennae or satellite dish, in a good and workmanlike manner and in accordance with the requirements of Landlord’s roofing consultant, on the expiration of the Term.  Tenant shall repair any damage caused by the installation, existence/ presence, maintenance and/or removal of such equipment and shall indemnify Landlord from any cost and expense incurred by Landlord resulting from such installation, existence/ presence, maintenance and/or removal.

(c)           Security.  Landlord is not responsible to provide security personnel at the Building.

7

(d)           Nuisance.  Tenant shall not permit the Premises to be used for any immoral or unlawful purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or Property.

(e)           Compliance.  Tenant shall not permit the Premises to be used in violation of or in conflict with, and at its sole cost and expense shall promptly comply with, all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of the Protective Covenants and all other recorded documents affecting the Premises, collectively, “Legal Requirements” or “Laws”), insofar as any thereof relate to or affect the condition, use or occupancy of the Premises (including Alterations (as defined in Section 10) with respect thereto; provided however that except as expressly provided in Section 8(b), Tenant shall not be required to pay for any Capital Improvements required by any Legal Requirements.  Tenant shall perform all work to the Premises required to effect such compliance, subject .  Landlord represents that as of the Commencement Date, to Landlord’s knowledge the Premises and the parking lot are in compliance with all Legal Requirements and may be used for the existing use.  Landlord shall be responsible for costs, if any, required to place the Premises and parking lot into compliance with all Legal Requirements in effect as of the Commencement Date.

(f)            Hazardous Materials.

(i)            For purposes of this Lease, “Hazardous Materials” means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCBs, CFCs, or substances defined as “hazardous substances” or “hazardous materials” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement, Law of the Federal government of the United States of America, or the State of New York, regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, “Hazardous Materials Laws”).

(ii)           In the event of any release of Hazardous Materials upon the Property after the Commencement Date, if caused by Tenant or any other Tenant Party, Tenant shall promptly remedy the problem in accordance with all applicable Hazardous Materials Laws.  Except as and to the extent provided in subsections (iii) and (iv) below, Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, “Handling”) of any Hazardous Materials, in, on, or about the Premises or the Property by Tenant or any agents, invitees, employees, contractors, licensees, subtenants, or customers of Tenant (collectively with Tenant, “Tenant Parties”) in violation of Hazardous Materials Laws. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord harmless from and against all claims, actions, liabilities, damages and costs (including reasonable attorneys’ fees and other costs of suit) arising out of or in connection with, or otherwise relating to (x) any Handling of Hazardous Materials by any Tenant Party or Tenant’s breach of its obligations hereunder, or (y) any removal, cleanup, or restoration work and materials necessary to return the Property or any

8

other property of whatever nature located on, adjacent to the Property, or other property otherwise affected by such Handling to be in compliance with all applicable Hazardous Materials Laws.

(iii)          Landlord shall be solely responsible for and shall indemnify, defend and hold Tenant harmless from and against all claims, arising out of or in connection with, or otherwise relating to (i) any Hazardous Materials existing on the Property as of the Commencement Date in violation of any Laws as of such date, or (ii) any removal, cleanup, or restoration work and materials necessary with respect to Hazardous Material existing on the Property immediately prior to the Commencement Date, or (iii) any Hazardous Materials which are not the obligations of Tenant under subsection (ii) above.

(iv)          Each party shall promptly provide the other party with copies of all notices received by it in connection with the presence of Hazardous Materials in or about the Property.

6.             UTILITIES AND SERVICES

(a)           Utilities and Services.

(i)            Ventilation.  Tenant shall have sole responsibility for repairing and maintaining the HVAC systems serving the Property.  Tenant shall cooperate to the best of its ability at all times with Landlord and shall abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system.

(ii)           Electricity.  Tenant shall contract directly for electricity service with the electricity provider providing electricity service to the Property..

(iii)          Water.  Tenant shall contract directly with the utility provider for water.

(iv)          Refuse and Rubbish.  Tenant shall contract directly with the refuse and rubbish removal companies to remove its refuse and rubbish from the Premises on a regular schedule so as to maintain the Premises in a clean and orderly manner.  All refuse and rubbish shall be placed and stored in closed containers or compactors.

(v)           Telecommunications.  Tenant shall have the right to select a telecommunications provider of its choice.  If required by Landlord, no later than the Termination Date Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant’s occupancy.

(b)           Interruption in Services.  Except for Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of any interruption of any of the foregoing services or utilities.

9

7.                                       ALTERATIONS

(a)                                  Alterations.

(i)                                     Tenant shall not make any alteration, addition or improvement in, to or upon the Premises (“Alteration”) without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.  Tenant shall give Landlord not less than ten (10) days’ prior written notice of any Alteration Tenant desires to make.  Any Alterations as to which Landlord shall consent shall be made only by contractors approved in advance, in writing by Landlord, which approval shall not be unreasonably withheld.  Tenant shall comply with all Legal Requirements applicable to each Alteration.  Tenant shall be solely responsible for maintenance and repair of all Alterations made by Tenant.  All Alterations shall be performed and completed diligently and in a first-class workmanlike manner.  Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord.  Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built set of plans and specifications for the Tenant Alterations and contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord.  Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation.  In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or impose any liability upon Landlord in connection with the performance of such work.  Landlord hereby approves the plans submitted by Tenant for the initial alterations, if any, which Tenant may construct after the Commencement Date.

(ii)                                  Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent, to make any Alteration to the Premises (“Cosmetic Alterations”) that (a) is decorative in nature (such as paint, carpet or other wall or floor finishes, movable partitions or other such work), does not affect the Building plumbing, electrical, mechanical, HVAC or other systems, and (b) is not structural in nature.  All such work shall be performed in a workman-like manner and in accordance with all applicable Legal Requirements.

(b)                                 Liens.  If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic’s lien or other lien is filed against the Premises or any other portion of the Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of the filing or deliver to Landlord a bond, in form, content, amount, and issued by surety, satisfactory to Landlord, holding Landlord harmless from all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure of such lien. Tenant shall defend and indemnify Landlord and hold it harmless from any and all claims, actions, damages, liabilities, costs and expenses (including

10

reasonable attorneys’ fees and other costs of suit) resulting from the lien.  Without limitation of Landlord’s other remedies by reason of such Event of Default, if Tenant does not remove such lien, Landlord shall have the right to pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid, including Landlord’s reasonable costs and expenses.

(c)                                  Request Regarding Removal Obligation.  At the time that Tenant requests Landlord’s consent to any Alteration, Tenant may request that Landlord notify Tenant at the time of such approval of the plans if Landlord will require Tenant to remove any or all of the Alteration by the end of the Term, and to restore the Premises to its condition prior to the Alteration.

8.                                       REPAIRS

(a)                                  Tenant, at all times during the Term and at Tenant’s sole cost and expense, subject to ordinary wear and tear and damage by fire or other casualty governed by Section 9 below, shall keep and maintain in good condition and repair (including the replacement of system parts and components when necessary) and in compliance with all applicable Laws, (i) the exterior and structure of the Premises and the Building, including the building foundation, the roof structure, the roof covering, the exterior walls of the Building and the parking areas, and (ii) the interior of the Premises, including the interior walls and ceilings, lighting, any major system in the Building, and plate glass.

(b)                                 Notwithstanding the foregoing, Tenant shall not be responsible for the cost of any repairs to the extent such repairs are (i) necessitated by fire, earthquake, acts of God or weather related hazards or (ii) necessitated by the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors or the breach of this Lease by Landlord or (iii) for any improvements required to cause the Building to be in compliance with Laws in effect on the Commencement Date, all of which are the responsibility of Landlord hereunder.

(c)                                  In the event that any capital improvements or replacements are required to be made to the Premises during the term of the Lease (including the renewal term) to the building foundation or structure, the roof, the exterior walls of the Building or to any major system serving the Premises, including, life safety, mechanical, structural, plumbing or HVAC systems serving the Premises that are generally capitalized rather than expensed by landlords for accounting purposes  (“Capital Improvements”) which are not otherwise the responsibility of Landlord or Tenant to perform or pay for pursuant to the terms of this Lease (i) Landlord and Tenant shall each have the right to reasonably approve or disapprove such Capital Improvements;  (ii) Landlord and Tenant shall mutually determine whether such Capital Improvements are to be performed by Landlord or Tenant; and (iii) the Capital Improvements shall be amortized over their useful life and Tenant shall pay a portion of such amortized costs equal to the balance of the Term (or renewal term if exercised) and Landlord shall pay the balance.  For example, if the roof is replaced during the 2nd year of the Term, and such roof has a useful life of 20 years, Tenant shall pay an amount equal to three (3) years of such amortized payments and Landlord shall pay an amount equal to seventeen (17) years of such amortized payments.

11

9.                                       DAMAGE OR DESTRUCTION

(a)                                  Landlord’s Obligation to Rebuild.  If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises to substantially the condition existing as of the date of delivery of the Premises to Tenant, unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

(b)                                 Rights to Terminate.  Landlord shall have the option to terminate this Lease if the Premises is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably estimates that the repair of the Premises cannot be completed within one year after the date of the casualty.  Landlord shall also have the right to terminate this Lease if the repair is not fully covered by insurance maintained (or required to be maintained) by Tenant pursuant to this Lease other than by reason of the deductible amounts under such  insurance policies.  Tenant shall have the option to terminate this Lease if the Premises is damaged or destroyed by fire or other casualty that cannot be repaired or restored within one year after the date of the casualty, as reasonably estimated by Landlord and Tenant.  Landlord shall notify Tenant of Landlord’s estimate for such repair within ninety (90) days after the casualty.  If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after delivery of Landlord’s repair period estimate, in which event this Lease shall terminate fifteen (15) days after the date of the terminating party’s notice.  If neither Landlord nor Tenant exercises the right to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion.  Notwithstanding the foregoing, Tenant shall have the right to terminate, exercisable in its sole discretion, if more than 25% of the Premises are destroyed or rendered unusable by fire or other casualty during the last year of the term of the Lease, or the last year of the Renewal Term.

(c)                                  Limited Obligation to Repair.  Landlord’s obligation, should Landlord elect or be obligated to repair or rebuild, shall exclude any and all improvements constructed or installed by Tenant in the Premises.  Upon such restoration by Landlord, if the Lease has not been terminated, Tenant, at its expense, shall replace or fully repair all trade fixtures, equipment, Alterations and other improvements installed by Tenant and existing at the time of the damage or destruction.

(d)                                 Abatement of Rent.  In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Base Rent shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds.

(e)                                  Insurance Proceeds.  If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage to the Property payable pursuant to insurance coverage maintained by Landlord or Tenant, and Tenant shall have no claims thereto and Tenant

12

may keep all the insurance proceeds pursuant to insurance coverage it maintains on Tenant’s Personal Property.

(f)                                    Statutory Waivers.  The provisions of this Lease, including this section, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and supersede any provision of New York law to the contrary.

10.                                 EMINENT DOMAIN

(a)                                  If all or any material part of the Premises or the parking lot is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking (a “taking”), Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the taking.  If all or any material part of the Premises is taken, and if in any such case the taking causes the remaining part of the Premises to be materially untenantable and inadequate for use by Tenant for the purpose for which they were leased, in Tenant’s reasonable opinion, then Tenant, at its option and by giving notice within thirty (30) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises.  If part of the Premises is taken but the remaining part is tenantable and adequate for Tenant’s use, then this Lease shall be terminated as to the part taken as of the date Tenant is required to surrender possession, and, unless Landlord shall have terminated this Lease pursuant to the foregoing provisions, Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken tenantable, and the Rent shall be reduced in proportion to the part of the Premises taken.  If all or any material part of the Premises is taken, and if in any such case the taking causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within thirty (30) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises.

(b)                                 All compensation awarded for the taking shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award.  Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, only such compensation as may be awarded to Tenant on account of any improvements made to the Premises at Tenant’s cost, moving and relocation expenses, loss of good will and the business as a going concern and removal of Tenant’s Personal Property, provided that any such award to Tenant will not reduce the award which would otherwise be made to Landlord.

11.                                 INSURANCE

(a)                                  Public Liability.  Tenant, at its own cost and expense, shall keep and maintain in full force and effect during the Term the following insurance coverages, (i) commercial general liability insurance, including contractual liability coverage, insuring Tenant’s activities with respect to the Premises and/or the Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, with a minimum coverage of One Million Dollars ($1,000,000) per occurrence/Two Million Dollars

13

($2,000,000) general aggregate, (ii) fire damage legal liability insurance and personal/advertising injury insurance (which shall not be subject to the contractual liability exclusion), each in the minimum amount of One Million Dollars ($1,000,000), and (iii) worker’s compensation insurance in statutory amounts; provided, however, that if, at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, the blanket insurance shall satisfy the requirement hereof and be endorsed to separately apply to the Premises if any only if such blanket policy (i) contains an endorsement that names Landlord, the holder of any mortgage lien against the Premises, and any and all designees identified by the Landlord, from time to time, as loss payee, mortgagee, additional insureds as their interests may appear, references the Premises and guarantees a minimum limit available to the premises equal to the amount of insurance required to be carried by the Tenant.

(b)                                 Fire and Extended Coverage.  Tenant shall, at Tenant’s expense, procure and maintain in full force and effect with respect to the Building a policy or policies of all risk insurance (including sprinkler, vandalism and malicious mischief coverage, and any other endorsements reasonably desired by the Landlord or required by the holder of any mortgage on the Property), in an amount equal the full replacement cost (including debris removal, and demolition, but excluding the land and the footings, foundations and installations below the basement level) thereof.  Such insurance shall be for the benefit of Landlord, and the proceeds therefrom shall be subject to Landlord’s control but shall be applied as and to the extent required under the terms of this Lease.  The policy shall be in substantially the form and provide substantially the same coverages as are in the policy on the Building held by Landlord as of the Date of Lease, a copy of which has been delivered to Tenant.

(c)                                  Insurance Companies.  All insurance policies obtained by Tenant shall be written by good and solvent insurance companies(y) licensed by and admitted to issue insurance in the State of New York, and shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld.

(d)                                 Insurance Certificates.  Tenant shall furnish to Landlord, on or before the Commencement Date and thereafter thirty (30) days prior to the expiration of each policy, an original policy of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this Section.  The policies shall expressly provide that the policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days’ prior written notice to the parties named as insureds.  Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor or the holder of any fee or leasehold mortgage, shall be named as the insured under the fire and extended coverage policy and as a loss payee, mortgagee, or an additional insured, as their interests may appear, with Tenant under the public liability policy of insurance maintained by Tenant pursuant to this Lease.  The policies and certificates shall further provide that the coverage shall be primary, and that any coverage carried by Landlord shall be secondary and noncontributory with respect to Tenant’s policy.

(e)                                  Waiver of Subrogation.  Any policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Building, the

14

Premises, or Tenant’s Personal Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (and the other parties named as additional insureds pursuant to this Article).  Landlord and Tenant each waives any rights of recovery against the other (and the other parties named as additional insureds) for injury or loss due to hazards insurable by policies of fire, extended coverage or similar casualty insurance.  Because this Section will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person. each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained herein.

(f)                                    Landlord’s Public Liability.  Landlord shall, at Landlord’s expense, procure and maintain in full force and effect during the Term, commercial general liability insurance, including contractual liability coverage, insuring Tenant’s activities with respect to the Premises and/or the Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, with a minimum coverage of One Million Dollars ($1,000,000) per occurrence/Two Million Dollars ($2,000,000) general aggregate.

12.                                 ASSIGNMENT OR SUBLET

(a)                                  Prohibitions.  Tenant shall not assign this Lease or sublet the Premises or any portion thereof without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld.  If Tenant desires to assign this Lease or to sublet the Premises, or any part thereof, Tenant shall give to Landlord written notice of its intent at least thirty (30) days in advance of the date on which Tenant desires to assign or sublet the Premises, which notice shall designate the terms of the proposed assignment or sublet, the identity of the proposed assignee or sublessee, and shall be accompanied by financial statements of such proposed assignee or sublessee and such other information regarding such party and its business and reputation as shall be required by Landlord to evaluate the proposed assignment or sublet.  Landlord shall have twenty (20) days after receipt of Tenant’s written notice and the above specified information within which to notify Tenant in writing that Landlord elects to (i) consent to the proposed assignment or sublet as described in Tenant’s notice, or (ii) refuse to consent to Tenant’s proposed assignment or sublet, stating the reasons for such refusal.  If Landlord fails to notify Tenant in writing of its election within the twenty (20) day period, Landlord shall be deemed to have made the election in clause (ii) above; provided that Tenant may provide Landlord with a second notice and five (5) days in which to respond and if Landlord does not respond within five (5) days after receipt of the second notice, Landlord shall be deemed to have made the election in clause (i) above.

(b)                                 Affiliates.  Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant, or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or which acquires all or substantially all of Tenant’s assets (through a transfer of assets or equity interests in Tenant) as a going concern and such assets include substantial assets other than this Lease

15

(collectively “Affiliates”), provided that (i) Landlord receives written notice of the assignment or subletting no later than five (5) days prior to the effective date thereof, in which notice Tenant shall expressly confirm that Tenant remains primarily liable (together with the assignee in the event of an assignment) for all of the obligations of the Tenant under this Lease, and (ii) Landlord receives a fully executed copy of the assignment or sublease agreement between Tenant and the Affiliate no later than five (5) days prior to the effective date of such assignment or sublease, in which the Affiliate assumes (in the event of an assignment) all of Tenant’s obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord’s election, attorn directly to Landlord in the event that this Lease is terminated for any reason.

(c)                                  Tenant Liability.  In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord.  The Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor.  After any assignment, Landlord shall not consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, provided however that such action shall not relieve Tenant or any successor of Tenant of liability under this Lease.

(d)                                 Documentation.  No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) in the case of a sublease, the subtenant may not assign its sublease or further sublet the sublet space without Landlord’s prior written consent, (ii) in the case of an assignment, the assignee assumes, for the benefit of Landlord, and without releasing Tenant, all of Tenant’s obligations under this Lease arising on or after the date of the assignment, and (iii) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant to Landlord for the payment of Rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease pertaining to the sublet space.   No subtenant or assignee shall be permitted to occupy the Premises unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of it under this Lease.

(e)                                  Processing Expenses.  Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting, an amount equal to the sum of Landlord’s reasonable attorneys’ fees, but in no event more than $2,500.00 (“Processing Costs”).

13.                                 DEFAULT

(a)                                  Tenant’s Default.  The occurrence or existence of any one or more of the following shall constitute an “Event of Default” (or, collectively, “Events of Default”) by Tenant under this Lease:  (i) if Tenant shall have failed to pay Base Rent, Tenant’s Percentage Share of

16

Taxes, or any other sum required to be paid hereunder within five (5) days after due date thereof and Tenant shall have failed to pay such sum(s) within five (5) days after written demand from the Landlord therefore; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within thirty (30) days after written notice from Landlord if the breach could reasonably be cured within the thirty (30) day period; provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for its performance, then Tenant shall not be deemed to be in default if Tenant shall commence the performance of such obligation within the thirty (30) day period and thereafter shall diligently prosecute the same to completion; (iii) in the event Tenant shall have assigned this Lease or sublet all or any portion of the Building, the Property or the Premises in violation of the terms and conditions herein; or (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days.

(b)                                 Remedies Upon Tenant’s Default.  Upon an Event of Default, Landlord shall have the rights and remedies allowed under applicable New York law. Landlord covenants and agrees to attempt to mitigate its damages by finding a reasonable replacement tenant for the Premises, but shall not be responsible to the Tenant for its inability to do so long as it has attempted in good faith  to find a reasonable replacement tenant.

(c)                                  Bankruptcy.  The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(i)                                     In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the following provisions which conditions Landlord and Tenant acknowledge to be commercially reasonable.  In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(ii)                                  Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for the Electing Party to cure or provide to Landlord adequate assurance that (i) it will cure all monetary defaults under this Lease prior to the date of assumption, and (ii) that it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption.  Landlord and Tenant acknowledge such condition to be commercially reasonable.

(iii)                               Landlord’s acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

(d)                                 Landlord’s Default.  Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until

17

Landlord has failed to perform the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance of such obligation within the thirty (30) day period and thereafter shall diligently prosecute the same to completion.

14.                                 LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS

If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease after applicable notice and cure periods, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel.  Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease.  All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the fifth (5th) business day after notice of any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys’ fees.  Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Base Rent.

15.                                 SURRENDER OF PREMISES AND HOLDOVER

(a)                                  End of Term.  On the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear and damage by fire or other casualty excepted.  Tenant shall remove from the Premises all of Tenant’s Personal Property and any Alterations required to be removed pursuant to Section 8 of this Lease.  Tenant shall repair any damage or perform any restoration work required by the removal, including closing all floor, ceiling, stairwell and roof openings.  If Tenant fails to timely remove any Personal Property or Alterations as aforesaid, such items shall be conclusively deemed to have been abandoned by Tenant and Landlord may remove the property and store and/or dispose of the same at Tenant’s expense, including interest at the Interest Rate.

(b)                                 Holdover.  If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the earlier termination of this Lease with Landlord’s prior written consent, such holdover shall be for the period and at the rent agreed upon by Landlord and Tenant.  If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the earlier termination of this Lease without Landlord’s prior written consent, the tenancy shall be a month to month tenancy only and shall not constitute a renewal or extension for any further term, regardless of whether Landlord shall accept Rent for any such period.  In such event, and without prejudice to Landlord’s rights and remedies to evict Tenant, Base Rent shall be increased in an amount equal to three hundred fifty percent (150%) of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease.  The tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease, except that any renewal or extension option or right of first negotiation in favor of Tenant shall not be

18

applicable.  No such increase shall impair Landlord’s other rights and remedies against Tenant by reason of such holding over by Tenant.  In addition to the foregoing, if Tenant remains in possession of all or any part of the Premises without Landlord’s prior written consent, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, actions, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and other costs of suit) incurred by or asserted against Landlord and arising directly or indirectly from Tenant’s failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages claimed by any new tenant of the Premises or any portion thereof, and (ii) Landlord’s damages as a result of any prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.

16.                                 ACCESS TO PREMISES

Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon reasonable notice (which shall be given at least forty-eight (48) hours prior to the date and time of the intended entry), except in the case of an emergency (in which event entry may be made when necessary and without notice), to inspect the Premises, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective mortgagees and purchasers and tenants (with respect to tenants, during the last six (6) months of the term of the Lease or the Renewal Term) to provide any services required of Landlord hereunder, to make necessary alterations, additions, improvements or repairs either to the Premises or the Building.  No such entry shall constitute a constructive eviction or give rise to an abatement of Rent hereunder, constitute a constructive eviction, or otherwise diminish Tenant’s obligations under this Lease.  Tenant shall have the right to have a representative of Tenant accompany Landlord or its agents in connection with any such entry, provided that such representative does not interfere with the permitted activities of Landlord or its agents.  In exercising its rights under this Section, Landlord shall at all times minimize interference with Tenant’s operations, to the extent practicable.

17.                                 SIGNS

Tenant may place and shall maintain in good condition and repair a number of signs on the Building not greater than the number of signs and at the location(s) thereof  maintained on the Premises on the date hereof.  The installation, maintenance and removal of Tenant’s signage pursuant to this Section shall be performed by Tenant at Tenant’s expense, but in coordination with Landlord and its reasonable installation procedures and requirements.  All signage of Tenant shall be subject to compliance with all Legal Requirements.  Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s expense, remove Tenant’s signage and repair any damage to the Building caused by such removal.

19

18.                                MORTGAGES; SUBORDINATION AND NON-DISTURBANCE

(a)                                  Mortgages.

(i)                                    Landlord represents that as of the Commencement Date mortgages securing repayment of the following obligations encumber the Property(the “Existing Mortgages”):

(1)                                  Loan from Keybank National Association pursuant to a Promissory Note dated Sept 19, 2003 in the original principal amount of $154,000.00.

(2)                                  Loan from New York Job Development Authority (“ACBDC”) pursuant to a Real Estate Promissory Note dated November 16, 2005 in the original principal amount of $300,000.00.

(3)                                  Loan from Keybank National Association pursuant to a Second Amended and Restated Promissory Note dated June 20, 2005 in the original principal amount of $619,555.45.

(ii)                                 There are no defaults by Landlord under the Existing Mortgages and, to the best of Landlord’s knowledge, no acts with the  giving of notice or passing of time would constitute a default under any of the Existing Mortgages.

(iii)                              Landlord covenants and agrees to make all payments required under the Existing Mortgages and any other mortgages which may be placed upon the Property  (“Subsequent Mortgages”) when and as due and, subject to Tenant’s performance of its obligations under this Lease, shall not default under the Existing Mortgages or any Subsequent Mortgages.

(iv)                             Landlord shall provide a copy of any notices of default received from any of the mortgages under the Existing Mortgages or any Subsequent Mortgages, immediately upon receipt of the same.

(v)                                During the pendency of any default under the Existing Mortgages or any Subsequent Mortgages, (“Mortgage Default”), Tenant may, in its discretion, pay the lenders under the such mortgages (“Mortgage Offset”) directly to cure the Mortgage Default and reduce the amount of Rent by the amount of the Mortgage Offset.

(vi)                             Landlord covenants and agrees that it will not increase any of the Existing Mortgages or obtain any Subsequent Mortgages where the loan to value at the time of such increase or new mortgage is in excess of 75% loan to value as determined by an independent third party appraiser acceptable to such lending institution.  Landlord agrees to provide a copy of any such appraisal to Tenant.  Tenant acknowledges that with respect to the Expansion Premises, the loan to value may be based upon the value of the completed building.

20

(b)                                 Subordination and Non-Disturbance.

(i)                                    On the Commencement Date, Landlord covenants and agrees to obtain a subordination, non-disturbance and attornment agreement (x) from KeyBank National Association in the form of Exhibit C-1 and (y) from ACBDC in the form of Exhibit C-2 each in recordable form, and Tenant agrees to execute and record each of such agreements.

(ii)                                 As a condition to the subordination of this Lease to any mortgage, deed of trust or ground or underlying lease arising after the date of this Lease, Landlord shall deliver to Tenant in recordable form, and Tenant agrees to execute and shall have the right to record, a subordination, non-disturbance and attornment agreement in substantially the form of Exhibit C-1 if the lender is KeyBank National Association or in substantially the form of Exhibit C-2 if the Lender is ACBDC or any other lender.

(c)                                  Liability of Holder.  If the interest of Landlord in the Real Property or the Building is transferred to any mortgagee or purchaser at a foreclosure sale (“Holder”) pursuant to or in lieu of proceedings for enforcement of any such lease, mortgage, or deed of trust, upon request of such Holder, Tenant shall immediately and automatically attorn to the Holder and such Holder shall recognize Tenant’s rights hereunder pursuant to the terms of the applicable subordination, non-disturbance and attornment agreement.

(d)                                 Holder Rights.  Tenant agrees to give any Holder, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Holder.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default.  This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the Holder.

19.                                ESTOPPEL CERTIFICATES

(a)                                  Tenant Estoppel Certificates.  Within thirty (30) days after request therefor by Landlord or Holder or any prospective mortgagee or purchaser, Tenant agrees to execute an Estoppel Certificate, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect), (ii) the dates to which Rent has been paid, (iii) that Tenant is in the possession of the Premises if that is the case, (iv) that, to Tenant’s knowledge, Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail, (v) that, to Tenant’s knowledge, Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, an explanation thereof), (vi) that if an assignment of rents or leases has been served upon the Tenant by a Holder, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof, and (vii) that Tenant will give to the Holder copies of all

21

notices required or permitted to be given by Tenant to Landlord.  The failure of Tenant to deliver such certificate shall be an Event of Default.

(b)                                 Landlord Estoppel Certificate.  At the request of Tenant from time to time, but not more frequently than three (3) times in each twelve (12) months, during the Term, within thirty (30) days after request therefore by Tenant, Landlord shall provide an estoppel certificate similar to the Tenant Estoppel Certificate which Tenant may use in connection with a financing or sale of Tenant.

20.                                ATTORNEYS’ FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

21.                                BROKERS

Each party warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no real estate broker or agent who is or might be entitled to a fee, commission or other compensation in connection with this Lease.  Each party shall indemnify and hold harmless the other party from and against any and all claims (including reasonable attorneys’ fees and costs) arising out such party’s conversations or other dealings with any other broker or individual regarding this Lease.

22.                                NOTICES

Unless otherwise agreed by the parties on a case by case basis, any notice, demand or request required or desired to be given under this Lease shall be in writing sent to the address of the party specified in this Lease, and shall be deemed to have been sufficiently given or served when delivered by hand or by overnight courier service or by registered or certified mail, return receipt requested, postage prepaid, directed to the party to receive the same at its address stated in the Basic Lease Information or at such other addresses as may be substituted by notice given upon receipt or, if receipt is refused, three (3) days thereafter. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information.  Either party may, upon ten (10) days prior written notice, change its address by giving notice of the change in accordance with this Section.

22

23.                                QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in this Lease and to the rights of any Holder.

24.                                RENEWAL OPTIONS

(a)                                  Tenant shall have two options to renew this Lease (each, a “Renewal Option”) each for one (1) additional term of five (5) years, commencing upon expiration of the Term or renewal term (each a “Renewal Term”).  Each Renewal Option shall be null and void and Tenant shall have no right to renew this Lease if on the date Tenant exercises the Renewal Option or on the date immediately preceding the commencement date of the respective Renewal Term an Event of Default shall have occurred and be continuing beyond the applicable cure period hereunder.  Each Renewal Option must be exercised, if at all, by written notice given by Tenant to Landlord on or before the first day of the 49th month of the Term or the 49th month of the first Renewal Term, respectively.  If Tenant properly exercises a Renewal Option, references in the Lease to the Term shall be deemed to mean the respective Renewal Term, unless the context clearly provides otherwise, provided that this sentence shall not confer any additional renewal options after the second Renewal Option conferred under this Section.

(b)                                 If Tenant properly exercises a Renewal Option, then during the respective Renewal Term all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial Term shall apply during the Renewal Term, including without limitation the obligation to pay Taxes, except that (i) Tenant shall take the Premises in their then “as-is” state and condition and Landlord shall have no obligation to make or pay for any improvements to the Premises, and (ii) during the Renewal Term, the Base Rent payable by Tenant shall be the Fair Market Rent (as hereinafter defined) during the respective Renewal Term.

(c)                                  For purposes of this Section, the term “Fair Market Rent” shall mean the prevailing rental rate and other charges and increases, if any, for comparable space under a new primary lease (and not a sublease) for the Property, taking into consideration the amenities and existing improvements on the Property and the amenities and improvements in comparable properties in comparable locations in Albany, New York, and also taking into consideration the then-prevailing ordinary rental market practices with respect to monetary consideration, rent concessions, tenant improvement allowances, and other tenant concessions (if any).

(d)                                 If Tenant properly exercises a Renewal Option, the Base Rent shall be adjusted to an amount equal to the rent for the Premises as specified by Landlord by notice to Tenant not less than ninety (90) days prior to commencement of the respective Renewal Term.  Tenant, within thirty (30) days after date on which Landlord provides such notice shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s acceptance of Landlord’s determination of such rent, or (ii) if Tenant disagrees with Landlords’ determination, provide Landlord with written notice of Tenant’s election to submit the Fair Market Rent to binding arbitration (the “Arbitration Notice”).  If Tenant fails to provide Landlord with either a Binding

23

Notice or Arbitration Notice within such thirty (30) day period, Tenant shall have been deemed to have given the Arbitration Notice.

(e)                                  If the parties are unable to agree upon the rent for the Premises within twenty (20) days after Landlord’s receipt of the Arbitration Notice, Fair Market Rent as of commencement of the respective Renewal Term shall be determined as follows:

(i)                                     Each party shall, at its sole expense, within thirty (30) days obtain and deliver in writing to the other party a determination of the Fair Market Rent for the Premises for a term equal to the Renewal Term from a broker or appraiser licensed in the State of New York and engaged in the office and manufacturing rental market in Albany, New York for at least the immediately preceding five (5) years.

(ii)                                  Within twenty (20) days, Landlord’s broker or appraiser and Tenant’s broker or appraiser shall name a third broker or appraiser, similarly qualified.  The third broker or appraiser shall choose the determination of the Landlord’s broker or appraiser or the Tenant’s broker or appraiser which is closest to its own determination of Fair Market Rent.

(iii)                               The Base Rent payable by Tenant effective as of the commencement of the respective Renewal Term shall be the rent proposed by either Landlord’s broker or appraiser or Tenant’s broker or appraiser which is closest to the determination of fair market rent by the third broker or appraiser.

(iv)                              Landlord shall pay the costs and fees of Landlord’s broker or appraiser in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant’s broker or appraiser in connection with such determination.  The costs and fees of any third broker or appraiser shall be paid one-half by Landlord and one-half by Tenant.

(v)                                 If the amount of the Fair Market Rent is not known as of the commencement of the respective Renewal Term, then Tenant shall continue to pay the Base Rent in effect at the expiration of the Term or first Renewal Term until the amount of the Fair Market Rent is determined.  When such determination is made, the parties shall reconcile any overpayment or underpayment.

(f)                                    If Tenant is entitled to and properly exercises a Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Expiration Date and other appropriate terms.  Each Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and, if acceptable to Tenant, Tenant shall execute and return the Renewal Amendment to Landlord within thirty (30) days after its receipt of same.  Notwithstanding the foregoing, upon final determination of the Fair Market Rent as applicable, an otherwise valid exercise of a Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

25.                                OPTION TO PURCHASE

(a)                                  Option to Purchase.  Tenant shall have the right and option to purchase the Property (“Option to Purchase”).  If Tenant elects to exercise the Option to Purchase, it shall provide written notice of the exercise at Tenant’s election, on or before either (i) the first day of

24

the 49th month of the Term or (ii) if the Renewal Option is exercised by Tenant, the first day of the 109th month of the Term (“Exercise Notice”).  If exercised, the closing sale of the Property shall occur on the Expiration Date of the Term or the Renewal Term, respectively as the case may be (“Closing Date”).  The Option to Purchase is personal to Tenant and any Affiliate of Tenant and may not be exercised by an assignee of the Lease which is not an affiliate of Tenant.

(b)                                 Option Price.  The Option Price shall be the fair market value of the Property as of the Closing Date (“Fair Market Value”).  The Fair Market Value of the Property shall be determined free and clear of the Lease.

(c)                                  Fair Market Value.  If the parties are unable to agree upon the Fair Market Value of the Property within sixty (60) days after Landlord’s receipt of the Exercise Notice, Fair Market Value shall be determined as follows:

(i)                                     Landlord shall provide its notice specifying Fair Market Value.

(ii)                                  Within twenty (20) days after receipt of Landlord’s notice specifying Fair Market Value, if Tenant does not agree with such value, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the Fair Market Value for the Property from a New York State Certified and Licensed Real Estate Appraiser (“Tenant’s Appraiser”). If Landlord accepts such determination, the Fair Market Value shall be the amount determined by Tenant’s Appraiser.

(iii)                               If Landlord does not accept such determination, within twenty (20) days after receipt of the determination of Tenant’s Appraiser, Landlord shall designate New York State Certified and Licensed Real Estate Appraiser (“Landlord’s Appraiser”) licensed in the State of New York and possessing the qualifications set forth in (i) above.

(iv)                              Landlord’s Appraiser and Tenant’s Appraiser shall name a third New York State Certified and Licensed Real Estate Appraiser (the “Third Appraiser”), similarly qualified, within five (5) days after the appointment of Landlord’s Appraiser.  The Purchase Price to be paid by Tenant shall be the Fair Market Value proposed by either Landlord’s Appraiser or Tenant’s Appraiser which is closest to the determination of Fair Market Value by the Third Appraiser.

(v)                                 Landlord shall pay the costs and fees of Landlord’s Appraiser in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant’s Appraiser in connection with such determination.  The costs and fees of any Third Appraiser shall be paid one-half by Landlord and one-half by Tenant.

(d)                                 Closing.  The closing in respect of the sale of the Property (“Closing”) shall be held on the Closing Date.

(e)                                  Closing Procedure and Prorations.  At the Closing, a special warranty deed from Landlord to Tenant, together with such other instruments and documents as may be necessary to effectuate the sale and transfer of the Property to Tenant, shall be deposited in escrow with an escrow agreement and with a title company mutually approved by Tenant and Landlord.  The instruments and documents to be deposited in escrow at the Closing shall be legally sufficient to

25

convey all of the applicable property to Tenant free and clear of all loans, mortgages, deeds of trust, liens and encumbrances (“Encumbrances”).  Landlord shall be responsible for all fees and costs, including prepayment fees required in connection with the payment and reconveyance of all Encumbrances. The purchase price and all other sums due at the time of closing shall be paid by delivery of funds in escrow which are immediately available to Landlord upon closing.  All prorations of items of income and expense will be prorated as of the Closing Date and closing costs (including recording fees, transfer taxes, escrow costs, title insurance premiums, etc) shall be allocated between Landlord and Tenant in the manner that is customary for the county in which the Property is located.  Without limiting the generality of the foregoing, all recordation and transfer taxes on the deed to the Property shall be shared equally by Landlord and Tenant.  Landlord’s obligation to convey title to the applicable property in accordance herewith shall be fully satisfied upon the willingness of the title company to issue to Tenant upon payment by Landlord of its regularly scheduled premium its policy of ALTA title insurance, (containing such endorsements as Tenant may reasonably request provided that Tenant shall pay for such endorsements), insuring that Tenant is vested as the owner of the applicable property subject only to all covenants, conditions, easements and other matters of record and the state of facts and updated survey and/ or inspection of the Premises would reveal, so long as the same do not render title to the Premises unmarketable..

(f)                                    Memorandum.  Promptly following the mutual execution and delivery of this Lease, Landlord will execute, acknowledge, and cause to be recorded in the official records of the county recorder, at Tenant’s expenses, a Memorandum of the Option to Purchase in the form of Exhibit D attached hereto.

26.                                GENERAL

(a)                                  Captions.  The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

(b)                                 Time.  Time is of the essence for the performance of each term of this Lease.

(c)                                  Severability.  If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

(d)                                 Attorneys’ Fees.  In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, arbitrator or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs and expert witness fees, and all reasonable attorneys’ fees, costs and expenses in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding.

26

(e)                                  Choice of Law; Construction; Jury Trial; Jurisdiction and Venue.

(i)                                     This Lease shall be construed and enforced in accordance with the laws of the State of New York.

(ii)                                  The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

(iii)                               Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING ANY LAW ENACTED AFTER THE DATE OF THIS LEASE, THE PARTIES HEREBY, KNOWINGLY AND VOLUNTARILY, WAIVE TRIAL BY JURY IN ANY ACTION WHATSOEVER BROUGHT BY EITHER PARTY UNDER OR IN RESPECT OF THIS LEASE, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL COUNTERCLAIMS.  THE FOREGOING WAIVER HAS BEEN A MATERIAL INDUCEMENT TO EACH PARTY ENTERING INTO THIS LEASE.

(iv)                              In the event of any litigation relating to this Lease, the parties consent to the exclusive personal jurisdiction and venue in Albany, New York in Federal or State Court.

(f)                                    Binding Effect.  The covenants and agreements contained in this Lease shall be binding on the parties hereto and, on their respective successors and permitted assigns.

(g)                                 Waiver.  The waiver by either party of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease.  No covenant, term or condition of this Lease shall be deemed to have been waived by either party unless the waiver is in writing signed by such party.  No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord.

(h)                                 Entire Agreement; Modifications.  This Lease is the entire agreement between the parties, and supersedes all prior agreements, including letters of intent, between them, and there are no agreements or representations between the parties except as expressly set forth herein.  Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

(i)                                     Counterparts.  This Lease may be executed in counterparts, each of which shall be an original, and all of which together shall constitute but one instrument.

(j)                                     Authority.  If either party hereto is a corporation, partnership, trust, association, limited liability company or other entity, such party hereby covenants and warrants that (i) it is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) it has and is duly qualified to do business in the state in which the Property is located, (iii) it has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all its

27

obligations hereunder, and (iv) each person (and all of the persons if more than one signs) signing this Lease on behalf of such party is duly and validly authorized to do so.

IN WITNESS WHEREOF, the parties, each being authorized to do so, have executed this Lease on the dates set forth below, effective as of the date first above written.

TENANT:	LANDLORD:

SIMPSON DURA-VENT COMPANY, INC., a California corporation	GANSEVOORT PARTNERS, L.P., a New York limited partnership

By:	By:
Stephen P. Eberhard	Martin Wawrla,
President	General Partner

28

STATE OF CALIFORNIA

) ss.:

COUNTY OF

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared Stephen P. Eberhard, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF CALIFORNIA

) ss.:

COUNTY OF

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared                                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK

) ss.:

COUNTY OF

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared Martin Wawrla,, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT A

PROPERTY DESCRIPTION

All that tract or parcel of land situate, lying and being located on the southerly side of South Pearl Street, in the City of Albany, County of Albany, State of New York, being more particularly bounded and described as follows:

BEGINNING at a point in the southerly line of South Pearl Street at its intersection with the westerlyline of Gansevoort Street, said point being the northeasterly corner of the herein described parcel; running thence southerly along the westerly line of Gansevoort Street the following two (2) courses and distances: 1) South 41”-58’-39” East 411.05 feet to a point; thence 2) South 49”-57’-46” East 1.09 feet to a point in the division line between land now or formerly of Gansevoort Partners as described in Liber 2364 of deeds at page 56 on the north and lands now or formerly of Carmine A. Ferrara as described in Liber 2499 of deeds at page 380 on the south; thence westerly along said division line, South 63a-531-35” West 436.56 feet .to a point; thence northerly along said division line and along the division line between land now or formerly of the Gansevoort Partners as described in Liber 2338 of deeds at page 570 on the east and lands now or formerly of Carmine A. Ferrara as described in Liber 2499 of deeds at page 385 on the west, North 40’-55’-14” West 303.34 feet to a point in the southerly line of South Pearl Street; thence easterly along the southerly line of South Pearl Street, North 49a-28146” East 414.31 feet to the point or place of beginning. Said premises are now known as St. No. 400 South Pearl Street, Albany, New York.

TOGETHER with an easement for ingress and egress in common with Carmine A. Ferrara, his heirs and assigns, being 15.0 feet in width measured perpendicularly, lying adjacent to and southerly of the southerly boundary of the above described parcel and being more particularly bounded and described as follows:

COMMENCING at a point in the westerly line of Gansevoort Street at its intersection with the southerly line of South Pearl Street; running thence southerly along. the westerly line of Gansevoort Street the following two (2) courses and distances: 1) South 41”-56’-39” East 411.05 feet to a point; thence 2) South 49”-57’-46” East 1.09 feet to the point of beginning for the herein described premises, said point being the southeasterly corner of the first above described parcel; running thence southerly along the westerly line of Gansevoort Street South 49%57’-46” East 16.40 feet to a .point in the northerly highway boundary of Interstate Route 787 as established by Appropriation Map No. 35, Parcel 94, Interstate Route Connection 540-1-1, Route 9W to Green Street; thence westerly along said northerly highway boundary, South 63°-53’-35” West 439.23 feet to a point; thence northerly through lands noel or formerly of Carmine A. Ferrara as described in Liber 2499 of deeds at page 380, North 40”-55’-14” West 15.52 feet to 6 point in the southerly line of the first above described parcel; thence easterly along the southerly line of the first above described parcel, North 63’-53’-35” East 436.56 feet to the point or place of beginning for the herein described premises. Said easement subject to license conveyed to Niagara Mohawk Power Corporation by Delaware & Hudson Railway Company dated August 23, 1972.

A-1

SUBJECT to rights and easements, if any, of public utility companies and municipalities to maintain and operate underground and. overhead utilities and appurtenances lying, and being located within, across or adjacent to the premises above described.

SUBJECT to all rights, easements, covenants and restrictions of record.

A-2

EXHIBIT B

COMMENCEMENT DATE MEMORANDUM

GANSEVOORT PARTNERS, L.P., a New York limited partnership (“Landlord”) and SIMPSON DURA-VENT COMPANY, INC., a California corporation (“Tenant’) have entered into a certain Lease, dated as of                   ,            2008 (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in the Lease;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2.                                       The Commencement Date (as defined in the Lease) of the Lease is

3.                                       The Expiration Date (as defined in the Lease) of the Lease is

4.                                       Tenant hereby confirms the following:  (A) That it has accepted possession of the premises pursuant to the terms of the Lease; and, (B) That the Lease is in full force and effect.

5.                                       Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

TENANT:	LANDLORD:

SIMPSON DURA-VENT COMPANY, INC., a California corporation	GANSEVOORT PARTNERS, L.P., a New York limited partnership

By:	By:
Stephen P. Eberhard	Martin Wawrla,
President	General Partner

B-1

STATE OF CALIFORNIA

) ss.:

COUNTY OF

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared Stephen P. Eberhard, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF CALIFORNIA

) ss.:

COUNTY OF

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared                                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK

) ss.:

COUNTY OF

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared Martin Wawrla,, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

B-2

EXHIBIT C-1 KeyBank SNDA

RECORDING REQUESTED BY AND

AFTER RECORDING, RETURN TO:

Shartsis Friese, LLP

One Maritime Plaza

San Francisco, CA 94111

Attn:  Alan Robin, Esq.

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”), is made as of June     , 2008, among:

KEYBANK NATIONAL ASSOCIATION, a banking association duly organized and validly existing under the laws of the United States of America, with an office for the transaction of business at 66 South Pearl Street, Albany, New York, 12207 (“Lender”):

GANSEVOORT PARTNERS, L.P., a limited partnership duly organized and validly existing in accordance with the laws of the State of New York, having its principal executive office located at 400 South Pearl Street, Albany, New York 12202 (“Landlord”); and

SIMPSON DURA-VENT COMPANY, INC., a corporation duly organized and validly existing in accordance with the laws of the State of California, having its principal executive office located at 877 Cotting Court (P. 0. Box 1510), Vacaville, California 95696 (“Tenant”).

Background

Lender has made loans (collectively, the “Loan”) to Landlord secured by those certain mortgages itemized in the Mortgage Schedule attached as Exhibit “A” (the “Security Instruments”) against Landlord’s property commonly known and referred to as 400 South Pearl Street, Albany, New York 12202 bounded and described as set forth in the property description attached hereto as Exhibit “B” (“Property”).

Tenant is the present lessee under that certain lease agreement between Landlord and Tenant dated as of June       , 2008, as thereafter modified and supplemented (“Lease”), demising the Property described more particularly in the Lease (the “Premises”).

The parties are entering into this Agreement to provide for the subordination of the Lease, subject to Lender’s agreement to recognize Tenant’s rights under the Lease and not to disturb Tenant’s possession of the Leased Premises upon the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Subordination.  Subject to the provisions of Section 2, Tenant agrees that the Lease, and all estates, options and rights created under the Lease, are subordinated and made subject to the lien and effect of the Security Instrument.

2.                                       Nondisturbance.  Notwithstanding Tenant’s subordination under Section 1 above, but subject to the provisions of Sections 6(b) below, Lender agrees that no foreclosure, deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instruments or otherwise in satisfaction of the Loan shall operate to terminate the Lease or any of Tenant’s rights and privileges thereunder, including without limitation, Tenant’s two (2) “Renewal Option(s)” as defined in and pursuant to the terms of the Lease, Tenant’s “Option to Purchase” as defined in and pursuant to the terms of the Lease, the application of insurance and condemnation proceeds pursuant to the terms of the Lease, and any option of Tenant to terminate the Lease.

3.                                       Attornment.  Tenant agrees to attorn to and recognize as its landlord under the Lease any party acquiring legal title to the Property by foreclosure of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the Loan (“Successor Owner”).  Successor Owner shall perform all obligations of the landlord under the Lease arising from and after the date title to the Property is transferred to Successor Owner.  In no event, however, will any Successor Owner be:

(a)                                  liable for any default, act or omission of any prior landlord under the Lease (including Landlord);

(b)                                 subject to any offset or defense which Tenant may have against any prior landlord under the Lease unless Tenant shall have given notice under Section 5 of this Agreement to Lender at that time (whether or not Lender elected to cure or remedy the default, act or omission);

(c)                                  bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance;

(d)                                 bound by any modification or supplement to the Lease, or waiver of Lease terms, which would materially adversely affect any right of Landlord under the Lease, made without Lender’s written consent thereto, which consent will not be unreasonably withheld; or

(e)                                  liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender.

Although the foregoing provisions of this Agreement are self-operative, Tenant and Successor Owner agree to execute such further instruments as either party may from time to time request in order to confirm this Agreement.  If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner’s interest in the Property.  Notwithstanding the foregoing, any Successor Owner shall be liable for the performance of the obligations of the Landlord under the Lease, that constitute continuing defaults of a prior Landlord (including without limitation the Landlord) to the extent such act, omission or default is continuing after Successor Owner acquires the Property and it has received from Tenant such notice and opportunity to cure or commence to cure as is provided for in the Lease with respect to such act, omission or default.

4.                                       Rent Payments; Notice to Tenant Regarding Rent Payments.  Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease.  After notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease are to be paid to Lender directly pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease.  Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Lender’s written instructions.

5.                                       Lender Opportunity to Cure Landlord Defaults.  Tenant agrees that, until the lien of Security Instruments is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the longer of (i) 30 days after the cure period provided under the Lease to Landlord, (ii) 30 days from Landlord’s receipt of Tenant’s notice to Lender of a Landlord default, or (iii) if the cure of such default requires possession of the Property, 30 days after Lender has obtained possession of the Property; provided that, in each case, if such default, other than the payment of money, cannot reasonably be cured within such 30-day period and Lender has diligently commenced to cure such default promptly within the time contemplated by this Agreement, such 30-day period shall be extended for so long as it shall require Lender, in the exercise of due diligence, to cure such default, but, unless the parties otherwise agree, in no event shall the entire cure period be more than 90 days. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

6.                                       Lender and Tenant Agreements.

(a)                                  Lender covenants and agrees to provide Tenant with a copy of any notices of default under the Security Instruments prior to exercising any of Lender’s remedies thereunder, and that Tenant shall, in each case, have the same period of time to cure such default as provided for Landlord thereunder.

(b)                                 Lender further covenants and agrees that Lender shall give notice to Tenant prior to the commencement of any foreclosure action, acceptance of any deed-in-lieu of foreclosure, or conducting any other sale of the Property in connection with enforcement of the Security Instruments or otherwise in satisfaction of the Loan, and that Tenant shall have a period of not less than 60 days from the effective date of such notice to exercise its “Option to Purchase”, as defined in the Lease.  Unless Tenant shall exercise its “Option to Purchase” before expiration of such 60 day period, Tenant’s “Option to Purchase” shall terminate.  Notwithstanding anything contained in the Lease to the contrary, Landlord expressly acknowledges and agrees that Tenant shall have the right to exercise its Option to Purchase in accordance with this Section 6(b) and Landlord covenants and agrees to be bound by such exercise by Tenant of the Option to Purchase in accordance with this Section 6(b).

(c)                                  Tenant shall enter into no material amendment or modification of any of the material provisions of the Lease without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(d)                                 Landlord acknowledges and agrees that, notwithstanding any provision of the Lease to the contrary, Tenant covenants and agrees not to subordinate its rights under the Lease to any other mortgage, deed of trust, or other security instrument made by Landlord which under the terms of the Security Instruments requires the prior written consent of Lender without Landlord and Lender providing Tenant evidence of such consent, and that absent such consent the Lease shall be superior to any such mortgage, deed of trust or other security instrument.

(e)                                  Landlord acknowledges and agrees that, notwithstanding any provision of the Lease to the contrary, Tenant covenants and agrees not to accept any termination of the Lease by Landlord, which under the terms of the Security Instruments requires the prior written consent of Lender without Landlord and Lender providing Tenant evidence of such consent, which consent Lender agrees not to unreasonably withhold, and that absent such consent the Lease shall continue as the binding and enforceable obligation of Tenant.

7.                                       Miscellaneous.

(a)                                  Notices.  All notices and other communications under this Agreement are to be in writing and sent to the addresses as set forth below.  Default or demand notices shall be deemed to have been duly given upon the earliest of: (i) actual receipt; (ii) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; (iii) one (1) business day after having been sent by telecopier (with answer back acknowledged) provided an additional notice is given pursuant to (ii); or (iv) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clause (ii) and (iv) irrespective of whether delivery is accepted.  A new address for notice may be established by written notice to the other parties; provided, however, that no address change will be effective until written notice thereof actually is received by the party to whom such address change is sent.

To Lender:	KeyBank National Association
66 South Pearl Street

Albany, New York, 12207
Attn: John M. Rajter, Vice President
To Tenant:	Simpson Dura-Vent Company, Inc.
877 Cotting Court
P. O. Box 1510
Vacaville, California 95696
Attn: Stephen P. Eberhard

and	Simpson Manufacturing Co., Inc.
5956 West Las Positas Boulevard
Pleasanton, California 94588
Attn: Chief Financial Officer

To Landlord:	Gansevoort Partners, L.P.
400 South Pearl Street
Albany, New York, 12202
Attn: Martin J. Wawrla

(b)                                 Entire Agreement; Modification.  This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written).  This Agreement shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

(c)                                  Binding Effect; Joint and Several Obligations.  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law.

(d)                                 Unenforceable Provisions.  Any provision of this Agreement which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

(e)                                  Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Agreement even though all signatures do not appear on the same document.

(f)                                    Construction of Certain Terms.  Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders.  Article and section headings are for convenience only and shall not be used in interpretation of this Agreement.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and the word “section” refers to the entire section and not to any particular subsection, paragraph or other subdivision; and each of the Loan Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.

(g)                                 Governing Law.  This Agreement shall be interpreted and enforced according to the laws of the State of New York.

(h)                                 Consent to Jurisdiction. Each party hereto irrevocably consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property is located with respect to any legal action arising with respect to this Agreement and waives all objections which it may have to such jurisdiction and venue.

(i)                                     Attorneys Fees. In the event it becomes necessary to enforce any of the terms and provisions of this Agreement (including an action or proceeding between Landlord and the trustee debtor in possession while Guarantor is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States Code) or any successor statute to such Code), whether or not suit be instituted, the prevailing party shall be entitled to its reasonable costs and expenses incurred with respect thereto, including, but not limited to, reasonable attorney’s fees, and such other costs and expenses as may be allowed by law, whether or not such action, proceeding or appeal is prosecuted to judgment or other final determination, together with all costs of enforcement and/or collection of any judgment or other relief.

(j)                                     WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

[Remainder of page is blank; signatures appear on next page.]

IN WITNESS WHEREOF, this Agreement is executed as of the date set forth above.

TENANT:

WITNESSES:	SIMPSON DURA-VENT COMPANY, INC.,
a California corporation

By:
Print Name:	Name:
Title:

Print Name:

LANDLORD:

WITNESSES:	GANSEVOORT PARTNERS, L.P.,
a New York limited partnership

By:
Print Name:	Name:
Title:

Print Name:

[signatures continue on next page]

LENDER:

WITNESSES:	KeyBank National Association

By:
Print Name:	Name:
Title:

Print Name:

STATE OF

COUNTY OF                                                    ss.:

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared Stephen P. Eberhard, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF

COUNTY OF                                                    ss.:

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared Martin J. Wawrla, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF

COUNTY OF                                                    ss.:

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared                                       , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT A

Security Instruments

EXHIBIT B

Legal Description of Property

(See attached)

2

EXHIBIT C-2—ACBDC SNDA

RECORDING REQUESTED BY AND

AFTER RECORDING, RETURN TO:

Shartsis Friese, LLP

One Maritime Plaza

San Francisco, CA 94111

Attn:  Alan Robin, Esq.

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”), is made as of May 30, 2008, among:

ALBANY COUNTY BUSINESS DEVELOPMENT CORPORATION, AS ADMINISTRATOR OF THE AL TECH TRUST FUND, successor in interest to New York Job Development Authority d/b/a Empire State Development Corporation, as Administrator of the Al Tech Trust Fund, a corporation duly organized and validly existing in accordance with the Not-For-Profit Corporation Law of the State of New York, with an office for the transaction of business at One Computer Drive South, Albany, New York 12205(“Lender”);

GANSEVOORT PARTNERS, L.P., a limited partnership duly organized and validly existing in accordance with the laws of the State of New York, having its principal executive office located at 400 South Pearl Street, Albany, New York 12202 (“Landlord”);  and

SIMPSON DURA-VENT COMPANY, INC., a corporation duly organized and validly existing in accordance with the laws of the State of California, having its principal executive office located at 877 Cotting Court (P. O. Box 1510), Vacaville, California  95696 (“Tenant”).

Background

Lender has made loans to Landlord collateralized by those certain mortgages itemized in the Mortgage Schedule attached as Exhibit “A” (the “Security Instruments”) “against Landlord’s property commonly known and referred to as 400 South Pearl Street, Albany, New York 12202 bounded and described as set forth in the property description attached hereto as Exhibit “B” (“Property”).

Tenant is the present lessee under that certain lease agreement between Landlord and Tenant dated as of May 30, 2008, as thereafter modified and supplemented (“Lease”), demising the Property described more particularly in the Lease (“Leased Premises”).

3

The parties are entering into this Agreement to provide for the subordination of the Lease, subject to Lender’s agreement to recognize Tenant’s rights under the Lease and not to disturb Tenant’s possession of the Leased Premises upon the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Subordination.  Subject to the provisions of Section 2, Tenant agrees that the Lease, and all estates, options and rights created under the Lease, are subordinated and made subject to the lien and effect of the Security Instruments, and to any renewals, extensions, modifications, consolidations or replacements thereof.

2.                                       Nondisturbance.  Notwithstanding Tenant’s subordination under Section 1 above, Lender agrees that no foreclosure, deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instruments or otherwise in satisfaction of the Loan shall operate to terminate the Lease or any of Tenant’s rights and privileges thereunder, including without limitation, Tenant’s two (2) “Renewal Option(s)” as defined in and pursuant to the terms of the Lease, Tenant’s “Option to Purchase” as defined in and pursuant to the terms of the Lease, the application of insurance and condemnation proceeds pursuant to the terms of the Lease, and any option of Tenant to terminate the Lease, so long as Tenant is not in default under the Lease (beyond any applicable cure period thereunder) and shall pay the rent due thereunder.

3.                                       Attornment.  Tenant agrees to attorn to and recognize as its landlord under the Lease any party acquiring legal title to the Property by foreclosure of the Security Instruments, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instruments or otherwise in satisfaction of the Loan (“Successor Owner”).  Successor Owner shall perform all obligations of the landlord under the Lease arising from and after the date title to the Property is transferred to Successor Owner.  In no event, however, will any Successor Owner be:

a.               liable for any default, act or omission of any prior landlord under the Lease (including Landlord);

b.              subject to any offset or defense which Tenant may have against any prior landlord under the Lease unless Tenant shall have given notice under Section 5 of this Agreement to Lender at that time (whether or not Lender elected to cure or remedy the default, act or omission);

c.               bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance;

d.              bound by any modification or supplement to the Lease, or waiver of Lease terms, which would materially adversely affect any right of Landlord under the Lease, made without Lender’s written consent thereto, which consent will not be unreasonably withheld; or

e.               liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender.

Although the foregoing provisions of this Agreement are self-operative, Tenant and Successor Owner agree to execute such further instruments as either party may from time to time request in order to confirm this Agreement.  If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner’s interest in the Property.

4

Notwithstanding the foregoing, any Successor Owner shall be liable for the performance of the obligations of the Landlord under the Lease, that constitute continuing defaults of a prior Landlord (including without limitation the Landlord) to the extent such act, omission or default is continuing after Successor Owner acquires the Property and it has received from Tenant such notice and opportunity to cure or commence to cure as is provided for in the Lease with respect to such act, omission or default.

4.                                       Rent Payments; Notice to Tenant Regarding Rent Payments.  Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease.  After notice is given to Tenant by Lender that Landlord is in default under the Security Instruments and that the rentals under the Lease are to be paid to Lender directly pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease.  Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Lender’s written instructions.

5.                                       Lender Opportunity to Cure Landlord Defaults.  Tenant agrees that, until the Security Instruments is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the longer of (i) 30 days after the cure period provided under the Lease to Landlord, (ii) 30 days from Landlord’s receipt of Tenant’s notice to Lender of a Landlord default, or (iii) if the cure of such default requires possession of the Property, 30 days after Lender has obtained possession of the Property; provided that, in each case, if such default, other than the payment of money, cannot reasonably be cured within such 30-day period and Lender has diligently commenced to cure such default promptly within the time contemplated by this Agreement, such 30-day period shall be extended for so long as it shall require Lender, in the exercise of due diligence, to cure such default, but, unless the parties otherwise agree, in no event shall the entire cure period be more than 90 days. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instruments or any other documents executed by Landlord in favor of Lender in connection with the Loan.

6.                                       Lender and Tenant Agreements.

a.               Lender covenants and agrees to provide Tenant with a copy of any notices or notices of default which it provides Landlord simultaneously with the provision of such notice to Landlord.

b.              Intentionally Omitted.

7.                                       Miscellaneous.

a.               Notices.  All notices and other communications under this Agreement are to be in writing and sent to the addresses as set forth below.  Default or demand notices shall be deemed to have been duly given upon the earliest of: (i) actual receipt; (ii) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; (iii) one (1) business day after having been sent by telecopier (with answer back acknowledged) provided an additional notice is given pursuant to (ii); or (iv) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt

5

requested, and in the case of clause (ii) and (iv) irrespective of whether delivery is accepted.  A new address for notice may be established by written notice to the other parties; provided, however, that no address change will be effective until written notice thereof actually is received by the party to whom such address change is sent.

To Lender:	Albany County Business Development Corporation,
As Administrator of the Al Tech Trust Fund
One Computer Drive South,
Albany, New York 12205
Attn: Kevin P. Catalano

To Tenant:	Simpson Dura-Vent Company, Inc.
877 Cotting Court
P. O. Box 1510
Vacaville, California 95696
Attn: Stephen P. Eberhard

and	Simpson Manufacturing Co., Inc.
5956 West Las Positas Boulevard
Pleasanton, California 94588
Attn: Chief Financial Officer

To Landlord:	Gansevoort Partners, L.P.
400 South Pearl Street
Albany, New York 12202
Attn: Martin J. Wawrla

b.              Entire Agreement; Modification.  This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written).  This Agreement shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

c.               Binding Effect; Joint and Several Obligations.  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law.

d.              Unenforceable Provisions.  Any provision of this Agreement which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

e.               Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Agreement even though all signatures do not appear on the same document.

6

f.                 Construction of Certain Terms.  Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders.  Article and section headings are for convenience only and shall not be used in interpretation of this Agreement.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and the word “section” refers to the entire section and not to any particular subsection, paragraph or other subdivision; and each of the Loan Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.

g.              Governing Law.  This Agreement shall be interpreted and enforced according to the laws of the State of New York.

h.              Consent to Jurisdiction. Each party hereto irrevocably consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property is located with respect to any legal action arising with respect to this Agreement and waives all objections which it may have to such jurisdiction and venue.

i.                  Attorneys Fees. In the event it becomes necessary to enforce any of the terms and provisions of this Agreement (including an action or proceeding between Landlord and the trustee debtor in possession while Guarantor is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States Code) or any successor statute to such Code), whether or not suit be instituted, the prevailing party shall be entitled to its reasonable costs and expenses incurred with respect thereto, including, but not limited to, reasonable attorney’s fees, and such other costs and expenses as may be allowed by law, whether or not such action, proceeding or appeal is prosecuted to judgment or other final determination, together with all costs of enforcement and/or collection of any judgment or other relief.

j.                  WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

[Remainder of page is blank; signatures appear on next page.]

7

IN WITNESS WHEREOF, this Agreement is executed as of this        day of May, 2008.

TENANT:	SIMPSON DURA-VENT COMPANY, INC.,
a California corporation

By:
Name:
Title:

LANDLORD:	GANSEVOORT PARTNERS, L.P.,
a New York limited partnership

By:
Name: Martin J. Wawrla
Title: General Partner

LENDER:	ALBANY-COLONIE REGIONAL CHAMBER OF COMMERCE, AS AGENT FOR ALBANY COUNTY BUSINESS DEVELOPMENT CORPORATION, AS ADMINISTRATOR OF THE AL TECH TRUST FUND
a New York not-for-profit corporation

By:
Name: Kevin P. Catalano
Title: Loan Officer

8

STATE OF CALIFORNIA

COUNTY OF                                         ss.:

On this          day of May, 2008 before me, the undersigned, personally appeared                                                                   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK

COUNTY OF ALBANY                      ss.:

On this          day of May, 2008 before me, the undersigned, personally appeared Martin J. Wawrla, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK

COUNTY OF ALBANY                      ss.:

On this          day of May, 2008 before me, the undersigned, personally appeared Kevin P. Catalano, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

9

EXHIBIT A

Mortgage Schedule

MORTGAGE

MORTGAGOR:	Gansevoort Partners, L.P.
MORTGAGEE:	New York Job Development Authority
AMOUNT:	$300,000.00
DATED:	11/16/05
RECORDED:	12/30/05	BOOK/PAGE:	5141/ 211
ASSIGNED TO:	Albany County Business Development Corporation, as Administrator of the Al Tech Trust Fund
DATED:	2/28/07
RECORDED:	4/30/07	BOOK/PAGE:	5462/ 835

1

EXHIBIT B

PROPERTY DESCRIPTION

All that tract or parcel of land situate, lying and being located on the southerly side of South Pearl Street, in the City of Albany, County of Albany, State of New York, being more particularly bounded and described as follows:

BEGINNING at a point in the southerly line of South Pearl Street at its intersection with the westerlyline of Gansevoort Street, said point being the northeasterly corner of the herein described parcel; running thence southerly along the westerly line of Gansevoort Street the following two (2) courses and distances: 1) South 41”-58’-39” East 411.05 feet to a point; thence 2) South 49”-57’-46” East 1.09 feet to a point in the division line between land now or formerly of Gansevoort Partners as described in Liber 2364 of deeds at page 56 on the north and lands now or formerly of Carmine A. Ferrara as described in Liber 2499 of deeds at page 380 on the south; thence westerly along said division line, South 63a-531-35” West 436.56 feet .to a point; thence northerly along said division line and along the division line between land now or formerly of the Gansevoort Partners as described in Liber 2338 of deeds at page 570 on the east and lands now or formerly of Carmine A. Ferrara as described in Liber 2499 of deeds at page 385 on the west, North 40’-55’-14” West 303.34 feet to a point in the southerly line of South Pearl Street; thence easterly along the southerly line of South Pearl Street, North 49a-28146” East 414.31 feet to the point or place of beginning. Said premises are now known as St. No. 400 South Pearl Street, Albany, New York.

TOGETHER with an easement for ingress and egress in common with Carmine A. Ferrara, his heirs and assigns, being 15.0 feet in width measured perpendicularly, lying adjacent to and southerly of the southerly boundary of the above described parcel and being more particularly bounded and described as follows:

COMMENCING at a point in the westerly line of Gansevoort Street at its intersection with the southerly line of South Pearl Street; running thence southerly along. the westerly line of Gansevoort Street the following two (2) courses and distances: 1) South 41”-56’-39” East 411.05 feet to a point; thence 2) South 49”-57’-46” East 1.09 feet to the point of beginning for the herein described premises, said point being the southeasterly corner of the first above described parcel; running thence southerly along the westerly line of Gansevoort Street South 49%57’-46” East 16.40 feet to a .point in the northerly highway boundary of Interstate Route 787 as established by Appropriation Map No. 35, Parcel 94, Interstate Route Connection 540-1-1, Route 9W to Green Street; thence westerly along said northerly highway boundary, South 63°-53’-35” West 439.23 feet to a point; thence northerly through lands noel or formerly of Carmine A. Ferrara as described in Liber 2499 of deeds at page 380, North 40”-55’-14” West 15.52 feet to 6 point in the southerly line of the first above described parcel; thence easterly along the southerly line of the first above described parcel, North 63’-53’-35” East 436.56 feet to the point or place of beginning for the herein described premises. Said easement subject to license conveyed to Niagara Mohawk Power Corporation by Delaware & Hudson Railway Company dated August 23, 1972.

2

EXHIBIT D

MEMORANDUM OF PURCHASE OPTION

WHEN RECORDED RETURN TO:

Alan J. Robin, Esq.

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94118

THIS MEMORANDUM OF PURCHASE OPTION is entered into as of the            day of                 , 2008 (the “Effective Date”), by and between GANSEVOORT PARTNERS, L.P., a New York limited partnership (“Landlord”), and SIMPSON DURA-VENT COMPANY, INC., a California corporation (“Purchaser”) with reference to the following facts:

RECITALS

A.            Landlord owns the land and improvements known as 400 South Pearl Street, Albany, New York (the “Property”) which is more particularly described in Exhibit A attached hereto and made a part hereof.

B:            Tenant is currently the tenant of the Property, pursuant to a Lease dated as of the Effective Date that, among other terms, provides Tenant with the right and option to purchase the Property (the “Lease’).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.             Landlord hereby covenants and agrees that Tenant has the right and option to purchase the Property upon and subject to the terms and conditions and covenants contained in that Section 25 of that certain unrecorded Lease, which Lease is incorporated herein by this reference, including without limitation the following:

25            Option to Purchase.

(a)           Tenant shall have the right and option to purchase the Property (“Option to Purchase”).  If Tenant elects to exercise the Option to Purchase, it shall provide written notice of the exercise at Tenant’s election, on or before either (i) the first day of the 49th month of the Term or (ii) if the Renewal Option is exercised by Tenant, the first day of the 109th month of the Term (“Exercise Notice”).  If exercised, the closing sale of the Property shall occur on the Expiration Date of the Term or the Renewal Term, respectively as the case may be (“Closing Date”).  The Option to Purchase is personal to Tenant and any Affiliate of Tenant and may not be exercised by an assignee of the Lease which is not an affiliate of Tenant.

(b)           The Option Price shall be the fair market value of the Property as of the Closing Date (“Fair Market Value”).  The Fair Market Value of the Property shall be determined free and clear of the Lease.

Reference is made to the Lease for the rest of the terms and conditions of the Option.

2.             This Memorandum is not intended to change any of the terms of the Lease and in the event of any inconsistency between the terms of this Memorandum and the terms of the Lease, the terms of the Lease shall prevail. The Lease is available at the offices of Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Purchase Option dated as of the date first set forth above.

TENANT:	LANDLORD:

SIMPSON DURA-VENT COMPANY, INC.,	GANSEVOORT PARTNERS, L.P., a New
a California corporation	York limited partnership

By:	By:
Stephen P. Eberhard	Martin Wawrla,
President	General Partner

STATE OF CALIFORNIA
) ss.:
COUNTY OF

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared Stephen P. Eberhard, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF CALIFORNIA
) ss.:
COUNTY OF

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared                                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK
) ss.:
COUNTY OF

On the            day of                                     , 2008, before me, the undersigned, a notary public in and for said state, personally appeared Martin Wawrla,, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT A

PROPERTY DESCRIPTION

All that tract or parcel of land situate, lying and being located on the southerly side of South Pearl Street, in the City of Albany, County of Albany, State of New York, being more particularly bounded and described as follows:

BEGINNING at a point in the southerly line of South Pearl Street at its intersection with the westerlyline of Gansevoort Street, said point being the northeasterly corner of the herein described parcel; running thence southerly along the westerly line of Gansevoort Street the following two (2) courses and distances: 1) South 41”-58’-39” East 411.05 feet to a point; thence 2) South 49”-57’-46” East 1.09 feet to a point in the division line between land now or formerly of Gansevoort Partners as described in Liber 2364 of deeds at page 56 on the north and lands now or formerly of Carmine A. Ferrara as described in Liber 2499 of deeds at page 380 on the south; thence westerly along said division line, South 63a-531-35” West 436.56 feet .to a point; thence northerly along said division line and along the division line between land now or formerly of the Gansevoort Partners as described in Liber 2338 of deeds at page 570 on the east and lands now or formerly of Carmine A. Ferrara as described in Liber 2499 of deeds at page 385 on the west, North 40’-55’-14” West 303.34 feet to a point in the southerly line of South Pearl Street; thence easterly along the southerly line of South Pearl Street, North 49a-28146” East 414.31 feet to the point or place of beginning. Said premises are now known as St. No. 400 South Pearl Street, Albany, New York.

TOGETHER with an easement for ingress and egress in common with Carmine A. Ferrara, his heirs and assigns, being 15.0 feet in width measured perpendicularly, lying adjacent to and southerly of the southerly boundary of the above described parcel and being more particularly bounded and described as follows:

COMMENCING at a point in the westerly line of Gansevoort Street at its intersection with the southerly line of South Pearl Street; running thence southerly along. the westerly line of Gansevoort Street the following two (2) courses and distances: 1) South 41”-56’-39” East 411.05 feet to a point; thence 2) South 49”-57’-46” East 1.09 feet to the point of beginning for the herein described premises, said point being the southeasterly corner of the first above described parcel; running thence southerly along the westerly line of Gansevoort Street South 49%57’-46” East 16.40 feet to a .point in the northerly highway boundary of Interstate Route 787 as established by Appropriation Map No. 35, Parcel 94, Interstate Route Connection 540-1-1, Route 9W to Green Street; thence westerly along said northerly highway boundary, South 63°-53’-35” West 439.23 feet to a point; thence northerly through lands noel or formerly of Carmine A. Ferrara as described in Liber 2499 of deeds at page 380, North 40”-55’-14” West 15.52 feet to 6 point in the southerly line of the first above described parcel; thence easterly along the southerly line of the first above described parcel, North 63’-53’-35” East 436.56 feet to the point or place of beginning for the herein described premises. Said easement subject to license conveyed to Niagara Mohawk Power Corporation by Delaware & Hudson Railway Company dated August 23, 1972.

SUBJECT to rights and easements, if any, of public utility companies and municipalities to maintain and operate underground and. overhead utilities and appurtenances lying, and being located within, across or adjacent to the premises above described.

SUBJECT to all rights, easements, covenants and restrictions of record.

SMOKEY ACQUISITION, INC.

June 30, 2010

Simpson Dura-Vent Company, Inc.

Simpson Manufacturing Co., Inc.

5956 W. Las Positas Blvd.

Pleasanton, CA 94588

Re:          Letter Agreement

Ladies and Gentlemen:

This letter agreement is being entered into concurrently with the execution and delivery of that certain Asset Purchase Agreement (the “APA”) dated as of June 30, 2010, among Smokey Acquisition, Inc. (“Buyer”), M&G Holding B.V., Simpson Dura-Vent Company, Inc. (“SDV”) and Simpson Manufacturing Co., Inc. (“Parent”). Capitalized terms used but not otherwise defined in this Letter Agreement shall have the respective meanings assigned to them in the APA.

1.                                       Wawrla Covenants. Reference is made to that certain Stock Purchase Agreement (the “Protech Purchase Agreement”) dated May 29, 2008 between Martin J. Wawrla as seller (“Wawrla) and SDV as buyer. Pursuant to the APA, Buyer is purchasing the Business of SDV, including the business of ProTech Systems, Inc. purchased by SDV in 2008 from Wawrla, and in this regard Buyer wishes to receive the benefits of certain provisions of the ProTech Purchase Agreement. Accordingly, SDV and Parent agree, at the request of Buyer, to use commercially reasonable efforts to enforce as against Wawrla and his Affiliates the provisions of Sections 4.14 (Covenants Regarding Competition), 4.15 (Confidential Matter), 4.16 (No Disparagement) and 4.17 (Injunctive Relief) of the ProTech Purchase Agreement. Parent and SDV will otherwise reasonably cooperate with Buyer in connection with Buyer’s efforts to obtain the benefits of such provisions of the ProTech Purchase Agreement. Such enforcement and cooperation shall be at Buyer’s sole expense and with counsel reasonably acceptable to Buyer.

SDV further agrees to perform, and Parent shall cause SDV to perform in a timely manner, all of SDV’s obligations under the Protech Purchase Agreement, including without limitation the obligation to make the payments described in Section 2.6 of the Protech Purchase Agreement when and as due. For the avoidance of doubt, nothing contained herein or in the APA shall constitute an assumption by Buyer of, or otherwise require Buyer to pay any amounts or perform any obligation under, the Protech Purchase Agreement.

2.                                       Key Employees. With respect to Section 7.9 of the APA, Buyer agrees that the employment arrangements described in Section 7.9 shall be on terms not less favorable in the aggregate to such Key Employees than those in place with respect to such Key Employees immediately prior to the date hereof.

3.                                       Victor Lambert. With respect to the offer made by Parent to Victor Lambert in a letter dated February 19, 2010, Parent and SDV agree that they shall not hereafter directly or indirectly solicit, induce or attempt to influence Mr. Lambert to (i) accept such offer made by Parent or (ii) reject any employment offer made by Buyer (or any Affiliate of Buyer) to Mr. Lambert to take effect after the Closing.

4.                                       General Provisions. The provisions of Sections 12.2, 12.4, 12.7, 12.8, 12.9, 12.10, 12.11, 12.12, and 12.13 of the APA shall apply to this letter agreement with the same force and effect as they apply with respect to the APA.

If the foregoing correctly reflects your understanding and agreement, please so indicate by signing this Letter Agreement in the space provided below.

2

Very truly yours,

Smokey Acquisition, Inc.

		By:	/s/ W. Straver
W. Straver

ACCEPTED AND AGREED:

Simpson Manufacturing Co., Inc.

By:	/s/ Karen Colonias

Title:	CFO

Simpson Dura-Vent Company, Inc.

By:	/s/ Karen Colonias

Title:	CFO

3